EXHIBIT 10.1

EXECUTION VERSION

MASTER TERMS AGREEMENT

by and between

NAVIENT SOLUTIONS, LLC

and

HIGHER EDUCATION LOAN AUTHORITY OF THE STATE OF MISSOURI

Dated as of May 7, 2024

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33.13	Limitation on Liability of Directors, Members, Officers, Employees and Agents of Parties	80
33.14	Severability	80
33.15	UCITA Not Applicable; Exclusion of UN Convention	80
33.16	Remedies Cumulative	80
33.17	Amendment and Modification of Agreement	80
33.18	Survival	80
33.19	Entire Agreement	80

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TABLE OF EXHIBITS

Exhibit	Exhibit Name
Exhibit A	Definitions
Attachment A-1	Regulatory Requirements
Exhibit B	Forms of Servicing Agreements
Attachment B-1	Servicing Agreements Executed Upon Effective Date
Attachment B-2	Third Party Subservicing Agreements
Exhibit C	Fee Schedule
Exhibit D	Service Levels
Exhibit E	Transition Terms and Transition Plan
Exhibit F	Security Requirements
Exhibit G	Servicer Sites
Exhibit H	Assets
Attachment H-1	Shared Assets
Attachment H-2	Acquired Equipment
Attachment H-3	Assigned Contracts
Exhibit I	Form of Bill of Sale
Exhibit J	Critical Services and Systems
Exhibit K	Servicer Systems – Update Access
Exhibit L	Human Resource Terms
Exhibit M	Governance
Exhibit N	Reports
Exhibit O	Permitted Subcontractors
Exhibit P	Insurance Requirements
Exhibit Q	Form of Lease/Subleases
Attachment Q-1	Fishers Office Sublease
Attachment Q-2	Fishers Data Center Sublease
Attachment Q-3	Wilkes-Barre Lease
Exhibit R	Servicer Software
Exhibit S	Change Control Procedures
Exhibit T	RFP and RFP Response
Attachment T-1	Navient’s RFP
Attachment T-2	Servicer’s Response to Navient’s RFP
Exhibit U	Servicer’s Current Business Continuity Plan
Exhibit V	Key Servicer Personnel

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MASTER TERMS AGREEMENT

THE MASTER TERMS AGREEMENT (the “Agreement”) effective as of the 7th day of May, 2024 (“Effective Date”), is entered into by and between Navient Solutions, LLC, a limited liability company formed under the Laws of Delaware (“Navient”) and the Higher Education Loan Authority of the State of Missouri, a body politic and corporate and public instrumentality of the State of Missouri (“Servicer” or “MOHELA”) (each, a “Party” or, collectively, the “Parties”).

RECITALS

WHEREAS, Navient desires to have Servicer act as a servicer for all private student loan and HEAL and FFELP loan portfolios that, as of the Effective Date, are serviced by Navient using the student loan servicing platform of First Data Resources, LLC, an Affiliate of Fiserv Solutions, LLC (“Fiserv”), including the Earnest and NaviRefi loan portfolios, and for any new Loans that Navient acquires or disburses after the Effective Date that Navient places with Servicer;

WHEREAS, Servicer is in the business of, among other things, servicing private student loan and HEAL and FFELP loan portfolios; and

WHEREAS, Navient desires to use Servicer’s services to service such loan portfolios and Servicer desires to provide such servicing to Navient, subject to and in accordance with the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and respective representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the Parties agree as follows:

1. STRUCTURE

1.1 Agreement. The Agreement consists of the Master Provisions, the Servicing Agreements, the Leases, the Exhibits and the Project Schedules.

1.2 Definitions. Unless otherwise defined in the Agreement (including the Exhibits hereto), capitalized terms used in the Agreement have the meanings set forth in Exhibit A.

1.3 References.

(a) References to a Section (including any subsections and subparagraphs thereto) or Article (including any Sections, subsections and subparagraphs thereto) in a document shall be to such Section or Article in such document unless otherwise provided.

(b) References to any Law shall mean references to such Law in changed or supplemented form or to a newly adopted Law replacing a previous Law.

(c) Unless the context requires otherwise, (i) “including” (and its derivative forms) means including but not limited to, (ii) “may” means has the right, but not the obligation, to do something and “may not” means does not have the right to do something, (iii) “written” or “in writing” is used for emphasis in certain circumstances, but neither the reference to a writing requirement or the absence thereof shall derogate from or waive the general application of the notice, consent, approval and amendment requirements set forth in the Agreement in those and other circumstances, (iv) use of the singular includes the plural and vice versa, and (v) use of the masculine gender includes the feminine and neuter genders, and vice versa.

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(d) References to a day or time shall be to a calendar day or time unless a Business Day is expressly referenced. References to months, quarters or years shall be deemed references to calendar months, quarters or years.

(e) References to “as part of the Services” or “at no charge to Navient” are inserted for the avoidance of doubt and shall mean that Servicer shall provide the services and resources at no additional charge. All services and activities required by the Agreement that do not have an express billing unit or pricing mechanism are provided as part of the Services and at no charge to Navient.

(f) References in the Agreement to “$” shall be deemed a reference to United States dollars unless otherwise specified.

1.4 Consents, Approvals and Requests.

(a) For the purposes of the Agreement, any consent, notice, approval or agreement to be given or made under any provision of the Agreement by either Party shall be made or given in writing.

(b) Except as specifically set forth in the Agreement, all consents, approvals and agreements to be given by either Party under the Agreement shall not be unreasonably withheld, denied or delayed and each Party shall make only reasonable requests under the Agreement.

1.5 Headings. The Article and Section headings, Table of Contents and Table of Exhibits are for reference and convenience only and shall not be considered in the interpretation of the Agreement.

1.6 Order of Precedence. The documents included within the definition of “Agreement” have the following order of precedence (with those in (a) having the highest precedence and those in (e) having the lowest precedence), unless the lower prevailing document specifically states that it is expressly amending a provision in the higher prevailing document and such amendment is executed in accordance with the requirements of the Agreement:

(a) the Master Provisions, together with the definitions in Exhibit A;

(b) the Exhibits (other than Exhibit A);

(c) Servicing Agreements;

(d) the Program Manual; and

(e) Project Schedules.

1.7 Fundamental Principle of Good Faith and Fair Dealing. In entering into the Agreement, Navient and Servicer each acknowledge and agree that all aspects of the business relationship and dealings between Navient and Servicer contemplated by the Agreement, including the performance of all obligations and the exercise of all rights under the Agreement, shall be governed by the fundamental principle of good faith and fair dealing.

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1.8 Servicing Agreements. Navient and Servicer agree that (a) upon the Effective Date, the Parties shall execute and deliver the servicing and subservicing agreements in the forms set forth in Attachment B-1, and (b) prior to the Service Start Date, the Parties shall execute and deliver the third party subservicing agreements listed in Attachment B-2, each of which shall be substantially based on one of the agreed upon forms in Attachment B-1 and contain substantially the same services, functions, processes and responsibilities to be performed by Servicer as were performed by Navient pursuant to the related third party servicing agreement prior to the Service Start Date (each executed servicing or subservicing agreement, a “Servicing Agreement”). Servicer shall perform the Services as set forth in Servicing Agreements entered into pursuant to the Agreement. The Servicing Agreements properly executed in accordance with the terms of the Agreement are hereby incorporated into and made part of the Agreement and are subject to and governed by the Master Provisions and the Exhibits, in addition to the terms of the applicable Servicing Agreement. The Servicing Agreements are standalone and independent of one another. Navient shall have the right to add or terminate one or more Servicing Agreements, or parts thereof, without increasing the Fees. The Fees cover all of the Services and obligations set forth in the Servicing Agreements and the Agreement (including the Exhibits, attachments and annexes hereto) including, for example, governance and compliance responsibilities, except as otherwise set forth in the Servicing Agreements or the Agreement. No additional fees are payable by Navient or the Navient Entities with respect to the Services and obligations set forth in Servicing Agreements and the Agreement (including the Exhibits, attachments and annexes hereto).

1.9 Project Schedules. Servicer shall perform the projects as set forth in Project Schedules entered into pursuant to the Master Provisions. The Project Schedules properly executed in accordance with the terms of the Master Provisions are hereby incorporated into and made part of the Agreement. If the Project Schedule is for a project that is billable, the pricing in the Project Schedule covers all of the services and obligations set forth in the Project Schedule, as well as all of the additional services to be provided by, and additional obligations of, Servicer under the Master Provisions, including, for example, governance and compliance responsibilities with regard to the applicable project. If the Parties do not agree on whether the proposed project services are part of the Services, Servicer shall begin performing the project services upon Navient’s instruction to begin work and the matter shall be resolved in accordance with the dispute resolution process set forth in Section 30.1. If the Parties agree that the project services are part of a project that is separately billable, but the fees have not been agreed upon, then Navient shall pay the rates set forth in the applicable rate card set forth in Exhibit C for the number of resources approved by Navient while the dispute regarding the fees is being resolved. If the resource is not covered by the rate cards, Servicer’s commercially reasonable rates consistent with the discounts and rates otherwise provided to Navient shall apply.

2. TERM

2.1 Master Term. The term of the Agreement shall commence as of 12:00:00 a.m., Eastern Time on the Effective Date and shall continue in full force and effect for so long as any of the Servicing Agreements remain in effect, unless terminated earlier or extended or renewed in accordance with the Agreement (the “Master Term”). A Project Schedule shall terminate upon the termination of the Agreement for the same reasons as the Agreement itself was terminated, unless otherwise directed by Navient.

3. SCOPE OF SERVICES

3.1 Generally. Servicer agrees to provide the Services, subject to and in accordance with the terms of the Agreement. Without limiting the generality of the foregoing, commencing on the Service Start Date, Servicer shall perform the servicing of the Loans consistent with the activities and requirements described in Navient’s Request for Proposal (“RFP”) and Servicer’s RFP response submitted September 12, 2023, each of which is incorporated herein by reference, subject to any revisions of such servicing activities and requirements expressly set forth in the terms of the Agreement or the Program Manual. The RFP and Servicer’s RFP response are attached hereto as Exhibit T.

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3.2 Ownership of Assets. The Parties acknowledge that, as between the Parties, Navient shall retain title to, and ownership and exclusive control of, the Loans, and that Servicer shall not acquire any title to, security interest in or other rights of any kind in or to the Loans. Servicer shall not file any lien or any other encumbrance on, exercise any right of setoff against, or attach or assert any claim in, any Loan unless authorized pursuant to a judicial or administrative proceeding or order or the express terms of the Agreement. Upon the sale or termination of the Servicing Rights by Navient or the termination of the Agreement in whole or in part, the Servicing Rights granted to Servicer hereunder shall terminate, and upon such termination of the Servicing Rights, Servicer shall have the obligations otherwise set forth in the Agreement, as applicable.

3.3 Loans to be Serviced.

(a) Upon the terms and subject to the conditions of the Agreement and the Servicing Agreements, Servicer agrees to provide the Services for the Loans that Navient places with Servicer. Servicer shall service all private student loan and HEAL and FFELP loan portfolios serviced by Navient on the student loan servicing platform of Fiserv as of the Service Start Date, including Earnest and NaviRefi loan portfolios, except for any other Loans that require third party consent for Servicer to act as servicer until such time that Navient obtains the consent required for Servicer to act as servicer. With respect to Earnest and NaviRefi loan portfolios, the Navient Entities will provide the customer portal and customer service call center, and Servicer will be responsible for all other activities. In addition, Servicer shall also respond to reasonable inquiries regarding historical files in Servicer’s custody as part of the Services. In connection with providing the Services, Navient agrees to use commercially reasonable efforts to furnish copies of the records in Navient’s possession relating to the Loans which are necessary to enable Servicer to perform the Services. All records, data processing media and other information submitted by Navient with respect to the Loans shall be in their current format. Servicer shall be under no duty or obligation to inquire into the nature or authenticity of the transactions represented by the records or other data submitted by Navient or its agent for processing. Navient shall be responsible for compliance with Laws as they relate to the origination and disbursement of the Loans converted to the Servicer System. Navient will forward to Servicer promptly any documentation or notice of activity that may occur with regard to a Loan then being serviced by Servicer that Navient receives. Navient will deliver or cause to be delivered to Servicer promptly any material written borrower communications documentation related to the Services that it receives at any time after the Service Start Date with respect to any Loan then being serviced by Servicer, including letters, customer complaints, notices of death or disability, notifications of bankruptcy filings, including court filings and adversary petitions, adjudications of bankruptcy and like documents, and forms requesting a deferment, forbearance or loan cancellation.

(b) Navient shall designate the Loans that Servicer shall service under the Agreement as of the Service Start Date (as specified in Exhibit E).

(c) Servicer shall provide the Services with respect to any new Loans that Navient acquires or disburses after the Effective Date that Navient places with Servicer. Subject to the following sentence, Navient shall not be obligated to use Servicer to service such new Loans or provide any other Services with respect to such new Loans. However, Navient shall offer Servicer the opportunity to service such new Loans in accordance with the terms of the Agreement before Navient offers the opportunity to service such Loans to an unaffiliated third party; provided that Navient shall not be required to make such an offer to Servicer where such Loans are (i) associated with a company or securitization issuer acquired by Navient, (ii) associated with a servicing client that directs Navient to use a different third party servicer or (iii) acquired by Navient on a servicing retained basis.

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3.4 Included Services. If any services, functions or responsibilities not specifically described in the Agreement are an inherent or necessary part of the Services or required for the proper performance or provision of the Services, they shall be deemed to be implied by and included within the scope of the Services to the same extent as if specifically described in the Agreement. If the parties do not agree on whether the services, functions or responsibilities are part of the Services, the matter shall be resolved as set forth in Section 30.1.

3.5 Resources. Except as otherwise expressly provided in the Agreement, Servicer shall be responsible for providing the facilities, personnel, Software and Equipment and other resources as necessary for Servicer to provide the Services in Servicer’s reasonable judgment.

3.6 Servicer Systems. Servicer shall not make any material change to the Servicer Systems that would reasonably be expected to result in any additional costs or fees to Navient or to adversely affect performance of the Services, or move Servicer Systems to a different provider, without the prior written consent of Navient, which shall not be unreasonably withheld; provided that in no event shall Navient be responsible for any additional costs or fees associated with any such move or change, including any fees that may be owed to the provider of the then-current Servicer System.

3.7 Languages.

(a) All material (including Deliverables and documentation) developed or provided by Servicer shall be in English and such other languages as shall be mutually agreed.

(b) All Servicer Personnel who interact with Navient shall be proficient in the English language and all Navient Personnel who interact with Servicer shall be proficient in the English language.

(c) All Servicer Personnel who interact with Customers shall be proficient in English (and a sufficient number of Servicer Personnel must also be proficient in Spanish and such other languages as shall be mutually agreed, consistent with Navient’s identified business needs).

3.8 Security. During the Master Term and any Termination Assistance Period, Servicer shall implement, maintain and update information security measures to comply with the rules and procedures and guidelines set forth in the Agreement, including Exhibit F (as may be amended by the Parties from time to time pursuant to the Change Control Procedures).

3.9 Filing and Reporting Services. If Servicer fails (a) to make proper or appropriate filings or (b) undertake proper or appropriate reporting actions, including tax filings and tax reporting actions, in each case that are required of Servicer under the Agreement within the specified time frames as required (or Servicer fails to provide the necessary data or information that Servicer is required to provide to be contained in filings or reports to be made in a timely fashion), and such failure is not due to a Navient Failure, Servicer shall fully reimburse Navient for any filing or reporting penalties, charges, fines or similar amounts, and any interest on such amounts (collectively, “Penalties and Interest”), to the extent such Penalties and Interest are attributable to the failure of Servicer, or any Servicer Agent or Servicer Personnel, to perform as required by the Agreement. Servicer will also fully reimburse Navient for any professional fees paid by Navient (or a Navient Entity) in connection with addressing any Penalties and Interest attributable to the failure of Servicer, or any Servicer Agent or Servicer Personnel, to perform as required by the Agreement. Any reimbursements required of Servicer under this provision will be made by ACH transfer to Navient (to an account specified in writing by Navient) no later than five Business Days after Navient’s presentation to Servicer of evidence of payments and request for reimbursement.

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3.10 Data Segregation. Navient Confidential Information stored on systems used in connection with the Services in a production environment shall be logically separated from information of Servicer and its other clients that is stored on such systems. Navient Confidential Information stored on backup media shall be (a) rotated and erased in accordance with Servicer’s backup procedures, but in any event in cycles of a maximum of 14 days or other mutually agreed upon timeframe based upon Servicer’s backup technology and backup procedures, and (b) logically separated from information of Servicer and its other clients stored on such media. Archival or other media that is not backup media as described in the preceding sentence on which Navient Confidential Information, including any Loan Documents, is stored shall not contain any information of Servicer (other than technical data that are inherent in the creation and management of the media) or its other clients and solely shall store such Navient Confidential Information.

3.11 Servicer Sites. A list of all Servicer Sites as of the Effective Date is set forth in Exhibit G. In no event shall any Services be performed from a Servicer Site located outside the United States without Navient’s prior written consent. Servicer shall notify Navient of any relocation or addition to the Servicer Sites.

3.12 Navient Sites

. Navient shall allow visits by Servicer Personnel to Navient Sites (at Servicer’s expense) as reasonably needed for Servicer to perform the Services under the Agreement. To the extent Servicer visits or has Servicer Personnel located at Navient Sites, Servicer shall (a) ensure that the Navient Sites are treated and used in a reasonable manner and that Servicer Agents and Servicer Personnel at the Navient Sites comply with all policies and procedures (including badging procedures) governing access to or use of such Navient Sites that have been provided or made available prior to such access or use, and (b) ensure that neither Servicer nor any Servicer Agents commit, and use all reasonable efforts to ensure that no third party invited by Servicer commits, any act in violation of any Laws in such Servicer-occupied Navient Site or, to Servicer’s knowledge, any act in violation of, or which increases the cost of, Navient’s insurance policies or in breach of the applicable obligations under the applicable real estate leases for such Servicer-occupied Navient Sites.Navient and Navient Personnel shall be subject to reciprocal obligations as those set forth in this Section 3.12, mutatis mutandis, when visiting at Servicer Sites.

3.13 Leased and Subleased Space.

(a) As of the Effective Date, the Parties shall enter into the following agreements: (i) the agreement for sublease of office and vault space in 11100 USA Parkway, Fishers, Indiana 46037 (the “Fishers Building”) between Navient and Servicer (the “Fishers Office Sublease”); and (ii) the agreement for lease of space in 220 Lasley Avenue, Wilkes-Barre, Pennsylvania 18706 (the “Wilkes-Barre Building”) between Navient and Servicer (the “Wilkes-Barre Lease”). Within 15 days after the Effective Date, Servicer shall notify Navient whether Servicer has decided to enter into an agreement for sublease of data center space in the Fishers Building between Navient and Servicer (the “Fishers Data Center Sublease”), and if Servicer decides to enter into the Fishers Data Center Sublease, and the Parties shall execute and deliver the Fishers Data Center Sublease. If Servicer elects not to enter into the Fishers Data Center Sublease by the date described in this Section 3.13(a), all references to the Fishers Data Center Sublease in the Agreement shall thereafter be of no force or effect.

(b) The Fishers Office Sublease and the Fishers Data Center Sublease shall be subject to obtaining Prime Landlord’s consent by May 31, 2024. Navient shall promptly request and use commercially reasonable efforts to procure such consent. If the Parties are unable to obtain the Prime Landlord’s consent for the Fishers Office Sublease or the Fishers Data Center Sublease by May 31, 2024 (or such later date as the Parties may otherwise agree in writing), then Servicer shall be responsible, at its expense, for procuring alternative space necessary to provide the applicable servicing.

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(c) The forms for the Fishers Office Sublease, Fishers Data Center Sublease and Wilkes-Barre Lease (collectively, the “Leases”) are set forth in Attachments Q-1, Q-2 and Q-3, unless the Prime Landlord requires a specific change to the Fishers Office Sublease or the Fishers Data Center Sublease in which case the Parties shall work in good faith to address the Prime Landlord’s change in an expeditious manner to execute the required documents within the preceding timelines.

3.14 Technical Support and Personnel. Navient and Servicer shall designate an appropriately trained representative or representatives, which for Servicer shall be the Servicer Product Development & Delivery Manager (as defined in Exhibit M), to serve as the technical contacts to communicate regarding all requests or aspects of technical support necessitated by the Agreement. Navient or Servicer, as applicable, shall promptly notify the other in writing of any changes to such contacts, which changes shall become effective upon the other Party’s receipt of such notice. Among other responsibilities, such representative(s) shall meet periodically to review whether Servicer is maintaining the personnel and resources necessary to perform Servicer’s obligations under the Agreement. For the purposes of this Section 3.14, notification by e-mail shall satisfy each Party’s notification requirements; provided that such e-mail notification is sent to at least two appropriate employees of the receiving Party.

3.15 Enhancements.

(a) From time to time, Servicer may wish to release enhancements to the Services, including enhancements (i) to improve incremental operations of the Servicer Systems without significant changes to either the overall features or functional components of the Servicer Systems beyond maintenance type improvements, such as improved application page flows, changes to minimize data re-entry requirements, or basic enhancements around placement or display of fields on a screen (“General Enhancements”) and (ii) that materially impact Customer functionality, presentation or workflow, or introduce additional services and functionality (“Functional Enhancements” and, together with the General Enhancements, “Enhancements”).

(b) On a quarterly basis, Servicer shall provide Navient with the projected release schedule for Enhancements during the next 12 months, and shall provide Navient with notice of any changes to such release schedule that advance any scheduled release date at the time such change is known (but at least 30 days’ advance notice). At least 30 days prior to the planned release of an Enhancement, Servicer shall provide to Navient a notice that (i) describes the applicable Enhancement and specifies the planned timing of the release and (ii) for Enhancements to the Servicer Systems describes (A) whether the Enhancement includes a control that enables Navient to activate or de-activate the Enhancement and (B) if the Enhancement would adversely impact Navient, the Customers or the Services or result in security risk, noncompliance with Laws or additional costs to Navient. Any Enhancement to the Servicer Systems that would adversely impact Navient, the Customers or the Services or result in security risk, noncompliance with Laws or additional costs to Navient, must be approved by Navient prior to release to Navient or any Customers. For Functional Enhancements to the Servicer Systems that are intended for release to Customers, in the event that Navient does not otherwise have approval rights and the Functional Enhancement does not include an activation control, if Navient has any reasonable concerns about the Functional Enhancement being released to Customers, Servicer shall work with Navient to modify the applicable portion of the Functional Enhancement in a manner that addresses Navient’s reasonable concerns.

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(c) At no additional charge to Navient, subject to Section 3.15(b), Servicer shall make available to Navient and to Customers, Servicer’s General Enhancements, to the extent and within reasonable time frames of when made generally available to Servicer’s other clients. If and to the extent that the General Enhancements are to the Servicer Systems, then the General Enhancements shall be implemented for Navient, unless otherwise subject to Section 3.15(b). If a General Enhancement that is implemented for Navient has a control that allows individual Servicer clients to elect whether such enhancement will apply to such Servicer client and its customers, Navient may elect whether to activate such General Enhancement.

3.16 Acceptance.

(a) Navient shall be entitled to conduct reasonable acceptance testing at its expense of (i) Deliverables to confirm that such Deliverables satisfy the applicable requirements (including for Transition system setup, user setup, connectivity, website development, data files, reports, telephone lines and Loan Documents); (ii) changes to the Servicer Systems that affect compatibility or integration with Navient Systems; and (iii) changes to Servicer Systems that affect the delivery or accuracy of reporting. Prior to delivering any such Deliverable or change to Navient, Servicer shall conduct user acceptance testing to Servicer’s satisfaction and consistent with industry standards and shall deliver, along with such Deliverable or change, a copy of the scope and final results of Servicer’s user acceptance testing. Servicer shall deliver such Deliverables or changes to Navient with sufficient time to permit proper completion by Navient of such acceptance testing without delaying the scheduled release in the applicable production environment (which shall be at least two weeks for minor Deliverables or changes (e.g., maintenance items) and at least four weeks for major Deliverables or changes, unless otherwise agreed by Navient (with the Parties to mutually agree as to minor/major status)).

(b) Navient may conduct the acceptance tests, with the support of the relevant resources of Servicer, to confirm that the items in clauses (i)-(iii) of Section 3.16(a) meet the applicable requirements. In the event that Navient elects to conduct acceptance testing, Navient shall notify Servicer of its intent to do so within a reasonable period of time prior to the date that such Deliverable or change is projected to be used in a production environment, with sufficient time to permit proper completion of such acceptance testing without delaying the scheduled release of the applicable production environment.

(c) In the event that Navient elects to conduct acceptance testing, Navient shall inform Servicer thereof and the schedule for completion consistent with the timing requirements of Section 3.16(b). As soon as reasonably possible after the satisfactory completion of the acceptance tests, Navient shall provide written notification to Servicer as to whether the Deliverable has passed the acceptance tests (a “Navient Completion Notice”). If Navient has not provided Servicer with a Navient Completion Notice five Business Days prior to the date such Deliverable or change is projected to be used in a production environment, then Servicer shall provide notice to the Navient Business Lead (as defined in Exhibit M) of such failure by Navient to provide the Navient Completion Notice.

(d) If any Deliverable or change being acceptance tested fails to satisfy the acceptance tests (if any), Navient shall give Servicer prompt written details of the failure, and if it does fail:

(i) Servicer must use commercially reasonable efforts to correct the failure in the Deliverable or change being acceptance tested as promptly as practicable so that the acceptance tests can be repeated and, unless otherwise expressly set forth in the Project Schedule, the cost of such corrective measures shall be borne by Servicer;

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(ii) Servicer must promptly give Navient written notice when it has corrected the Deliverable or change being acceptance tested and the acceptance tests can be repeated; and

(iii) Navient (with the support of the relevant resources of Servicer, as reasonably required by Navient) must conduct the repeated acceptance tests as soon as reasonably practicable or, if applicable, in accordance with the implementation plan for repeated acceptance tests.

(e) If the repeated acceptance tests are not successfully completed within the period specified (which for Project Schedules shall be specified in the applicable Project Schedule) or, if none, within a reasonable time (in each case other than to the extent caused by a failure by Navient), then Navient may elect one of the following:

(i) to reject the Deliverable or change being acceptance tested and, if applicable, (A) seek resolution of the matter as may be mutually agreeable, (B) require that Servicer not place the Deliverable or change into a production environment or (C) if (A) and (B) are not practicable, terminate the applicable Project Schedule;

(ii) to accept the Deliverable or change being acceptance tested as is, subject to an equitable reduction in associated fees; or

(iii) to require (for up to three requests with respect to a given item being acceptance tested) Servicer to continue to use commercially reasonable efforts, where practical, to remedy the defect and re-present the Deliverable or change for further acceptance testing, in which case Sections 3.16(c) and (d) shall continue to apply.

(f) If, after placing any Deliverable or change into a production environment, Navient determines in its reasonable judgment that such Deliverable or change has an adverse impact on the Services and/or reporting, Servicer shall, upon Navient’s request, confer with Navient to determine a reasonable resolution of the matter, which may include de-installing such Deliverable or making a change thereto, in any case as may be agreed with Navient.

(g) Acceptance testing does not in any way relieve Servicer’s obligations to provide conforming Deliverables and changes as required by the Agreement. Navient’s review, approval or acceptance (or election not to conduct acceptance testing) for any of the Deliverables or changes shall not be construed to operate as a waiver of any rights under the Agreement or of any cause of action arising out of the performance of the Agreement.

3.17 Prohibited Promotion and Marketing. Notwithstanding anything herein to the contrary, Servicer hereby covenants and agrees that it will not promote or market to any borrowers any loans or services that compete with any loans or services offered by Navient or any Navient Entity, or otherwise attempt to refinance or consolidate any Loans serviced by Servicer on behalf of Navient or any Navient Entity, (a) in connection with providing the Services or (b) otherwise using Navient Data. The foregoing restriction includes all communication channels and touch points (including, by way of example and not limitation, inbound and outbound calls and emails, web pages, any mailings concerning the status of their account and direct personal and automated interactions).

3.18 Navient Responsibilities. Navient’s failure to perform any of its obligations or responsibilities set forth in the Agreement, including the Servicing Agreements, shall not be deemed to be a breach by Navient or the Navient Entities or to be grounds for termination by Servicer (except for nonpayment pursuant to Section 25.2). Servicer’s nonperformance of its obligations under the Agreement, including the Servicing Agreements, shall be excused if and to the extent (a) such Servicer nonperformance directly results from (i) Navient’s, Navient Entities’ or Navient Agents’ failure to perform the obligations or responsibilities of Navient (or a Navient Entity) expressly set forth in the Agreement; (ii) Navient’s, Navient Entities’ or Navient Agents’ wrongful acts or omissions that materially prevent or cause delay in the performance by Servicer; or (iii) inaccurate or incomplete Student Loan Files provided by Navient to Servicer; (b) Servicer provides Navient with reasonable notice of an occurrence described in preceding clause (i), (ii) or (iii) and the actual or anticipated consequences of such occurrence; and (c) Servicer uses commercially reasonable efforts to perform notwithstanding an occurrence described in preceding clause (i), (ii) or (iii) (a “Navient Failure”).

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4. TRANSITION

4.1 Transition Generally.

(a) Servicer shall perform the preparation, setup and implementation activities required of Servicer necessary for the successful transition to and assumption of responsibility by Servicer of the Services (the “Transition”), including the setup of the technology and infrastructure and onboarding of personnel and such additional tasks as described on Exhibit E (collectively, the “Transition Services”).

(b) For a transition period of up to 18 months following the Effective Date (or for such other period as agreed to by the Parties) to be defined during Transition planning, Navient will continue the student loan servicing with respect to the loan portfolios to be serviced by Servicer to ensure a smooth transition in the servicing process.

(c) Subject to the terms and conditions of the Agreement, Navient will support Servicer’s performance of the Transition Services by completing the tasks and providing the other support as described on Exhibit E(“Transition Support”).

4.2 Transition Plan.

(a) Servicer shall create a transition plan (with appropriate contingency plans) describing the tasks, methods, procedures and timing of the steps Servicer shall take to transition responsibility and operation of the servicing from Navient (the “Transition Plan”). The Transition Plan shall, among other things, include the following: (i) the phases of transition of the servicing from Navient to Servicer, (ii) Transition Milestones, (iii) expected involvement of Navient and required Transition Support and (iv) contingencies. Servicer will provide Navient a copy of the Transition Plan for Navient’s review and approval, which approval will not be unreasonably withheld, delayed or conditioned.

(b) Servicer shall execute the Transition, including managing and implementing the Transition Plan, which shall cover (i) all implementation, migration and system setup and integration activities with Navient and other third party providers such as Fiserv, (ii) conversion of Navient Transitioned Employees and (iii) the timing of the transfer of all assets.

4.3 Transition Milestones.

(a) A list of milestones relating to Servicer’s obligations pursuant to this Article 4 that are critical to the Navient Entities are set forth in the Transition Plan (each a “Transition Milestone” and collectively, “Transition Milestones”). The Transition Milestones shall include, at a minimum, the Rebranding Date, the Service Start Date and the System Migration Date.

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(b) As part of the Transition Services, Servicer shall establish and make available for the Navient Entities’ use as to Navient Data, the Enterprise Data Warehouse, including all Navient databases (the “EDW”). Without limiting the generality of the foregoing, Servicer shall create a secured enclave within the EDW to which the Navient Entities shall have direct access. Each of Navient and Servicer shall be responsible for their own costs and expenses incurred in connection the establishment of the EDW. If Navient is notified by Servicer that Navient’s use of EDW in reporting or other ad hoc queries or Navient Systems’ access to the EDW is adversely impacting performance by Servicer, Navient will work with Servicer to make changes to lessen any adverse impact on Servicer’s performance. For the avoidance of doubt, the EDW shall be considered a Servicer System for purposes of the Agreement. As part of the Services, Servicer shall host, maintain and make the EDW available for Navient Entities’ use as to Navient Data throughout the Master Term and any Termination Assistance Period. Subject to Section 3.6, the Parties agree that Servicer shall have the right to make reasonable changes to the EDW, including changes intended to achieve efficiencies, during and following the Transition. Navient is responsible for maintaining the Navient Data and its databases in the secured enclave within the EDW to which the Navient Entities shall have direct access and modifying the same.

4.4 Transition Fees and Costs.

(a) If the Service Start Date does not occur within the 12-month period following the Effective Date, Servicer shall, unless the delay of the Service Start Date is the result of a Navient Failure, commence paying to Navient a monthly fee equal to 5% of the cost of Navient’s continued employment of the Navient Affected Employees for each month the Transition is extended past the initial 12-month period.

(b) To the extent that Servicer provides agreed-upon (in writing) services to service Loans and incurs costs prior to the Service Start Date, Navient shall pay Servicer’s actual costs to provide such services plus a 10% markup; provided, however, that Navient will not be responsible for any of Servicer’s setup costs. The specific services eligible for payment by Navient to Servicer are as follows: services to service Loans on behalf of Navient provided by any Navient Transitioned Employee prior to the Service Start Date.

(c) To the extent that Navient provides services to support Servicer in servicing the Loans as described in Attachment E-2 to Exhibit E after the Service Start Date, Servicer shall pay Navient the prices therefor as set forth in Attachment E-2 to Exhibit E. To the extent that Navient subsequently agrees to provide and provides any other services to support Servicer in servicing the Loans and incurs costs after the Service Start Date, Servicer shall pay Navient’s actual costs to provide such services plus a 10% markup. Such actual costs shall include amounts, if any, paid or committed to be paid to any third party to obtain or extend any consent, waiver, license or approval of any third party required in order to continue to perform such services beyond the Service Start Date.

(d) In the event the Transition is not fully completed by December 31, 2025, then the price of the Transition Support provided by Navient to Servicer shall be subject to a quarterly increase of 5% on the portion not transitioned (i.e., only as to Transition Support actually still needed). For example, if the price of the applicable Transition Support still needed on December 31, 2025 is 110% of the actual cost to provide such services (i.e., the actual costs to provide such portion of the Transition Support services still needed plus a 10% markup), then the price of Transition Support for the portion of the Transition Support services still needed for the first quarter of 2026 will be 115.5% of the actual cost to provide such services, the price for Transition Support for the second quarter of 2026 will be 121.3% of the actual cost to provide such services and so on.

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(e) If Servicer needs assistance of Navient Personnel to support migration and other setup efforts, knowledge transfer or other agreed-upon functions, upon Servicer’s request, Navient agrees to provide such assistance subject to the availability of the Navient Personnel and at mutually agreed upon times, and Servicer shall pay Navient based upon an agreed upon rate card (i.e., with hourly rates based on the level and type of employee); provided, however, that Navient agrees to provide a reasonable amount of Transition Support (e.g., for (i) de minimis requests for information or documentation by Servicer and (ii) responding to requests made by Servicer in the normal course of business) without charge subject to further discussion of the Parties. Navient shall, subject to Section 4.13, use commercially reasonable efforts to make then-current Navient Personnel available to provide such Transition Support. To the extent Servicer requests Transition Support that will be chargeable to Servicer, the Parties shall agree on the scope of such support in writing before the charges shall begin to accrue.

(f) After Navient employees transition to Servicer, if Navient needs assistance from a Navient Transitioned Employee unrelated to the Services, upon Navient's request, Servicer agrees to provide such assistance subject to the availability of the Navient Transitioned Employee and at mutually agreed upon times, and Navient shall pay for such assistance based upon an agreed upon rate card (i.e., with hourly rates based on the level and type of employee); provided, however, that Servicer agrees to provide a reasonable amount of assistance (e.g., for (i) de minimis requests for information or documentation by Navient and (ii) responding to requests made by Navient in the normal course of business) without charge subject to further discussion of the Parties. Servicer shall use commercially reasonable efforts to make Navient Transitioned Employees available to provide such assistance. To the extent Navient request assistance that will be chargeable to Navient, the Parties shall agree on the scope of such assistance in writing before the charges shall begin to accrue.

4.5 Use of Transition Support. Except as otherwise agreed by the Parties in writing, Servicer shall use Transition Support provided by Navient solely for the purpose of servicing the Loans for Navient and shall not use Transition Support for any other purpose (including to perform services for any other third-party customer of Servicer), except that Servicer may use mutually agreed upon shared resources to work on Servicer’s other loan portfolios and business lines.

4.6 Performance Standards. Navient shall provide the Transition Support in substantially the same manner and with substantially the same degree of care as Navient has provided such services to Navient and its Affiliates prior to the Effective Date. Notwithstanding the foregoing, Servicer acknowledges that Navient is not in the business of providing the Transition Support (or services of a like nature) to third parties, and that the Transition Support is being provided to Servicer by Navient solely to facilitate the Transition of the servicing contemplated by the Agreement. As such, nothing in the Agreement will require or be interpreted to require Navient to provide Transition Support to Servicer beyond the scope and content of such existing service as performed by Navient to Navient and its Affiliates prior to the Service Start Date.

4.7 Consents and Approvals. Navient will use commercially reasonable efforts to obtain any required consent, waiver, license or approval of any third party in order to provide Transition Support. If, despite Navient’s efforts to obtain such third party’s consent, waiver or approval, such third party’s consent has not been obtained, Navient and Servicer will cooperate in good faith to devise an alternative arrangement for the provision of such Transition Support. If no reasonable alternative arrangement is available, Navient shall not be required to provide the affected Transition Support. All costs associated with the foregoing consents and reasonable alternatives shall be borne by Servicer. Servicer shall, at Navient’s request, provide commercially reasonable assistance in obtaining the foregoing consents and reasonable alternatives (which may include delaying the Service Start Date if necessary). For clarity, it is agreed that this Section 4.7 does not relate to any regulatory or debt holder consents, including under consent decrees, that Navient has agreed to which shall remain the obligation of Navient.

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4.8 Use of Third-Party Providers. In providing the Transition Support, Navient may employ the services of one or more third parties (“Third-Party Providers”). If the Transition Support provided by Third-Party Providers do not meet the terms of Navient’s contract with the Third-Party Provider, Navient will use commercially reasonable efforts to enforce the terms of its contract with the Third-Party Provider.

4.9 Designated Contacts and Project Managers. Navient and Servicer each will (a) designate a representative to act as its primary contact person with respect to the Transition and (b) appoint a person to act as its Transition manager (“Transition Manager”) to deal with issues arising out of the performance of the Transition and to facilitate orderly provision and receipt of the Transition Services or Transition Support, as applicable. Each Party agrees to provide reasonable access (in person, by telephone or electronically via e-mail) to its Transition Manager for problem resolution.

4.10 Cooperation. The Parties will use commercially reasonable efforts to cooperate with each other in all matters relating to the Transition. The Navient Transitioned Employees shall support Servicer in implementing the Transition, at no cost to Navient.

4.11 Dependencies. To the extent that the Transition Support is dependent on timely, accurate and complete information and documentation from Servicer and/or the cooperation and decision-making of Servicer and/or the observance by Servicer of the provisions of the Agreement (including the performance of Servicer’s responsibilities in the Transition Plan), then Navient will be excused from any failure to meet its obligations to provide or cause to be provided timely, accurate and complete Transition Support (including any failure to meet any applicable performance standard in Section 4.6) to the extent Servicer fails to provide timely, accurate and complete information, documentation, cooperation or decision-making to Navient as reasonably necessary for the provision of such Transition Support and/or fails to observe the provisions of the Agreement. Navient will use commercially reasonable efforts to notify Servicer of any such failure. Servicer will be excused from any failure to meet its obligations to provide or cause to be provided such timely, accurate and complete Transition Services to the extent caused by a Navient Failure.

4.12 Purchase and Sale of Assets

(a) Shared Assets.

(i) Upon the terms and subject to the conditions of the Agreement, Navient hereby agrees to and hereby does sell, assign, transfer and convey to Servicer, and Servicer hereby agrees to and hereby does purchase, assume, acquire and accept from Navient, an undivided joint ownership interest in and to certain Navient-owned customizations and configurations set forth on Attachment H-1 attached hereto (the “Shared Assets”) upon the Effective Date.

(ii) Each of Navient and Servicer shall have full rights of ownership with respect to the Shared Assets, including the right to reproduce, use, develop, improve, perform, display, manufacture, create derivative works of and otherwise fully exploit the Shared Assets without restriction and in parallel with each other without the further consent of, or accounting to, the other joint owner. For the avoidance of doubt, all Derivatives (as defined herein) prepared from the Shared Assets or any part thereof (A) after the Effective Date but prior to the date on which such Shared Asset is delivered to Servicer (in each case, such date, the “Delivery Date”) shall be deemed to be part of the Shared Assets, and as such, shall remain jointly owned by Navient and Servicer, regardless of which Party developed such Derivative of the Shared Assets and (B) after the Delivery Date shall not be deemed to be Shared Assets and, therefore shall be and remain the exclusive property of the applicable joint owner developing such Derivative of the Shared Asset. Each joint owner of the Shared Asset shall have all right and ability to obtain registrations of the Intellectual Property Rights in and to the Derivative of the Shared Asset created by it (1) after the Effective Date but prior to the Delivery Date, with the prior written consent of the other joint owner, and (2) after the Delivery Date, without the consent of, or accounting to, the other joint owner. In furtherance of the foregoing, (a) neither Navient nor Servicer shall seek to claim rights in such Shared Asset that would inhibit the other Party’s ability to use or exploit such Shared Asset (including any jointly-owned Derivatives thereof) for itself or others and (b) Navient and Servicer each shall, and does hereby, assign and convey to the other all rights, titles and interests necessary to give full effect to such joint ownership of the Shared Assets (including any jointly-owned Derivatives thereof).

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(iii) If either Navient or Servicer conceives, creates or develops a modification, enhancement or derivative work of a Shared Asset (“Derivative”) (A) after the Effective Date but prior to the Delivery Date, such Derivative shall be included in the Shared Assets and each of Navient and Servicer shall own an undivided joint ownership interest in and to the Derivative, together with any and all Intellectual Property Rights inherent in the Derivative and appurtenant thereto and (B) after the Delivery Date, such Party alone shall own all right, title and interest in the Derivative, together with any and all Intellectual Property Rights inherent in the Derivative and appurtenant thereto. If either Navient or Servicer ever obtains any patent rights covering any of the Shared Assets (including any Derivative created prior to the Delivery Date), or any component thereof, such Party hereby grants to the other Party a non-exclusive, perpetual, transferable, worldwide, irrevocable, royalty-free, fully paid-up license under such patent rights to make, have made, use, import, export, offer for sale and sell or otherwise provide or dispose of products and services covered by such patent rights or to practice any process in connection therewith, with the right to sublicense the same.

(iv) With respect to Shared Assets and Derivatives thereof, if either Navient or Servicer ever obtains patent rights covering any of the Shared Assets, any Derivative (created prior to or after the Delivery Date), or any component thereof, such Party hereby covenants that it shall not assist in (except to respond to discovery as required by Law), commence or prosecute, directly or indirectly on its behalf or on behalf of or by assisting others, any action or proceeding against the other Party (or any of its sublicensees, transferees or any third party working on behalf of such other Party) based upon any infringement or other violation of any of such patent rights as a result of such other Party (or any of its sublicensees) making, having made, using, importing, exporting, offering for sale and selling or otherwise providing or disposing of products and services covered by such patent rights or practicing any process in connection therewith.

(v) Each Party shall take commercially reasonable efforts to protect the trade secret status of the Shared Assets consistent with the efforts it takes to protect similar trade secrets used in the conduct of its business.

(vi) The Parties may take such actions as they may mutually agree in good faith in writing from time to time, at their expense, to maintain, protect and enforce Shared Assets, including taking any action in respect of any alleged or actual infringement of the Shared Assets.

(vii) Navient shall deliver to Servicer the Shared Assets after the Effective Date, through a mutually acceptable means of delivery in accordance with the Transition Plan, at a mutually acceptable time or times following the Effective Date, in each case, as agreed upon in good faith by the Parties.

(viii) Navient shall provide existing playbooks and documentation for the Shared Assets and reasonable assistance to support knowledge transfer activities relating to the Shared Assets at times agreed in accordance with the Transition Plan.

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(b) Acquired Equipment. Navient shall transfer (or shall cause the Navient Entities to transfer) to Servicer, and Servicer shall accept (or shall cause an Affiliate of Servicer to accept), all of Navient’s (or the Navient Entities’) right, title and interest in and to the Equipment listed in Attachment H-2 (the “Acquired Equipment”) as of the applicable dates as set forth in the Transition Plan. The Parties acknowledge that additional Equipment that is within the scope of the Services may be identified through assessments and inventories of Navient Sites made after the Effective Date. The Parties may mutually agree in writing to treat such additional Equipment as Acquired Equipment in accordance with this Section 4.12(b) and Attachment H-2. The transfer of the Acquired Equipment shall be effected in accordance with an Equipment bill of sale in form substantially similar to the form set forth in Exhibit I. In addition, Navient shall assign (or shall cause the Navient Entities to assign) to Servicer (or the applicable Affiliate of Servicer) all rights of Navient (or the Navient Entities) under any assignable warranty provided by a third party with respect to such Acquired Equipment. The Equipment bills of sale shall be entered on the date set forth in the Transition Plan with an effective date as set forth in the Transition Plan.

(c) Third-Party Contract Assignment.

(i) It is the Parties’ intent to have Navient assign (or to cause the Navient Entities to assign) to Servicer, and for Servicer to accept (or to cause an Affiliate of Servicer to accept), as of the Service Start Date (or such other date agreed to by the Parties in the Transition Plan), the third party vendor contracts listed in Attachment H-3 (such contracts once assigned, the “Assigned Contracts”), subject to the terms of this Section 4.12(c)(i). The Parties shall cooperate in good faith with a view to accomplishing the assignment of the Assigned Contracts by the Service Start Date (or such other date agreed to by the Parties in the Transition Plan). Navient will use commercially reasonable efforts to obtain required vendor consents necessary to assign the third-party vendor contracts listed in Attachment H-3 to Servicer. Servicer shall be responsible for any fees charged by any third party in connection with such assignment or consent. If Servicer chooses not to accept the assignment of any third-party vendor contracts listed in Attachment H-3 or if Navient is unable to obtain the required consent, then Servicer shall be responsible, at its expense, for entering into its own contract with the applicable third-party vendor or otherwise adopting an alternative approach to providing the servicing without the assignment of the applicable third-party contract.

(ii) The assignment/novation of each of the Assigned Contracts shall be effected by the delivery of an instrument as are agreed upon by the Parties and subject to obtaining any required consents, as applicable. The Assigned Contracts shall be assigned or novated by Navient (or the Navient Entities) to Servicer in their form on the date of assignment or novation and Navient makes no representation or warranty regarding any of the Assigned Contracts.

(d) DISCLAIMER OF WARRANTIES. NAVIENT (OR THE APPLICABLE NAVIENT ENTITIES) TRANSFERS THE SHARED ASSETS, ACQUIRED EQUIPMENT AND ASSIGNED CONTRACTS TO SERVICER (OR THE APPLICABLE AFFILIATE OF SERVICER) ON AN “AS IS, WHERE IS” AND “WITH ALL FAULTS” BASIS, WITH NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED (INCLUDING NO (i) WARRANTY OF MERCHANTABILITY, (ii) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) WARRANTY OF TITLE, (iv) WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY, OR (v) WARRANTY OF COMPLIANCE OF THE PURCHASED ASSETS WITH ANY APPLICABLE LAWS OR REQUIREMENTS, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE), EXCEPT FOR THE SPECIFIC WARRANTY SET FORTH IN THE FOLLOWING SENTENCE. Notwithstanding the foregoing, Navient warrants that to the best of Navient’s knowledge, Navient (or the applicable Navient Entities) shall transfer the Shared Assets to Servicer (or the applicable Affiliate of Servicer) free and clear of any liens and encumbrances. To the extent that Navient has any liability for breach of the foregoing warranty, Navient’s liability shall be limited to the amount paid by Servicer for the Shared Asset giving rise to such liability; provided, that if such amount is not sufficient to discharge the lien or encumbrance then at Servicer’s option the applicable Shared Asset shall not be deemed to be transferred (and, in such case, shall be returned and Servicer shall no longer retain any right, title or interest in or to such Shared Asset).

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(e) NON-RELIANCE. SERVICER ACKNOWLEDGES AND AGREES THAT IT IS THE EXPRESS INTENTION OF NAVIENT AND SERVICER THAT THE SHARED ASSETS, ACQUIRED EQUIPMENT AND ASSIGNED CONTRACTS WILL BE CONVEYED AND TRANSFERRED TO SERVICER “AS IS” AND “WHERE IS” AND WITH ALL FAULTS, AND WITHOUT RECOURSE AGAINST NAVIENT, EXCEPT AS EXPRESSLY SET FORTH IN THE FINAL TWO SENTENCES OF SECTION 4.12(d). SERVICER HAS CONDUCTED ITS OWN INDEPENDENT INVESTIGATION, REVIEW AND ANALYSIS OF THE SHARED ASSETS, ACQUIRED EQUIPMENT AND ASSIGNED CONTRACTS AND ACKNOWLEDGES THAT IT HAS BEEN PROVIDED ADEQUATE ACCESS TO THE PERSONNEL, PROPERTIES, ASSETS, PREMISES, BOOKS AND RECORDS AND OTHER DOCUMENTS AND DATA OF NAVIENT FOR SUCH PURPOSE, AND SERVICER HEREBY ASSUMES THE RISK THAT ADVERSE MATTERS, INCLUDING LATENT OR PATENT DEFECTS, MAY NOT HAVE BEEN REVEALED BY SERVICER’S INVESTIGATION, REVIEW AND ANALYSIS. SERVICER ACKNOWLEDGES AND AGREES THAT (i) IN MAKING ITS DECISION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS SECTION 4.12, SERVICER HAS RELIED SOLELY UPON ITS OWN INVESTIGATION AND THE WARRANTY OF NAVIENT SET FORTH IN THE PENULTIMATE SENTENCE OF SECTION 4.12(d) AND (ii) NEITHER NAVIENT NOR ANY OTHER PERSON HAS MADE, OR IS MAKING, ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO NAVIENT, THE SHARED ASSETS, ACQUIRED EQUIPMENT OR ASSIGNED CONTRACTS, EXCEPT FOR THE WARRANTY SET FORTH IN THE PENULTIMATE SENTENCE OF SECTION 4.12(d). SERVICER, WITH ITS COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS SECTION 4.12 AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. SERVICER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THE AGREEMENT AND THAT NAVIENT WOULD NOT HAVE AGREED TO ENTER INTO THE AGREEMENT OR TO SELL OR TRANSFER THE SHARED ASSETS, ACQUIRED EQUIPMENT OR ASSIGNED CONTRACTS TO SERVICER WITHOUT SUCH DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS SECTION 4.12. THE TERMS AND CONDITIONS OF THIS SECTION 4.12(e) WILL EXPRESSLY SURVIVE THE EXPIRATION OR TERMINATION OF THE AGREEMENT.

(f) Purchase Price. Navient shall sell the Shared Assets to Servicer for a purchase price of $1.00 plus the amount of the Rate Share Payments to be made by Servicer to Navient, as such Rate Share Payments are described in Exhibit C. Navient shall sell the Acquired Equipment (other than the Equipment required for the EDW (the “Acquired EDW Equipment”)) to Servicer at market rates to be determined as follows: the greater of (i) the depreciated value of the asset and (ii) the fair market value of the asset, in each case as mutually agreed by the Parties. Navient shall sell the Acquired EDW Equipment to Servicer at book value. The Acquired EDW Equipment shall not be subject to the Rate Share Payments as described in Exhibit C.

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(g) Bulk Sales. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Shared Assets, Acquired Equipment or Assigned Contracts to Servicer.

(h) Taxes. All transfer, sales, use, registration, documentary, stamp, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Section 4.12 (including with respect to the Shared Assets, the Acquired Equipment and the Assigned Contracts) shall be borne and paid by Servicer when due. Servicer shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Navient shall cooperate with respect thereto as necessary). For avoidance of doubt, Servicer shall not be responsible for income tax, capital gains tax or other tax treatment of Navient with respect to the foregoing.

4.13 Limitation of the Transition Support

. Except as expressly agreed herein, in connection with the performance of its obligations under the Agreement, in no event shall the Navient Entities be obligated to: (a) make modifications to Navient Systems; (b) acquire additional assets, Equipment, rights or properties (including computer equipment, Software, furniture, furnishings, fixtures, machinery, tools and other tangible personal property) that are not in the ordinary course of operations of the Navient Entities; (c) hire or train additional employees or maintain the employment of any specific employee; (d) perform any service that it, in good faith, believes requires consent, approval, authorization or bargaining, with respect to any collective bargaining agreement or other labor agreement with any labor union, works council or organization; or (e) pay any incremental costs related to the transfer or conversion of data from the Navient Entities to Servicer. Servicer acknowledges and agrees that it is responsible for all management, governance, compliance and other decisions relating to its use of the Shared Assets, the Acquired Equipment and the Assigned Contracts, and for determining whether the Transition Support performed by the Navient Entities in accordance with the Agreement put Servicer in a position to meet Servicer’s obligations under applicable laws, contracts and other obligations applicable to Servicer. Without limiting the generality of the foregoing, Servicer alone shall be responsible for approving, accepting and determining whether to implement and/or use any of the Transition Support that is an advisory service, consulting service or a service supporting or implementing a move/add change request.

5. BUSINESS CONTINUITY PLANS

5.1 General.

(a) Throughout the Master Term and any Termination Assistance Period, Servicer shall maintain a written business continuity/disaster recovery plan that meets the requirements of the Agreement (the “Business Continuity Plan”) and the capacity to execute such plan. A copy of Servicer’s current Business Continuity Plan is attached hereto as Exhibit U, and such plan shall at all times comply with the requirements of the Agreement. Under no circumstances shall Servicer be excused from implementing the Business Continuity Plan in the event of a disaster.

(b) As of the Service Start Date and thereafter throughout the Master Term and the Termination Assistance Period(s), Servicer shall implement and comply with the Business Continuity Plan for the Services and the Servicer Sites to recover the Critical Services and Systems as defined in Exhibit J within the time period set forth in Exhibit J. Servicer shall, at least annually, test, review and update (if necessary) the Business Continuity Plan then in effect, to include any changes in projects, systems and Servicer Personnel providing the Services.

(c) On an annual basis, Servicer shall provide Navient with a copy of Servicer’s most current Business Continuity Plan, or make such plan available for review by Navient at a mutually agreed upon Servicer Site. Additionally, Servicer shall provide Navient with a summary of its annual Business Continuity Plan test highlighting results of the test and any identified opportunities to improve the Business Continuity Plan. No material adverse change to such Business Continuity Plan shall be implemented without Navient’s prior written approval.

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(d) There shall be no charge to Navient for the implementation or operation of any Business Continuity Plan or additional fees for Services as a result of the declaration of a disaster or disruption to the Services. Servicer shall not be relieved from implementing the Business Continuity Plan upon the occurrence of a Force Majeure Event.

(e) Upon the occurrence of any disaster requiring use of the Business Continuity Plan, Servicer shall (i) promptly notify Navient of same, and Servicer shall provide to Navient and the Customers equal access (adjusted for relative volume and types of services actually utilized) to business continuity services as Servicer’s other clients in the provision of the Services; and (ii) at a minimum restore the Critical Services and Systems in accordance with Exhibit J (and all of the Services within 72 hours following the occurrence of the disaster or business interruption) by implementing the Business Continuity Plan.

(f) If Navient reasonably determines that Servicer has not executed or cannot execute its Business Continuity Plan following a disaster and cannot meet Servicer’s obligations to restore the Services as set forth in Exhibit J, Servicer shall promptly, at Servicer’s sole cost, seek the Services from an alternative source. If Servicer fails to promptly obtain such alternative source, then Servicer shall, at Servicer’s sole cost, assist and support Navient in seeking the Services from an alternative source and provide Termination Services as described in Section 26.1 and Section 26.2.

5.2 Incident Reporting

. In addition to Servicer’s obligations under Section 5.1 relating to disasters requiring the implementation of the Business Continuity Plan, Servicer shall report promptly via email to Navient, and in any event no later than when Servicer provides such information to any of its other clients, as applicable, malfunctions or delays that cause the Services to be unavailable for use by Navient or the Customers, excluding regular published maintenance periods. Servicer’s proposed solution to such malfunction or delay, including a detailed description in writing of such solution to such problems and estimated resolution times, if applicable, shall be provided to Navient as soon as reasonably practicable, but in no event more than five Business Days after such malfunction or delay.

6. NEW SERVICES AND OBLIGATION TO PROVIDE THE SERVICES

6.1 Proposals for New Services. Navient in its discretion from time to time may request that Servicer perform New Services. Within a reasonable period of time after such request, Servicer shall prepare and submit to Navient a proposal for the performance of the New Services (such proposal shall include necessary and reasonable scoping and analysis of the New Services in order to be able to specify the applicable personnel resources and the applicable fees). Servicer agrees that any fees set forth in a proposal for New Services shall be commercially reasonable, and, if Navient requests, Servicer shall provide documentation supporting the determination of such fees. Servicer shall notify Navient of any charges payable by Navient for preparation of such proposal to the extent significant scoping and analysis activities are required and obtain Navient’s consent to proceed. Navient shall not be required to accept any such proposal or proceed with the creation of or implementation of any proposal. Navient shall not be obligated to obtain any New Services from Servicer, nor shall Navient be prevented from requesting or obtaining such services from a third party. Servicer shall not begin performing any New Service until a Project Schedule containing the fees therefore and the other terms of such New Services has been approved in writing by the Parties.

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6.2 Obligation to Provide Services. Upon Navient’s request, and subject to Article 15, as applicable, Servicer is required to provide any service that is within the scope of the Services and Servicer shall not be entitled to decline to perform any such service, unless the performance of such service is not technically possible or would be in violation of Law.

6.3 Right of First Offer. Prior to entering into any definitive agreement with a third party that is not an Affiliate or a securitization issuer sponsored by Navient to sell a portfolio of Loans then being serviced by Servicer (excluding any charged-off Loans), Navient shall first offer such portfolio to Servicer for sale on the same economic and legal terms. If Servicer does not accept the offer to purchase such portfolio within five Business Days, Navient may sell the portfolio to a third party.

7. CUSTODIAL PROVISIONS

7.1 Custody of Loan Files. After the Service Start Date, Servicer shall act as custodian of the following documents or instruments (collectively the “Student Loan Files”):

(a) all electronic records evidencing each Loan, including historical Loans (the “Loan Documents”);

(b) any and all other documents and computerized records that Servicer shall keep on file, in accordance with Servicer’s customary procedures, relating to each Loan, including historical Loans, or any obligor with respect thereto; and

(c) all Loan files in Navient’s vault prior to the Service Start Date and all Loan files on the Servicer Systems; for avoidance of doubt, the foregoing does not include any hard copy Loan files that as of the Service Start Date were kept off-site and not in space leased by Servicer pursuant to the Leases unless such Loan files are subsequently furnished to Servicer and relate to any Loan(s) serviced by Servicer pursuant hereto.

7.2 Duties of Servicer as Custodian. Servicer shall hold the Student Loan Files for the benefit of Navient, as master servicer, the applicable securitization issuer, Navient Affiliate or Third Party Loan Holder (“Loan Owner”) and the related secured parties, if any, and maintain accurate and complete accounts, records and computer systems pertaining to each Student Loan File. For Student Loans that were executed electronically, either (a) Servicer will maintain possession of the electronic records evidencing the Loan Documents or (b) Navient will hold and maintain, or have an agreement with the previous holders or servicers of such Loan Documents under which the relevant holder or servicer agrees to hold and maintain on its behalf, the electronic records evidencing the Loan Documents, in each case as may be necessary to enforce the Loan Documents or as may be required by applicable e-sign Laws. In performing its duties as custodian, Servicer shall act with reasonable care, using that degree of skill and attention that Servicer exercises with respect to the student loan files relating to comparable student loans that Servicer services on behalf of itself and its Affiliates and shall ensure that it fully complies with all applicable Laws with respect thereto. Servicer shall promptly report to Navient any material failure on its part to hold the Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. The terms of Section 24.4 shall not be applicable to the content of any Student Loan Files present on the Effective Date in any vault at a location leased to Servicer pursuant to the Leases. Further, Servicer shall not be responsible for incomplete or inaccurate content in Student Loan Files to the extent such incomplete or inaccurate content was present in the Student Loan File prior to the transfer of such Student Loan File by Navient to Servicer. Servicer shall be responsible for the maintenance of any Student Loan File transferred by Navient to Servicer after the effective date of transfer, and for the maintenance of any new Student Loan Files created after the Service Start Date, including the accuracy and completeness of the content therein. If Servicer has to move the Student Loan Files from the vaults in either the Wilkes-Barre Lease site or the Fishers Office Sublease site (including pursuant to Section 7.3) at the end of the applicable Lease (or in the case of the Fishers Office Sublease site, if the prime landlord does not provide consent for such sublease), Navient and Servicer shall agree upon a plan, use reasonable efforts to minimize costs and equally split the cost of identifying the historical Student Loan Files through a report and Navient shall be responsible for the cost of removal and any transport of the historical Student Loan Files that are beyond the retention period required by Law as of Service Start Date, and Servicer shall be responsible for the cost of removal and any transport of the other Student Loan Files.

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7.3 Maintenance of and Access to Records. Servicer shall maintain each Student Loan File at one of its offices or at such other office as shall be consented to, in writing, by Navient. Upon reasonable prior notice, Servicer shall make available to Navient and the applicable Loan Owners and secured parties, if any, or their respective duly authorized representatives, attorneys or auditors, a list of locations of the Student Loan Files and the related accounts, records and computer systems maintained by Servicer at such times during normal business hours as the applicable Loan Owners and secured parties, if any, shall instruct. Prior to the expiration or earlier termination of each of the Wilkes-Barre Lease and Fishers Office Sublease where a vault containing Student Loan Files is maintained, the Parties will discuss the impact of the expiration or termination, including any reduction in the quantity of historical Student Loan Files being maintained in such vault.

7.4 Release of Documents. Upon written instruction from Navient, Servicer shall release any Student Loan File, at such place or places as Navient may reasonably designate, as soon as practicable. Navient shall cooperate with Servicer and the applicable Loan Owners and secured parties, if any, to provide Servicer with access to the Student Loan Files in order for Servicer to continue to service the Student Loans after the release of the Student Loan Files, subject to any Pass-Through Expenses related to shipping for any documents requested by Navient.

8. PROPRIETARY RIGHTS

8.1 Ownership of Navient Pre-Existing Intellectual Property. All worldwide Intellectual Property Rights in and to the Navient Pre-Existing Intellectual Property shall belong exclusively to Navient perpetually. Servicer hereby assigns, transfers and conveys irrevocably and perpetually to Navient all of its worldwide Intellectual Property Rights in and to any and all Navient Pre-Existing Intellectual Property. Servicer hereby waives to the extent permitted by Law any and all of its rights relating to certain “moral rights” that Servicer may have in any Navient Pre-Existing Intellectual Property, and other rights that Servicer may have in certain resale proceeds of any Navient Pre-Existing Intellectual Property that may be deemed to be literary works.

8.2 Ownership of Servicer Pre-Existing Intellectual Property. All worldwide Intellectual Property Rights in and to all Servicer Pre-Existing Intellectual Property shall belong exclusively to Servicer (or Servicer’s licensors as applicable under Servicer’s third-party agreements) perpetually. Navient hereby assigns, transfers and conveys irrevocably and perpetually to Servicer all of its worldwide Intellectual Property Rights in and to any and all Servicer Pre-Existing Intellectual Property. Navient hereby waives to the extent permitted by Law any and all of its rights relating to certain “moral rights” that Navient may have in any Servicer Pre-Existing Intellectual Property, and other rights that Navient may have in certain resale proceeds of any Servicer Pre-Existing Intellectual Property that may be deemed to be literary works.

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8.3 Customizations.

(a) If Navient requests development efforts which require customization of Servicer Systems (“Customizations”), Servicer shall handle such request, as applicable, pursuant to the Change Control Procedures or as a New Service. The resulting Project Schedule shall include the scope of the Services to be performed by Servicer, and the fees (if any) to be paid by Navient for such work. Customizations shall be owned by Navient unless otherwise set forth in the Project Schedule.

(b) Servicer shall own (i) the Customizations and all other modifications, enhancements or derivative works of the Servicer Systems, if any, which the applicable Project Schedule expressly states that they will be owned by Servicer, and (ii) all processes and practices that Servicer implements in the Servicer Systems and other business operations, and in each case (i) and (ii) all Intellectual Property Rights therein, in each case of the foregoing, without restriction. Servicer agrees that the foregoing does not grant Servicer the right to disclose to its other customers or third parties any Navient New Intellectual Property.

(c) Servicer shall not, and shall cause the Servicer Agents to not, specifically, actively market to other clients or customers the availability of the Customer-facing distinguishing features that are implemented on Servicer Systems and that are paid for by Navient pursuant to a Project Schedule. However, if a client or customer approaches Servicer independently requesting the same or a substantially similar Customer-facing distinguishing feature, then if Navient has not paid for such Customer-facing distinguishing feature, Servicer may make such Customer-facing distinguishing feature available to such client; provided, that, (i) in no event may Servicer use or disclose Navient Confidential Information, and (ii) subject to the preceding clause (i), the provisions of this Section 8.3(c) shall not limit Servicer’s ability to develop and implement features on Servicer Systems that in Servicer’s judgment are required by Law. Further, if Navient pays for the costs associated with implementing a Customer-facing distinguishing feature, and subsequently, Servicer decides to provide the results of such Customer-facing distinguishing feature to Servicer’s other clients, Servicer shall provide Navient a credit against the Fees in an amount so that Navient is only responsible for its proportionate share of the costs associated with such Customer-facing distinguishing feature, or an otherwise mutually agreeable amount.

8.4 Navient New Intellectual Property. Navient shall own perpetually all right, title and interest in and to, together with any and all Intellectual Property Rights, inherent in and appurtenant to (and subject to Servicer’s ownership of any Servicer Pre-Existing Intellectual Property) the Navient New Intellectual Property. For the avoidance of doubt, Navient New Intellectual Property does not include any Servicer New Intellectual Property. Servicer hereby assigns, transfers and conveys irrevocably and perpetually to Navient all of its worldwide right, title and interest in and to, together with any and all Intellectual Property Rights inherent in and appurtenant to, any and all Navient New Intellectual Property. Servicer hereby waives to the extent permitted by Law any and all of its rights relating to certain “moral rights” that Servicer may have in any Navient New Intellectual Property and other rights that Servicer may have in certain resale proceeds of any Navient New Intellectual Property that may be deemed to be literary works.

8.5 Servicer New Intellectual Property. Subject to Navient’s ownership of Navient Data and Navient Confidential Information contained therein and to the extent not covered by Section 8.4, Servicer shall own the Servicer New Intellectual Property. For avoidance of doubt, Servicer New Intellectual Property does not include any Navient New Intellectual Property.

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8.6 Assignment of and Limited License to Navient Intellectual Property.

(a) To the extent any Intellectual Property Rights in the Navient Intellectual Property may vest in Servicer or Servicer Agents, Servicer hereby assigns, transfers and conveys, and shall cause all Servicer Agents to hereby assign, transfer and convey, irrevocably and perpetually to Navient all worldwide Intellectual Property Rights in and to any and all Navient Intellectual Property, effective in each case as of and from the creation of such Intellectual Property Rights. Servicer hereby waives any and all of its rights relating to certain “moral rights” that Servicer may have in any Navient Intellectual Property and other rights that Servicer or any Servicer Agent may have in certain resale proceeds of any Navient Intellectual Property that may be deemed to be literary works.

(b) During the Master Term and, if applicable, the Termination Assistance Period, subject to Section 8.11, Navient hereby grants to Servicer a nonexclusive, royalty-free, worldwide, nontransferable (except in connection with a transfer of the Agreement permitted under Section 33.4), sublicensable (to Permitted Subcontractors) limited license to Use and Process the Navient Data and Use Navient Intellectual Property, in each case, subject to the other license conditions and restrictions set forth in this Section 8.6 and solely as necessary to enable Servicer to perform the Services in accordance with the Agreement during the Master Term and any Termination Assistance Period(s).

(c) Except for the license rights in and to the Navient Intellectual Property expressly granted under Section 4.12(a)(iii), Section 8.6(b) and Section 10.1(b), no license or other right in or to any of the Navient Intellectual Property is granted to Servicer under the Agreement by implication, estoppel, course of dealing or otherwise by Navient or any a Navient Entity. Except as otherwise expressly permitted by the Agreement with respect to Servicer Agents in connection with the provision of the Services or a transfer of the Agreement permitted under Section 33.4, Servicer may not sublicense, assign, lease or otherwise transfer, distribute or exploit any of the Navient Intellectual Property or any of the license rights granted to it under Section 8.6(b) and Section 10.1(b) to any Affiliate of Servicer or to any third party, whether directly, indirectly or by operation of law, including by merger, stock transfer, or otherwise.

(d) Servicer shall not reverse engineer, decompile, disassemble, modify or enhance any of the Navient Intellectual Property or any part thereof or, except as permitted under the Agreement, otherwise attempt to create any modification, enhancements or derivative work thereof.

(e) All Navient Intellectual Property constitutes Navient Confidential Information and may contain valuable trade secrets of Navient. As such, Servicer shall keep all Navient Intellectual Property confidential in accordance with the provisions of Article 23.

8.7 Assignment of and License to Servicer Intellectual Property.

(a) To the extent any Intellectual Property Rights in the Servicer Intellectual Property may vest in Navient or Navient Agents, Navient hereby assigns, transfers and conveys, and shall cause all Navient Agents, to hereby assign, transfer and convey, irrevocably and perpetually to Servicer all worldwide Intellectual Property Rights in and to any and all Servicer Intellectual Property, effective in each case as of and from the creation of such Intellectual Property Rights. Navient hereby waives any and all of its rights relating to certain “moral rights” that Navient or any Navient Agent may have in any Servicer Intellectual Property and other rights that Navient or any Navient Agents may have in certain resale proceeds of any Servicer Intellectual Property that may be deemed to be literary works.

(b) Except for the license rights in and to the Servicer Intellectual Property expressly granted under Section 4.12(a)(iii), Section 8.15(b), Section 10.2 and this Section 8.7,no license or other right in or to any of the Servicer Intellectual Property is granted to Navient under the Agreement by implication, estoppel, course of dealing or otherwise by Servicer or any Servicer Agent, Servicer Personnel, or Servicer Affiliate.

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(c) Navient shall not reverse engineer, decompile or disassemble any of the Servicer Intellectual Property or any part thereof or, except as permitted under the Agreement, otherwise attempt to create any modification, enhancements or derivative work thereof.

(d) During the Master Term and, if applicable the Termination Assistance Period, Servicer hereby grants to the Navient Entities a nonexclusive, royalty-free, worldwide, nontransferable (except in connection with a transfer of the Agreement permitted under Section 33.4), license to Use the Servicer Intellectual Property as necessary for the Navient Entities to Use or receive the Services and Deliverables from Servicer (and to sublicense to Navient Agents to Use such Servicer Intellectual Property) during the Master Term and any Termination Assistance Period(s).

(e) Servicer hereby grants to the Navient Entities a perpetual, unlimited, irrevocable, nonexclusive, worldwide, royalty-free, fully paid-up, transferable license to Use (and to sublicense to agents of the Navient Entities to Use) any Servicer Intellectual Property that (i) is embedded in or integrated with Navient Intellectual Property or the business (including business processes) of the Navient Entities and Navient Intellectual Property, but only for so long as such Servicer Intellectual Property remains embedded in or integrated with such Intellectual Property or the business (including business processes) of the Navient Entities and Navient Intellectual Property and is not separately commercially exploited by Navient or (ii) is embedded in or integrated with or otherwise necessary for the Use or maintenance of the Navient New Intellectual Property (including the Deliverables, but only for so long as such Servicer Intellectual Property remains embedded in or integrated with or otherwise necessary for the Use or maintenance of the Navient New Intellectual Property (including any modifications, enhancements, adaptations or derivative works thereof, and any portion of the foregoing).

(f) Servicer hereby grants to the Navient Entities a perpetual, unlimited, irrevocable, nonexclusive, worldwide, royalty-free, fully paid-up, transferable license to Use (and to sublicense to Navient Agents to Use) the portions, and only the portions, of the EDW that store Navient Data.

(g) All Servicer Intellectual Property constitutes Servicer Confidential Information and may contain valuable trade secrets of Servicer. As such, Navient shall keep all Servicer Intellectual Property confidential in accordance with the provisions of Article 23.

8.8 Archival Media. Navient shall have and retain all rights and interests in the Navient Data that is stored on back-up and archival media of Servicer and the Servicer Agents. Upon request and at no cost to Navient, Servicer shall return the Navient Data stored on archival media to Navient on generally used media and in a generally used format requested by Navient (so that the data is readable and usable by Navient).

8.9 Access Modalities. Upon termination or expiration of the Agreement, Servicer shall, and shall cause Servicer Agents to, transfer the Access Modalities to Navient or to Navient’s designee at Servicer’s expense, effective upon the completion of any applicable Termination Assistance Period. As used herein, “Access Modalities” means communications channels, such as social media handles and telephone and/or telecopy numbers (including 800 or other toll-free numbers), (a) supplied by or transferred from Navient to Servicer for the provision of the Services or (b) provided by Servicer for use solely by Navient or Customers to use or receive the Services.

8.10 No Restriction on Use. During the Master Term and thereafter, Servicer shall not restrict (or seek to restrict) Navient or any of its Affiliates in the use of (including the use by third parties on behalf of Navient or any of its Affiliates) any processes or practices provided by Servicer (including any enhancements provided by Servicer) for use by Navient or its Affiliates under the Agreement, for the following purposes: (a) to conduct Navient’s or its Affiliates’ business, (b) to provide or receive loan origination, processing or servicing or (c) to interact with Customers or Governmental Authorities; provided, that (i) this Section 8.10 does not grant to Navient any right, and does not impose on Servicer any restriction or other obligation, with respect to any (A) Servicer Software, databases, or any documentation or copyrighted works, (B) any patents, or (C) any Servicer pricing or other financial information, and (ii) all Servicer Confidential Information remains subject to Article 23 (but with a scope of use and disclosure consistent with this Section 8.10). During the Master Term and thereafter, Navient shall not restrict (or seek to restrict) Servicer or any of its Affiliates or Servicer Agents in the use of (including the use by third parties on behalf of Servicer or any of its Affiliates or Servicer Agents) any processes or practices provided by Servicer (including any enhancements provided by Servicer) for use by Navient or its Affiliates under the Agreement, except as expressly provided in this Article 8, and provided, that all Navient Confidential Information remains subject to Article 23.

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8.11 Marks. Notwithstanding anything to the contrary in this Article 8, nothing in this Article 8 conveys any rights or interests in the Navient Marks or the Servicer Marks (or any goodwill or other rights associated therewith). The limited licenses for Servicer to use the Navient Marks and for Navient to use the Servicer Marks are subject to the terms of Article 10.

8.12 Servicer Agents. Any and all obligations of Servicer with respect to the assignment or protection of Intellectual Property rights shall apply to Servicer Agents. Servicer shall be responsible for compliance by such Servicer Agents with the obligations described in this Article 8.

8.13 Enforceability. During the Master Term and at any time thereafter, Servicer shall assist Navient or its designee, at Navient’s expense, to secure Navient’s ownership rights or title in Navient Intellectual Property in any and all countries, including the disclosure to Navient of reasonably necessary pertinent information and data with respect thereto, the execution of all applications, registrations, filings, specifications, oaths, assignments and all other instruments which Navient shall reasonably deem necessary or appropriate in order to apply for and obtain such rights and title and in order to assign and convey to Navient or its designee(s) rights and title in Navient Intellectual Property. Servicer further agrees that its obligation to assist in the execution of any such instrument or papers shall continue after the expiration or termination of the Master Term. Without limiting the foregoing, Servicer, at Navient’s request, agrees to execute assignments and confirmations of assignment of rights and title in and to Navient Intellectual Property.

8.14 Personnel; Attorney-in-Fact.

(a) Servicer shall initiate and diligently pursue such action as is reasonable under the circumstances, against any existing or former Servicer Personnel about whom Servicer has knowledge (including through written notification by Navient) that (i) such individual has disclosed Navient Confidential Information or Navient Intellectual Property in violation of the Agreement or (ii) there is an imminent, identifiable risk that such individual will or may disclose Navient Confidential Information or Navient Intellectual Property in violation of the Agreement. Servicer shall notify Navient of any disclosure or imminent risk of disclosure.

(b) Navient shall initiate and diligently pursue such action as is reasonable under the circumstances, against any existing or former Navient Personnel about whom Navient has knowledge (including through written notification by Servicer) that (i) such individual has disclosed Servicer Confidential Information or Servicer Intellectual Property in violation of the Agreement or (ii) there is an imminent, identifiable risk that such individual will or may disclose Servicer Confidential Information or Servicer Intellectual Property in violation of the Agreement. Navient shall notify Servicer of any disclosure or imminent risk of disclosure.

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(c) If after reasonable notice by either Party entitled to assignment of Intellectual Property Rights hereunder to the other Party, the assignee Party is unable to secure the other Party’s (as assignor) or any of the other Party’s employee’s or subcontractor’s signature to any lawful and necessary document to which the assignee Party is lawfully entitled under the terms of this Agreement, to apply for or execute any application with respect to the perfection of the assignee Party’s Intellectual Property Rights, the assignor Party hereby irrevocably designates and appoints the assignee Party and its duly authorized officers and agents as the assignor Party’s agents and attorneys-in-fact coupled with an interest to act for and in the assignor Party’s behalf and to execute and file any such documents to perfect the assignee Party’s ownership in such Intellectual Property Rights, and to do all other lawfully permitted acts to perfect such ownership with the same legal force and effect as if executed by the assignor Party or such assignor Party’s employee or subcontractor. Before exercising its authority under this Section 8.14(c), the assignee Party shall provide the assignor Party at least 30 days’ prior written notice.

8.15 Rights upon Termination.

(a) Return of Navient Intellectual Property. At Navient’s request at any time during the Termination Assistance Period, Servicer shall, and shall cause Servicer Agents to, deliver to Navient, at no cost to Navient, a current copy of the Navient Intellectual Property in the form used to provide the Services as of the time of Navient’s request (including, with respect to the Navient Software, in object code and, if in or should be in the possession of Servicer or Servicer Agents, source code form). Except where otherwise expressly provided in the Agreement, any and all license rights extending to Servicer or any Permitted Subcontractor in and to the Navient Intellectual Property shall terminate automatically upon the later of the expiration or termination of the Agreement or the applicable Termination Assistance Period. Promptly after the expiration or earlier termination of the Master Term or any Termination Assistance Period (or partial termination to the extent the Navient Intellectual Property, or parts thereof, is no longer required to perform the Services), or as otherwise requested by Navient Servicer shall deliver to Navient or upon Navient’s approval destroy or erase from (in a manner consistent with Section 29 of Exhibit F) any and all devices, records, data, computer disks and tapes, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, Equipment, other documents or tangible property of any type comprising or containing any Navient Intellectual Property and any and all copies and reproductions of any of the aforementioned items in the possession or control of Servicer or any Servicer Agent. Servicer shall, upon Navient’s request, certify to Navient that all such copies have been returned, destroyed or erased.

(b) Servicer Proprietary Software. In addition to the license rights set forth herein, with respect to proprietary Software of Servicer and Affiliates of Servicer not otherwise licensed to Navient, upon Navient’s request at any time during the Termination Assistance Period, Servicer shall grant Navient for its benefit a fully paid-up, nonexclusive, worldwide license to Use (and allow third parties to Use) any such proprietary Software of Servicer or Affiliates of Servicer at no charge for one year following the end of the last Termination Assistance Period. During the Master Term through the last Termination Assistance Period, such proprietary Software of Servicer or Affiliates of Servicer shall be licensed pursuant to Section 8.7. Servicer shall deliver to Navient a copy of the foregoing upon Navient’s request. Upon Navient’s request, Servicer shall provide to Navient or Successor support and maintenance services for any proprietary Software of Servicer or Affiliates of Servicer licensed under this Section 8.15(b) during the applicable license term at no charge; provided, however, if Servicer incurs any third party costs including licensing fees for Navient’s use following the end of the last Termination Assistance Period, those costs shall be passed on to and paid by Navient.

(c) Assignment of Servicer Third-Party Software. Upon Navient’s request at any time during the Termination Assistance Period, and subject to the terms of the Agreement and the applicable licenses for Servicer Third-Party Software, with respect to the Servicer Third-Party Software (including as specified in Exhibit R), Servicer shall use commercially reasonable efforts to assign or sublicense the license to such Servicer Third-Party Software to Navient, subject to any ongoing and maintenance fee, transfer fee or license fee, approved by Navient in advance. If Servicer Third-Party Software is not assignable as approved by Navient, then, upon Navient’s request, Servicer shall use commercially reasonable efforts at Navient’s expense to assist Navient or Successor in obtaining directly from third parties any Software or substitute therefor for which Navient or Successor does not assume such applicable third-party agreements.

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(d) Servicer Software. With respect to Servicer Software to be licensed or provided pursuant to the Agreement, at no time shall Navient or any Navient Entity be prevented from using and accessing such Servicer Software. The use of such Servicer Software shall be without disruption to the operations of the Navient Entities, which means that hosting, installation and support of the Servicer Software would not change or require any change, unless expressly requested by Navient. Servicer shall provide to Navient and Successor any and all object and, if available, source code for the Servicer Software and all related documentation.

9. COMMUNICATIONS

9.1 Communications Infrastructure. The Parties shall develop commercially reasonable, appropriate and cost-effective voice, data, image systems, facsimile and e-mail processes and systems to support communication between them, Service Level status, Loan servicing information and status and Personal Information as provided for and in accordance with the Program Manual. Each Party shall be solely responsible for the costs it incurs in developing such communications.

10. USE OF NAMES AND LOGOS

10.1 Navient Marks.

(a) All use of Navient’s trade names, service marks, trademarks, logos, slogans and emblems (“Navient Marks”) must be pre-approved by Navient. Servicer’s use of Navient Marks shall be in accordance with and subject to the terms of this Article 10, and the other requirements of the Agreement. Navient shall retain exclusive ownership of all Navient Marks, and all associated goodwill inuring thereto, and nothing contained in the Agreement shall create any right of Servicer or any of its Affiliates, Servicer Agents or Servicer Personnel in or to any name, logo, trade or service mark or other Intellectual Property of Navient or any Affiliates of Navient or any goodwill inuring thereto, except as expressly set forth herein.

(b) Navient hereby grants to Servicer a non-exclusive, limited, revocable, nontransferable license to use the Navient Marks and all associated goodwill inuring thereto, solely for the purpose of and in connection with the Services under the Agreement.

10.2 Servicer Marks. All use of Servicer’s trade names, service marks, trademarks, logos, slogans and emblems (“Servicer Marks”) must be pre-approved by Servicer. Navient’s use of Servicer Marks shall be in accordance with and subject to the terms of the License Agreement, the form of which is set forth in this Article 10, and the other requirements of the Agreement. Servicer hereby grants to Navient a limited, revocable, nontransferable license to use the Servicer Marks and all associated goodwill inuring thereto, solely for the purpose of and in connection with the Services under the Agreement. Servicer shall retain exclusive ownership of all Servicer Marks, and all associated goodwill inuring thereto, and nothing contained in the Agreement shall create any right of Navient or any of its Affiliates in or to any name, logo, trade or service mark or other Intellectual Property of Servicer or any Affiliates of Servicer or any goodwill inuring thereto, except as expressly set forth herein.

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10.3 Websites. Subject to Navient’s ownership of the Navient Marks and Navient Data that may be stored, accessed, used and maintained on a Servicer Hosted Site, and Servicer’s ownership of the Servicer Marks and data of Servicer, each Party acknowledges and agrees that the other Party owns all right, title and interest in and to the distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) that are associated with the other Party’s websites.

11. PERSONNEL

11.1 Employee Hiring and Communications. Exhibit L sets out the terms and conditions for certain human resources and related obligations of the Parties.

11.2 General.

(a) Servicer acknowledges that, in the course of providing the Services, Servicer and Servicer Personnel may have access to, or acquire knowledge of, confidential, proprietary or sensitive information regarding Navient, Customers and other parties with whom Navient has a relationship. Servicer agrees that all such Servicer Personnel shall be advised (i) of the standards imposed upon them with respect to the Services they render and (ii) that they are not employees or agents of Navient for any purpose. Servicer hereby agrees to be responsible for the breach by any Servicer Personnel of any of the terms of the Agreement (including the confidentiality and ownership provisions herein).

(b) Servicer shall assign an adequate number of Servicer Personnel to perform the Services. The Servicer Personnel shall be educated, trained and qualified and shall possess the skills and experience commensurate with the Services they are to perform.

(c) Servicer shall be responsible for the training of Servicer Personnel, including compliance training, product training and Navient-specific training as required by the Agreement, at no charge to Navient. This includes all new-hire and refresher training of all types (including with respect to the standards imposed upon them with respect to the Services they render, technical and domain requirements and necessary cultural and communication skills) prior to the point when the individual is qualified to meet the skill set requirements for his or her activities under the Agreement. Servicer shall implement appropriate training throughout the Master Term and any Termination Assistance Period, including training such that Servicer Personnel shall have expertise with Navient’s current or to be implemented loan programs, marketing initiatives and mutually agreed upon technology (if any) as it relates to the position they hold. If, in its reasonable judgment, Navient does not believe such training and qualifications are adequate or are not in compliance with Laws, Navient shall notify Servicer of such noncompliance and, unless Servicer proves to Navient’s reasonable satisfaction that it was in compliance, Servicer shall, promptly rectify such noncompliance whether by replacing the Servicer Personnel or providing additional training at Servicer’s cost and provide Navient with evidence thereof.

(d) Servicer shall establish, maintain and keep current training materials and other documentation required by Servicer Personnel to perform the Services. Servicer shall log and track all training and certification and maintain adequate supporting documentation to evidence Servicer’s compliance with this Section 11.2. Navient (directly or through representatives) shall have the right in accordance with Article 20, to audit the training and certification qualifications offered to and obtained by each of the Servicer Personnel, including course materials, recordings of training sessions, logs and related documentation.

(e) Servicer is responsible for all necessary recruiting and hiring costs associated with employing appropriate Servicer Personnel.

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(f) Servicer, and not Navient, shall have the right, power, authority and duty to supervise and direct the activities of Servicer Personnel and to employ Servicer Personnel on an “at will” basis (subject to the terms of Exhibit L) and to compensate them for work performed on behalf of Navient pursuant to the Agreement.

11.3 Preplacement Checks.

(a) Where permitted by Law:

(i) Servicer is responsible for taking appropriate action reasonably acceptable to Navient when Servicer or Navient has reasonable suspicion to conclude that any Servicer Personnel is under the influence of illegal drugs, marijuana (other than for medical purposes) and/or alcohol while providing Services or while at a Navient Site. Servicer shall not permit, and shall cause the Servicer Agents not to permit, any violating individual to provide the Services or work on Navient’s account.

(ii) If any person described in Section 11.3(a)(i) does not pass a drug test for unlawful drugs (excluding use for medical reasons) (it being understood that, as of the Effective Date, Servicer does drug screening only on a case-by-case basis), then Servicer, shall not permit such person to provide any Services or to be assigned to work on Navient’s account.

11.4 Replacement, Qualifications and Retention of Personnel.

(a) Servicer shall use commercially reasonable efforts to keep the turnover rate of Servicer Personnel performing the Services to a level comparable or better than the industry average for large, well-managed servicing companies. Servicer shall implement and maintain processes designed to retain the Servicer Personnel on Navient’s account during the Master Term and any Termination Assistance Period. Upon Navient’s reasonable request, Servicer shall provide data to Navient concerning the turnover rate of the Servicer Personnel performing the Services, discuss the reasons for the turnover rate, submit its proposals for reducing the turnover rate, and agree on a program to reduce the rate at no charge to Navient.

(b) Servicer shall be responsible for replacing personnel who are retiring, or who otherwise leave Navient’s account, with personnel with suitable skills, subject matter knowledge and experience to perform the roles assigned to them with or without training. In any event, notwithstanding transfer or turnover of personnel, Servicer remains obligated to perform the Services in accordance with the Agreement.

(c) Navient shall have the right to require immediate reassignment and replacement of an individual from Navient’s account, upon Navient’s request, provided the request is not for unlawful reasons and is related to job performance. If Navient requests such replacement of Servicer Personnel, Servicer shall promptly replace the individual on Navient’s account with an individual of suitable ability and qualifications; provided, that no such requests by Navient for replacement of a Navient Transitioned Employee may be made during the first 12 months following the Transfer Date. All requests for replacement of an individual from Navient’s account must be delivered in writing or email and be from a vice president or above at Navient.

(d) Nothing in this Article 11 or the Agreement shall operate or be construed as joint employment of the Servicer Personnel.

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11.5 Designated Lists. Servicer, Servicer Agents and Servicer Personnel performing the affected Services, regardless of their location, shall be validated by Servicer or the Servicer Agent, as applicable, upon assignment as not having been on any lists published and maintained by the government of the United States of persons or entities with whom any U.S. person or entity is prohibited from conducting business. Such government lists include the following website: the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control Department of Treasury at https://ofac.treasury.gov/specially-designated-nationals-and-blocked-persons-list-sdn-human-readable-lists. In the event of either Party becoming aware of any Servicer Personnel involved in providing Services being included in any list of prohibited persons or entities as listed above, Servicer shall promptly investigate and validate the identity of the person or entity and remove such person or entity from the provision of Services under the Agreement if found by Servicer to be accurately placed on such list. Servicer shall conduct an annual review of the lists mentioned above, or more frequently as reasonably requested by Navient, and shall provide to Navient results of such reviews upon request; provided that Servicer shall not be required to identify specific Servicer employees to Navient. Servicer shall report to Navient immediately if it becomes aware that the name of Servicer, Servicer Agents or any Servicer Personnel is placed on the foregoing lists, shall immediately, at Servicer’s sole expense, remove any such person or entity from performing any Services and as soon as possible replace such person with a person qualified to perform such Services and whose name does not appear on such lists. Notwithstanding the foregoing, Servicer shall use commercially reasonable efforts to cause its Servicer Agents to have the procedures set forth in this Section 11.5; provided, that if a Servicer Agent violates the requirements of this Section 11.5, Servicer shall be responsible for the consequences of such violations, including the payment of any fines or penalties assessed by a Governmental Authority.

11.6 Personnel Practices. Servicer represents, warrants and covenants to Navient that as of the Effective Date and throughout the Master Term and the Termination Assistance Period(s):

(a) it shall not discriminate based on prohibited factors including race, creed, gender, disability, marital or maternity status, religious or political beliefs, age or sexual orientation; and

(b) it shall (i) provide each Servicer Personnel at least the legal minimum wage where the facility is located; (ii) provide each Servicer Personnel with all benefits mandated by Law; and (iii) comply with the legally mandated work hours and compensate Servicer Personnel for all time worked according to local Law, including overtime work and training hours.

11.7 Immigration. Servicer hereby agrees that neither it, nor any of the Servicer Personnel, is an employee of or has any employment relationship with Navient, and Servicer shall be responsible for handling and processing all immigration and employment-related issues and requirements (including all immigration issues, processing visas, providing workers’ compensation or unemployment insurance, paying wages and benefits, paying all employment-related taxes and ensuring compliance with all Laws) arising in connection with Servicer Personnel. Navient shall reasonably cooperate in any immigration or visa activities that are specifically and solely related to the provision of the Services. Servicer shall, upon Navient’s request, verify in writing (and provide reasonable supporting documentation) that Servicer has taken commercially reasonable steps to ensure that all Servicer Personnel have valid work authorizations and visas that permit them to perform the Services in the manner and location set forth in the Agreement. If any Servicer Personnel does not have valid work authorizations or visas as necessary, Servicer shall be responsible for any resulting fines, penalties or other monetary consequences suffered by Navient or its Affiliates.

11.8 Conflict of Interest. Servicer shall not pay any salaries, commissions or fees or make any payments or rebates to any employee of Navient or any Navient Entity, or to any family member or other designee of such employee. Servicer shall not favor any employee of Navient or any Navient Entity, or any family member or designee of such employee, with gifts or entertainment of more than de minimis value or with Services or goods sold at less than full market value, unless (a) approved by an appropriate Navient representative in accordance with Navient’s policies as communicated to Servicer, or (b) in the ordinary course of Servicer’s business and without intent to influence the actions of Navient in relation to the Agreement.

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11.9 Employee Non-Solicitation. Subject to Section 26.5(e) and Exhibit L, Navient and Servicer each covenant that from and after the Effective Date they shall not solicit employees of the other Party or its Affiliates (including, in the case of Navient as the covenanting Party, the employees transferred to Servicer under the Agreement) without the other Party’s prior written consent until the earlier to occur of (a) the end of the three year period that begins on the Effective Date or (b) any termination of the Agreement by the covenanting Party. Notwithstanding anything in the Agreement to the contrary, either Party may at any time, directly or indirectly, solicit and hire any employee of the other Party after such employee is terminated by such Party, or such employee terminates his or her employment with such Party without the intention of accepting employment from the other Party. In addition, either Party may, at any time, hire any employee of the other Party that responds to an indirect solicitation by or on behalf of the Party (e.g., through a newspaper, magazine, internet or trade journal advertisement or recruitment efforts through employment agencies or recruiters) without the intention of soliciting the other Party’s employees.

11.10 Key Servicer Personnel.

(a) The individuals assigned to the Key Servicer Positions (the “Key Servicer Personnel”) are specified in Exhibit V. Each Key Servicer Personnel shall devote full time (or such lesser time as specified in Exhibit V) and effort to the provision of the Services and be dedicated for at least 24 months from the date of assignment. Servicer shall not replace, reassign or reallocate the Key Servicer Personnel from assignment to such position during the Master Term and the Termination Assistance Period unless (i) Navient consents to such reassignment or replacement or (ii) such Key Servicer Personnel (A) voluntarily resigns from Servicer or requests reduced-hours (part-time) work at Servicer, (B) is dismissed by Servicer for cause or (C) dies or is unable to work due to his or her disability. Servicer shall facilitate the replacement of Key Servicer Personnel in such a manner as to ensure an orderly succession for any Key Servicer Personnel that is replaced.

(b) Before assigning an individual to a Key Servicer Position, whether as an initial assignment or as a replacement, Servicer shall (i) notify Navient of the proposed assignment within a reasonable time frame, (ii) introduce the individual to appropriate representatives of Navient and provide a reasonable opportunity for Navient to interview the individual, (iii) provide Navient with a résumé and any other information regarding the individual that may be reasonably requested by Navient and (iv) obtain Navient’s approval of such assignment which shall not be unreasonably withheld in accordance with Section 1.4(b). Servicer shall provide Navient with a plan describing the steps and education that shall be performed regarding the turnover of responsibility to the proposed individual. Servicer shall only assign an individual to a Key Servicer Position that is approved by Navient. Servicer shall obtain Navient’s approval prior to changing or reassigning any Key Servicer Personnel. For clarity, Navient’s approval rights as to individuals in Key Servicer Positions relates to those individuals that work on Navient matters pursuant to the Agreement and does not create a right to approve individuals in their other roles at Servicer.

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12. SOFTWARE

Servicer shall have operational (including hosting), administrative, financial and maintenance responsibility for all (a) Servicer Systems, (b) external interfaces to the Servicer Systems used in connection with the Services, (c) connectivity between the Servicer Sites, (d) dedicated, encrypted data communication lines or private lines between the Servicer Sites and the Navient-designated sites (including associated routers and peripheral Equipment) and (e) Servicer’s internet connectivity. Servicer shall use the Servicer Software listed in Exhibit R in connection with the provision of the Services. Throughout the Master Term and the Termination Assistance Period, Servicer shall provide (i) view access to all Servicer Systems to the Navient Entities, including employees and contractors; (ii) view access to the applicable Servicer Systems identified on Exhibit K to the servicing clients of the Navient Entities; and (iii) direct, update access to Servicer Systems identified on Exhibit K to employees and contractors of the Navient Entities that require such access to perform their job duties and are authorized by Navient (including employees and contractors of the Navient Entities involved in the provision of the customer portal or customer service call center functions with respect to the Earnest and NaviRefi loan portfolios and other authorized Navient Personnel). After the Effective Date, Navient may request access to additional Servicer Systems, and the Parties shall update Exhibit K and the Program Manual accordingly.

13. PERFORMANCE REQUIREMENTS

13.1 Service Levels Generally. Servicer shall perform the Services in accordance with the Service Levels. The methodology pertaining to Service Levels is set forth in Exhibit D. Specific Service Levels are set forth in Exhibit D. Servicer shall measure, monitor and report on the Service Levels relating to the Services as specifically provided to Navient (not generally across multiple Servicer customers).

13.2 Reporting. Servicer shall provide to Navient, on a monthly basis no later than 15 days following the completion of each calendar month (unless Servicer requests additional time and Navient approves such request), a written report in a form as mutually agreed by the Parties that sets forth Servicer’s performance during the immediately preceding calendar month with respect to each such Service Levels, based on the measurement criteria for such Service Levels. In addition, as part of the Services, Servicer shall measure, provide and make available to Navient performance data based on Servicer’s performance for each of the Service Levels specified on Exhibit D. Servicer shall make such data available in mutually agreed upon format requirements, as part of the Services. All performance data relating to the Services shall be considered Navient Data; provided, that, Servicer may use such performance data in an aggregated, de-identified form that in no way references Navient directly or by implication.

13.3 Remedies for Performance Requirements.

(a) In the event that Servicer fails to meet any Service Level, Servicer shall notify Navient in writing of the existence of such failure, and (i) investigate such failure and collect, assemble and preserve pertinent information with respect thereto and report the root cause of the failure; (ii) minimize and/or mitigate the impact of the failure and correct the failure as soon as practicable; (iii) advise Navient orally or, upon Navient’s request, in writing in a report, on no less than a monthly basis or more frequently as requested by Navient, of the status of such corrective efforts being undertaken with respect to such failure and the cause(s) of, and procedure(s) for correcting, such failure; (iv) correct the problem causing the failure and, with respect to Service Levels, begin to meet the Service Level; (v) take appropriate preventative measures so that the failure does not recur; and (vi) to the extent requested by Navient, provide Navient with reasonable assurances satisfactory to Navient that such failure shall not recur. Servicer shall use commercially reasonable efforts to complete all of the foregoing as promptly as is necessary or sufficient to prevent any further failures to meet any Service Level, but in any case promptly after the occurrence of the failure.

(b) Navient retains the right to independently monitor and measure performance of the Services.

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13.4 Service Level Credits. If Servicer fails to meet a Service Level, Navient shall receive a monetary credit against the Fees calculated in accordance with Exhibit D(except to the extent such failure is excused pursuant to Article 8 of Exhibit D). Service Level Credits are only a reduction in price to reflect the reduced value of the Services and are not liquidated damages for Servicer’s failure to meet Service Levels. Accordingly, Service Level Credits shall not be an exclusive remedy and shall be in addition to other rights and remedies; provided that any Service Level Credits paid by Servicer shall be offset against any final claim of damages awarded to Navient arising from the same Service Level Deficiency.

13.5 Adverse Performance Trends. If either Servicer or Navient becomes aware (and, in the case of Navient becoming aware, if Navient advises Servicer) of any adverse performance trends suggesting that Servicer may not meet a Service Level due to the performance of Servicer, Servicer Agents or Servicer Personnel, Servicer shall promptly address such adverse performance trends and implement corrective action even though the applicable measurement period may not have been completed and keep Navient apprised of the status of such corrective actions.

13.6 Notice of Compliance Issue. If Servicer becomes aware that a situation has occurred that will cause Servicer, Servicer Agents or any Servicer Personnel to be unable to comply with its obligations or any applicable requirements under the Agreement, in any material respect, Servicer shall promptly inform Navient in writing of such situation, the impact or expected impact of such situation and Servicer’s action plan to minimize or eliminate the impact of such situation.

14. CONTRACT MANAGEMENT

14.1 Meetings. The Governance Model applicable to the Agreement is set forth in Exhibit M. Servicer and Navient shall participate in the meetings set forth in Exhibit M, as well as such other periodic or ad hoc meetings as Navient or Servicer may reasonably request from time to time. Such meetings shall be held at the locations to be mutually agreed upon, and may also be held telephonically. Each Party shall be responsible for its own travel expenses.

14.2 Reports. As of the Service Start Date, Servicer shall provide (a) reports and data files described in Exhibit N and otherwise specified in the Agreement, and (b) reports relating to the governance, management, overall relationship, audit or billing of the Services reasonably requested by Navient ((a) and (b) collectively the “Reports”). Servicer shall also provide ad hoc reports (in addition to the Reports) as requested by Navient; provided, that, any costs associated with providing such ad hoc reports shall be subject to the Change Control Procedures. The timing for delivery of the Reports set forth in Exhibit N shall be specified in Exhibit N.

14.3 Performance Reporting. Servicer shall report within one Business Day via email to Navient any malfunctions or delays in Services that cause the Services to be unavailable for use by Navient or Customers, and, once identified, Servicer’s proposed solution to remediate such malfunction or delay, including resolution times.

14.4 Program Manual. On or before the date specified in the Transition Plan, Servicer shall (a) develop a management and operations procedures manual based on Navient’s policies and procedures detailing processes required to manage the performance of the Services in accordance with the Agreement (including interaction, coordination and interface with Navient Entities’ functions and Navient Entities’ personnel and Servicer escalation procedures) and (b) deliver a draft to Navient for its review and approval. A version approved by Navient of such manual must be completed by Servicer within the time specified under the applicable Transition Plan (but in any event no later than the Service Start Date (such approved draft shall be the “Program Manual”)). Servicer shall be responsible for maintaining and keeping the Program Manual current at all times during the Master Term and any Termination Assistance Period, with all changes being subject to Navient’s review and approval. Navient shall cooperate with Servicer in maintaining the Program Manual. Navient shall have access to the Program Manual at all times.

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14.5 Training Materials. Servicer shall, with Navient’s review and approval, establish, maintain and keep current training materials and other documentation required by Servicer Personnel to perform the Services. Servicer shall be responsible for training Servicer Personnel throughout the Master Term and the Termination Assistance Period. Servicer shall retain training materials and other documentation in accordance with Navient's record retention policies. If Navient does not believe such training is adequate or is not in compliance with Laws, Navient may notify Servicer of such noncompliance and Servicer shall immediately rectify such noncompliance at Servicer’s cost and provide Navient with evidence thereof.

15. CHANGE CONTROL PROCEDURES

15.1 Changes. The Change Control Procedures are set forth in Exhibit S. No changes in the Services constituting a change to the scope of Services or resulting in cost or schedule changes shall be made except upon prior written approval by Navient.

15.2 Implementation. Prior to using any new processes, procedures, methodologies or technology to provide the Services, Servicer shall have verified that the process or item has, if applicable, been properly installed and is operating in accordance with its specifications. No Change that will have an adverse impact on Navient or Customers or the Services, increase costs to Navient, adversely impact compliance with Laws or increase security risk shall be implemented without Navient’s approval.

15.3 Responsibility for Change. For any Change requested by Navient, Navient shall be responsible for all costs associated with implementing the Change, except if:

(a) the Change (i) is de minimis; (ii) can be implemented in the normal course of business; or (iii) is required to correct errors in the Services caused by Servicer;

(b) the Change is included as part of Servicer’s obligations under the Agreement;

(c) the Change is generally provided to Servicer’s other clients at no additional charge to such clients; provided, however, that if the Change is a modification that will be generally provided to Servicer’s other clients at an additional cost and such cost may be shared among Servicer’s clients, Servicer shall equally split such cost between Navient and such other clients requesting such Change;

(d) the Change was required as a result of Servicer’s (or a Servicer Agent’s or Servicer Personnel’s) failure to perform or fulfill its obligations under the Agreement; or

(e) the Change is necessary to comply with Laws; provided that (i) material increases in costs incurred by Servicer for implementing Changes necessary to comply with written instructions arising from any Settlement/Consent Orders after the Effective Date or any amendment to an existing Settlement/Consent Order after the Effective Date shall be borne by Navient in accordance with Section 21.8,and (ii) Servicer may pass through to Navient the costs described in Section 5.2(d) of Exhibit C as Pass-Through Expenses.

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Further, if Navient pays for the costs associated with implementing a Change, and subsequently, Servicer decides to provide the results of such Change to Servicer’s other clients, Servicer shall provide Navient a credit against the Fees in an amount so that Navient is only responsible for its proportionate share of the costs associated with such Change, or an otherwise mutually agreeable amount.

15.4 Disputes. In the event the Parties do not agree as to whether Changes are to be implemented as part of the Services or at an additional charge to Navient or do not agree to the costs of implementing the Change, if chargeable (each, a “Fee Dispute”), Servicer shall not commence work as requested by Navient unless required by a Governmental Authority or for the safety or functioning of Servicer’s operations, and the Fee Dispute shall be escalated immediately and the dispute resolution process of Section 30.1 shall apply. All Servicer proposals for fees shall be consistent with the fees otherwise chargeable under the Agreement and proposed in good faith. Upon the resolution of the Fee Dispute, Navient shall pay the difference between any amounts paid by Navient and the amounts due.

15.5 Termination and Alternatives.

(a) Subject to the foregoing provisions of this Article 15, in the event that Servicer refuses to implement a Change within a reasonable time frame (but in any event within the time frame requested by Governmental Authorities), then, unless the Change is not technically possible or would place Servicer in violation of Law, the issue shall be raised as a Dispute and handled in accordance with Section 30.1.

(b) In the event that Servicer is not able to implement a Change because the Change would cause Servicer to be in violation of Law, and not implementing the Change would result in Navient being in violation of Law as reasonably determined by Navient based on advice of counsel, then the Parties shall raise the issue as a Dispute and follow the dispute resolution process in Section 30.1; provided that if the Parties cannot resolve the Dispute within a reasonable period of time (not to exceed 45 days), then Servicer may implement the Change; provided that if the Change involves a material event or would have a material adverse impact on Navient, Navient may terminate the Agreement upon 90 days’ notice to Servicer. Upon any such termination, Navient shall be responsible for 50% of the then-remaining unamortized Startup Costs (if any) in accordance with Article 7 of Exhibit C and 50% of Servicer’s Pass-Through Expenses related to deconversion of the Loans, without payment of any other deconversion fees, termination fees or winddown costs.

(c) In the event that Servicer refuses to implement a Change because the Change is technically impossible, then the Parties shall discuss alternatives that may achieve the desired result that are technically possible or Navient may forgo the requested Change and continue with the Services that Servicer provides.

16. USE OF THIRD PARTIES

16.1 No Subcontracting Without Consent. Subject to Section 16.2,Servicer shall not subcontract or delegate its obligations under the Agreement, without Navient’s prior written consent (as reasonably determined by Navient and after giving Servicer the reasonable opportunity to discuss). Servicer shall (a) the identity of the third party, (b) the scope of the work to be subcontracted and (c) the location from which the Services shall be provided. In the event that Servicer believes that Navient is being unreasonable regarding granting or withholding consent of a third party proposed as a Servicer Agent, the matter shall be submitted to the dispute resolution process provided in Section 30.1; provided, that, during the resolution of the dispute, Servicer shall comply with Navient’s instructions. Notwithstanding the foregoing, after Navient consents to a staffing firm, Servicer shall not be required to obtain Navient’s consent of any individual natural person contractor engaged to provide services in connection with the Agreement placed by such staffing firm.

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16.2 Permitted Subcontractors.

(a) The initial list of Permitted Subcontractors and the Services to be provided by such Permitted Subcontractors, as of the Effective Date is set forth in Exhibit O.

(b) For the avoidance of doubt, no Permitted Subcontractors may subcontract, delegate or assign its obligations (including to a third party or an Affiliate), without Navient’s prior written consent.

(c) If Servicer desires to use a third party not listed in Exhibit O, it shall submit to Navient in writing a proposal specifying (i) the specific tasks Servicer proposes to subcontract, (ii) the benefits and reasons for having a third party perform such tasks instead of Servicer, (iii) the identity and qualifications of the proposed third party, (iv) the results of Servicer’s due diligence review and (v) any other information reasonably requested by Navient or relevant to Navient’s approval of the third party. Provided that Servicer has supplied the foregoing information, an authorized employee of Navient shall respond in writing within 30 days (unless another time period is agreed to by the Parties) of its receipt of Servicer’s request. If Navient approves of the use of a third party, Servicer shall include in its contract with such third party the provisions that are necessary for Servicer to fulfill its obligations under the Agreement, including regarding audits, personnel requirements, Intellectual Property, Service Levels and protection of Navient Confidential Information. Unless otherwise approved by Navient, Servicer shall require all Permitted Subcontractors to carry insurance of the types set forth in Exhibit P at levels customary and appropriate for the types and volumes of Services being provided by the Permitted Subcontractors.

(d) Servicer shall implement processes to perform appropriate due diligence on potential and current Permitted Subcontractor’s qualifications, expertise, capacity, reputation, complaints, information security, document custody practices, business continuity, and financial viability.

16.3 Revocation of Approval. Upon notice to Servicer (which shall be at least 60 days prior to the effective date of revocation unless the reason for revocation is due to safety, security or non-compliance with Law issues), Navient may revoke its approval of a Permitted Subcontractor at any time for good cause (as reasonably determined by Navient and after giving Servicer the reasonable opportunity to discuss any revocation). Upon revocation, Servicer may no longer use such Permitted Subcontractor. Any replacement must be approved by Navient in accordance with this Article 16.

16.4 Third Party Services. Servicer shall remain responsible for obligations, services and functions performed by Permitted Subcontractors to the same extent as if these obligations, services and functions were performed by Servicer employees. Notwithstanding the fact that a Permitted Subcontractor may be engaged by Servicer to fulfill any of its obligations under the Agreement, Servicer shall remain responsible for complying with all of the provisions of the Agreement applicable to such performance by such Permitted Subcontractor (and causing such Permitted Subcontractor to comply with such provisions), notwithstanding the fact that such provisions may only refer to Servicer and not to both Servicer and Servicer Personnel or Servicer and Permitted Subcontractors. Servicer shall be Navient’s sole point of contact. With respect to a Permitted Subcontractor, Servicer shall not disclose Navient Confidential Information to such Permitted Subcontractor until such Permitted Subcontractor has executed a nondisclosure agreement or is otherwise bound by contractual confidentiality obligations no less restrictive than those that are applicable to Servicer herein.

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16.5 Prompt Payment; Liens. Servicer shall promptly pay for all services, materials, equipment and labor used by Servicer or Permitted Subcontractors and Servicer shall keep premises and accounts of Navient and all Navient Agents free of all encumbrances.

17. QUALITY ASSURANCE

17.1 Generally. Servicer shall implement quality assurance processes and procedures and internal controls so that the Services are performed in an accurate and timely manner and so that it services Loans in accordance with all Laws and the other terms of the Agreement (including the Program Manual). Such procedures and internal controls shall include verification, checkpoint reviews, testing, acceptance and other procedures for Servicer and Navient and their respective auditors to monitor the quality and timeliness of Servicer’s performance. However, no failure or inability of the quality assurance procedures to disclose any errors or problems with the Services shall excuse Servicer’s failure to comply with the Service Levels and other terms of the Agreement.

17.2 Requirements.

(a) Without limiting Section 17.1, Servicer shall:

(i) be responsible for providing all quality control activities and reviews relating to the Loans;

(ii) maintain a strong control environment in day-to-day operations in accordance with industry standards for the Services provided;

(iii) develop and execute a process so that annual internal control self-assessments are performed with respect to all Services and report the outcome of such self-assessments to Navient; provided, however, that if Servicer determines, in its reasonable judgment and on the advice of counsel, that providing such information to Navient would jeopardize the protection of the attorney-client privilege with respect to such information, Servicer shall cooperate in good faith to implement an alternative arrangement, to the extent possible, to enable Navient to evaluate the applicable information without waiving or jeopardizing such privilege (which, for example, may include providing a non-privileged summary or verbal briefing).

(iv) maintain (itself or via an Affiliate) an internal audit function sufficient to monitor, in Servicer’s reasonable determination, processes and systems used to provide the Services (e.g., perform audits, track control measures, communicate status to management, drive corrective action) and that supports Servicer’s audit requirements as stated in the Agreement;

(v) provide to Navient a summary of audit activity performed, associated significant findings, status of follow-up activity, summary of control incidents (e.g., frauds, conflict of interest situations) and related corrective action quarterly; provided, however, that if Servicer determines, in its reasonable judgment and on the advice of counsel, that providing such information to Navient would jeopardize the protection of the attorney-client privilege with respect to such information, Servicer shall cooperate in good faith to implement an alternative arrangement, to the extent possible, to enable Navient to evaluate the applicable information without waiving or jeopardizing such privilege (which, for example, may include providing a non-privileged summary or verbal briefing); and

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(vi) allow Navient and its designees and Governmental Authorities to perform such audits and reviews of Servicer’s quality assurance processes and controls as provided in Article 20.

(b) The requirements in this Article 17 are included as part of the Services.

(c) Servicer shall implement in accordance with the Change Control Procedures to the extent not otherwise part of the Services reasonable Navient requests to expand, alter or modify Servicer’s quality assurance procedures if such expansion, alteration or modification are reasonable under the circumstances.

18. FEES

18.1 Fees. In consideration of the servicing duties of Servicer described in the Agreement, Servicer shall be entitled to the applicable fees (the “Fees”) specified in Exhibit C.

18.2 General.

(a) For the Services to be provided under the Agreement, Navient shall be subject to charges or fees only as specified in Exhibit C to the Agreement or as otherwise provided in the Agreement.

(b) Navient shall have the right to receive reasonable evidence of any Pass-Through Expenses, including the rate structure and pricing applicable to such amounts.

(c) Servicer shall bear all currency and inflation risk in accordance with Exhibit C.

18.3 Expenses. Except as expressly listed in the Agreement as a Pass-Through Expense, expenses incurred by Servicer in performing the Services (including Servicer travel and travel-related expenses and long-distance telephone expenses) shall be included in the Fees set forth in Exhibit C. Accordingly, these expenses shall not be separately reimbursable by Navient unless provided for in the Agreement or a Project Schedule or otherwise approved by Navient. Expenses that Navient is obligated to separately reimburse Servicer for under the Agreement or a Project Schedule shall be on a pass-through basis with no mark-up, and incurred in accordance with Servicer’s generally applicable expense policy (which shall be provided to Navient upon request). All invoices for such costs shall include reasonable back up documents that evidence the actual expenditures. Navient shall not be responsible for compensatory expenses or compensatory taxes incurred by Servicer Personnel and Navient shall not reimburse Servicer Personnel for individual tax exposure.

18.4 Taxes.

(a) “Services Taxes” mean sales, use, excise, value-added, gross receipts, services, consumption and other similar transaction taxes, excluding taxes that (i) are related to intracorporate transfers or intermediate supplies within Servicer’s corporate family (including any Affiliates) or to or from Servicer Agents or (ii) are based upon Servicer’s net income, property and employees and any taxes or amounts in lieu thereof paid or payable by Servicer.

(b) It is the understanding of the Parties that no Services Taxes, however designated, are applicable or should be imposed or levied on the Services or on the fees.

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(c) If, after the Effective Date, it is determined that Servicer is required to collect Services Taxes on the Fees which did not apply, or which the Parties did not believe applied, on the Effective Date, Servicer shall notify Navient of such Services Taxes (“New Services Taxes”) prior to any such New Services Taxes being included in any invoice. If such New Services Taxes are assessed by a taxing authority, Navient shall be responsible for the payment of such New Services Taxes, subject to the following sentence and Section 18.4(d). Notwithstanding the foregoing, if any New Services Taxes are imposed because Servicer or a Servicer Agent relocated any of the Servicer Sites, Servicer shall be responsible for the payment of such New Services Taxes.

(d) If after receiving a notice of New Services Taxes, Navient concludes that such New Services Taxes should not be collected, in whole or in part, and provides Servicer with a written opinion of a nationally-recognized tax advisory firm stating that it is more likely than not that such taxes should not be collected, or that Servicer was subject to such taxes before the Effective Date whether being paid or not, then, subject to Section 18.4(j), Servicer shall not invoice Navient for such New Services Taxes. If after receiving a notice of New Services Taxes, Navient concludes that such taxes may be collected, Navient will communicate its agreement to the taxes in writing, and Servicer shall include and clearly identify such taxes on its invoices.

(e) Navient and Servicer shall each bear sole responsibility for all taxes, assessments, and other ad valorem levies on each respective Party’s respectively owned property, except where provided otherwise in the Agreement.

(f) Notwithstanding anything to the contrary herein, Servicer shall be responsible for all taxes that (i) are related to intracorporate transfers or intermediate supplies within Servicer’s corporate family (including any Affiliates) or to or from Servicer Agents or (ii) are based upon Servicer’s net income, property and employees and any taxes or amounts in lieu thereof paid or payable by Servicer.

(g) Servicer shall be financially responsible for, and hold Navient harmless from, any sales, use, excise, value-added, services, consumption and other taxes and duties payable by Servicer on any goods or services used or consumed by Servicer in providing the Services where the tax is imposed on Servicer’s acquisition or use of such goods or services and the amount of tax is measured by Servicer’s costs in acquiring such goods or services.

(h) Wherever in the Agreement it is indicated that functions or Services are to be performed by Servicer for Navient and/or rights are to be granted by Servicer to Navient as part of, or in connection with, the Services and/or at no additional charge or cost to Navient, the Parties acknowledge and agree that any such functions, Services or rights are de minimis in nature and are not the principal or direct objective of the transactions contemplated by the Agreement.

(i) Navient and Servicer shall cooperate to segregate the charges payable pursuant to the Agreement into the following separate payment streams for each taxing jurisdiction: (i) those for taxable services and products; (ii) those for nontaxable services and products; (iii) those for which a sales, use, value-added, or other similar tax has already been paid; and (iv) those for which Servicer functions merely as a paying agent for Navient in receiving goods, supplies or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax. For each listed service and/or product on the invoice, Servicer shall separately show any Services Tax that is being collected, the amount of Services Tax for each line and the jurisdiction for which each Services Tax is being collected.

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(j) Navient and Servicer shall reasonably cooperate to determine liability for Services Taxes accurately, and minimize such liability to the extent legally permissible. Navient and Servicer shall provide and make available to the other any resale certificates, information regarding out-of-state sales or use of equipment, materials or services, and any other exemption certificates or information requested by the other Party. If Navient exercises its right pursuant to Section 18.4(d)to not have Services Taxes collected and if Servicer subsequently receives a notice from any taxing authority with respect to an assessment, potential assessment or imposition by such taxing authority of any additional Services Taxes, penalty or interest or any other actual costs, in each case that relate to the non-collection of tax pursuant to Section 18.4(d), Servicer shall submit such notice to Navient for reimbursement of the additional Services Taxes, penalty, interest or costs by Navient. Navient shall have the right, at its expense, to contest the imposition of such Services Taxes. Servicer shall reasonably cooperate with Navient in any such contest regarding the imposition of such Services Taxes.

(k) Except to the extent otherwise provided herein, each Party shall bear its own costs and expenses incurred in its performance under the Agreement.

19. INVOICE AND PAYMENT

19.1 Invoicing.

(a) Servicer shall invoice Navient for Fees as set forth in this Section 19.1.

(b) All amounts invoiced by Servicer under the Agreement shall be in U.S. dollars.

(c) For amounts expressly payable by Navient under the Agreement, including the amounts specified on Exhibit C, Navient shall pay undisputed properly invoiced amounts within 45 days from the receipt of invoice. Undisputed invoiced amounts not paid within such 45 day period may, at Servicer’s option, incur a late charge of 1% per month on the outstanding balance until paid.

(d) For amounts expressly payable by Servicer under the Agreement, including the amounts specified in Article 4 and/or Exhibit E, Servicer shall pay undisputed properly invoiced amounts within 45 days from the receipt of invoice. Undisputed invoiced amounts not paid within such 45 day period may, at Navient’s option, incur a late charge of 1% per month on the outstanding balance until paid.

(e) Notwithstanding anything to the contrary in the Agreement, no fees under the Agreement shall be payable unless such fees are properly invoiced by the invoicing Party in the manner set out in this Section 19.1 within 90 days after the date on which an invoice for the same could first properly have been presented to the non-invoicing Party under this Section 19.1 subject to such later invoicing in the event allowed under the Agreement, including per the dispute resolution process in Section 30.1.

(f) Navient shall pay all Fees due to Servicer under the Agreement that are subject to invoicing by ACH transfer to the account designated by Servicer in accordance with the notice provisions of Section 33.3. Unless otherwise mutually agreed to in writing, Navient shall pay all amounts due and payable to Servicer in U.S. dollars.

(g) Servicer shall pay amounts due to Navient under the Agreement that are subject to invoicing by ACH transfer to the account designated by Navient in accordance with the notice provisions of Section 33.3. Unless otherwise mutually agreed to in writing, Servicer shall pay all amounts due and payable to Servicer in U.S. dollars.

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19.2 Supporting Documentation. Servicer shall maintain complete and accurate records of, and supporting documentation for, the amounts billable to and payments made by Navient under the Agreement in accordance with generally accepted accounting principles applied on a consistent basis. Servicer shall provide Navient with documentation and other information with respect to each invoice as may be reasonably requested by Navient to verify accuracy and compliance with the provisions of the Agreement.

19.3 Disputed Fees. Navient shall have the right to deduct from amounts owed by Navient or the Navient Entities to Servicer undisputed amounts that Servicer is obligated to pay to or credit to Navient or the Navient Entities under the Agreement. Navient may withhold against any invoices, any amounts or Fees that Navient disputes in good faith. To the extent Navient invoices Servicer, Servicer may withhold against any invoices, any amounts or fees that Servicer disputes in good faith. Any disputed amount shall be resolved pursuant to Section 30.1. If the disputed amounts withheld by a Party remain in dispute for more than 90 days, such Party shall place such disputed amounts into an escrow account pending resolution of the disputed amounts.

19.4 Unused Credits. Any unused credits against future payments owed to either Party by the other pursuant to the Agreement shall be paid to the applicable Party within 30 days after the expiration or termination of the Agreement.

20. AUDIT AND REGULATORY COOPERATION

20.1 Books and Records. Servicer shall maintain such books and records as are (a) necessary to demonstrate Servicer’s compliance with Servicer Laws and Navient Compliance Directives, (b) necessary to demonstrate Servicer’s compliance with its obligations under the Agreement and (c) necessary to verify volumes, charges and resource utilization and payment by Servicer of all license, maintenance and other service fees required in connection with the performance of the Services. Navient’s employees, representatives, designees, internal and external auditors, guaranty agencies for FFELP Loans (“Guaranty Agencies”), servicing clients (and their representatives), and regulators as Navient may from time to time reasonably designate (“Navient Auditors”) shall, upon reasonable notice, have the right to inspect and audit Servicer’s books, records, systems and operations. Furthermore, for clarity purposes, Servicer shall not be obligated to share its cost information with any entity, except for Pass-Through Expenses.

20.2 Records Generated Electronically. In connection with any audit hereunder, upon Navient’s request, Servicer shall provide reasonable access to relevant electronic records in the format in which they are maintained. For records generated by electronic databases, spreadsheets, programs or the like, Navient’s rights to access and inspection under this Article 20 extend to the database, application, spreadsheet or program that generated the record as well as the record itself.

20.3 Records Subject to Other Provisions of the Agreement. Servicer’s obligations under Sections 20.1 and 20.2 do not diminish Servicer’s other obligations toward, or property rights of the Navient Entities to, such records.

20.4 Notice. For the purposes of this Article 20, reasonable notice shall be 10 Business Days’ notice or such shorter period specified by Navient as to privacy, security, regulatory or other issues or events that pose or may pose a risk to the Navient Entities. The timeframe for Servicer to remediate any such security, regulatory or other issue or event is as set forth in the Agreement.

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20.5 Audit Rights. Servicer shall provide to Navient Auditors reasonable access on-site or read-only or otherwise to a level necessary to conduct a reasonable audit during Servicer’s normal business hours and after reasonable notice, to any facility or part of a facility at which Servicer is providing the Services, to appropriate Servicer Personnel familiar with the Services, and to data and records relating to the Services for the purposes of performing audits and inspections of Servicer and Navient to verify the integrity of Navient Data and to examine the systems and infrastructure that process, store, support and transmit that data. The foregoing audit rights shall include, when applicable, audits of (a) policies, practices and procedures, (b) systems and infrastructure, (c) security practices and procedures, (d) disaster recovery and backup procedures and (e) other areas reasonably necessary to enable Navient to comply with Laws.

20.6 Fee Audit.

(a) Upon reasonable notice from Navient, Servicer shall provide Navient Auditors with access to such financial records and supporting documentation to the extent necessary to ascertain the correctness of Fees due and payable to Servicer hereunder, as may be reasonably requested by Navient. Such Navient Auditors may audit the Fees charged to Navient or any Navient Entity to determine if such Fees are accurate and in accordance with the Agreement.

(b) If, as a result of any audit conducted by or on behalf of Navient, it is determined that Servicer has overcharged Navient or any Navient Entity, Navient shall notify Servicer of the amount of such overcharge and, Servicer shall promptly pay to Navient or the specified Navient Entity the amount of the overcharge, plus Interest calculated from the date of receipt by Servicer of the overcharged amount until the date of payment. Servicer shall be obligated to notify Navient of, and pay to Navient or the specified Navient Entity, any overcharges (plus Interest as set forth above) that Servicer becomes aware of.

(c) In addition to Navient’s rights set forth in Section 20.6(b), in the event any such audit reveals an overcharge of 5% or more of a particular fee category or a breach by Servicer of any of its obligations or representations hereunder, Servicer shall pay to Navient or the specified Navient Entity an amount equal to, or at Navient’s option, shall issue to Navient a credit against the Fees in an amount equal to, the reasonable cost of such audit.

20.7 Cooperation.

(a) Subject to Section 20.16, Servicer shall cooperate with Navient and the Navient Entities or their designee(s) in connection with audit functions and with regard to examinations by regulatory authorities and Guaranty Agencies.

(b) To the extent permitted by law and the applicable Governmental Agency, Servicer shall notify Navient promptly by telephone or by email if a Governmental Authority or Guaranty Agency requests an inspection or makes written or oral inquiries of Servicer regarding any aspect of the Services or Navient’s activities pursuant to the Agreement or of any Servicer Site. Unless otherwise required by applicable Laws or the Governmental Authority, Servicer shall not allow access to any Governmental Authority or Guaranty Agency relating to such activities without giving Navient the right to have a representative present. Notwithstanding the foregoing, this Section 20.7(b) does not apply to regular or routine audits or inquiries not focused just on Navient portfolios as to which no material adverse findings are suspected

(c) Subject to Section 20.16, Servicer shall cooperate with, and participate in, any investigation relating to the Navient Entities and in resolving any concerns of any Governmental Authority or Guaranty Agency.

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(d) To the extent permitted by law and the applicable Governmental Agency, Servicer shall notify Navient promptly by telephone or by email if Servicer believes that the actions or inactions of any Governmental Authority or Guaranty Agency, including the issuance of or failure to issue any report, permit or license, may cause a negative impact on Servicer’s ability to perform the Services. In addition, Servicer shall notify Navient promptly by telephone or by email if Servicer believes that any wrongdoing affecting the Navient Entities has occurred or may occur.

20.8 Internal Audit.

(a) Servicer shall notify Navient if an audit conducted by Servicer or Servicer Agents (including internal and external auditors), relating to Servicer’s operating practices and procedures to the extent relevant to the Services or the Navient Entities reveals controls design deficiencies, control operating exceptions or recommendations to implement modified controls. Such notice to Navient shall be within 30 days of Servicer’s receiving the audit report. In addition, within the same 30-day period, Servicer shall provide Navient with a detailed summary of any internal audit reports to the extent such reports relate to the Services affected or potentially affected by the foregoing.

(b) Servicer shall comply with the Navient Entities’ key internal controls, including the Navient information security policies (the “Navient Controls”) provided to Servicer as of the Effective Date. Servicer shall comply with any reasonable changes to the Navient Controls as requested or approved by Navient, subject to the Change Control Procedures.

(c) Subject to Section 20.16, Servicer agrees to provide such assistance as is reasonably requested by Navient, in respect of the Services provided by Servicer, to enable the Navient Entities to comply with Laws relating to security, disclosure requirements and any other regulatory requirements and similar requirements, including the rules of the Public Company Accounting Oversight Board and the rules of the Securities and Exchange Commission (“SEC”).

(d) Without limiting the foregoing, Servicer shall, at its cost and expense, maintain controls and procedures (“Servicer Controls”) with respect to the Services in accordance with the then applicable reasonable Navient Controls, Servicer Laws and Navient Compliance Directives. Servicer shall:

(i) update the controls, documentation and procedures that Servicer employs to meet the requirements of the reasonable Navient Controls and Servicer Controls for all activities it performs relating to the Services;

(ii) cooperate with the Navient Entities’ internal or external auditors in connection with the testing required to determine Servicer’s compliance with the Navient Controls and Servicer Controls and to ensure that the Servicer Controls function as documented;

(iii) cooperate with the Navient Entities and its auditors in the design, documentation and implementation of any corrective measures required to correct any control or documentation deficiencies; and

(iv) within 14 days of Servicer’s knowledge, notify Navient of, and remediate within a reasonable amount of time as reasonably determined by Navient, any weakness or deficiency in the performance of the Navient Controls and Servicer Controls. The remediation efforts shall be at Servicer’s sole cost and expense to the extent such weakness or deficiency is caused by Servicer, Servicer Personnel or Servicer Agents. The remediation efforts shall be at Navient’s sole cost and expense to the extent such weakness or deficiency is in connection with the Navient Controls and not caused by Servicer, Servicer Personnel or Servicer Agents.

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(e) The implementation of, and any changes to, the Servicer Controls shall be subject to Navient approval (unless changes are (i) required by Law, in which case Servicer shall provide Navient as much notice as practicable of such change required by Law and shall discuss the change with Navient or (ii) required to mitigate an imminent threat to the security, integrity or availability of the Servicer Systems, in which case Servicer shall provide Navient reasonable notice of such change) to the extent they would adversely affect the Services or Servicer’s fulfillment of its obligations under this Section 20.8.

(f) SOC Reports.

(i) Subject to Section 20.8(f)(ii), no later than December 31 of each calendar year commencing in the year in which Servicer has taken over servicing of Navient’s Loans pursuant to the Agreement, Servicer shall provide to Navient an annual SOC 1, Type 2 report covering the business operational and information technology controls, and control objectives relevant to Navient’s internal control over financial reporting and a SOC 2 Type 2 report relevant to all five trust service principles (security, availability, processing integrity, confidentiality and privacy) (each, a “SOC Report”), with each SOC Report (A) reasonably acceptable to Navient, (B) conducted by one of the American Institute of Certified Public Accountants member firms, (C) covering a 12-month scope period from November 1 through October 31 of such year (e.g., 11/1/24 – 10/31/25) and (D) covering the entire physical, logical and technical environment(s) that Servicer (including Servicer Agents) uses to provide the Services to Navient (including the Servicer Sites for Servicer Agents). Servicer shall provide a roll-forward letter by January 15 of the year after the SOC Report was issued stating that there have not been any (1) material changes to the controls set forth in the applicable SOC Report, nor (2) significant deficiencies or material weaknesses in the design or operating effectiveness of such controls specified in the applicable SOC Report for the period from November 1 to December 31. With respect to any SOC Reports issued under this Section 20.8(f), if any auditor opinion (a) concludes that any control objective has not been met, (b) identifies one or more material weaknesses, significant deficiencies or any other deficiencies in such operating practices and procedures, (c) determines that such operating practices and procedures otherwise fail to comply in any material respect with applicable standards designed to minimize operational and financial risk or (d) is qualified, and, in each such case, such conclusion, determination or qualification relates to the Services, then within 14 days of the issuance of such SOC Report Servicer shall promptly (1) investigate the results thereof, (2) provide a reasonably detailed report to Navient proposing remediation of such failures or deficiencies and (3) implement all necessary remedial measures to eliminate such failures or deficiencies at Servicer’s cost. If any SOC Report does not use the inclusive method to cover each applicable Servicer Agent’s controls (i.e., the applicable Servicer Agent’s controls are “carved out” from Servicer’s applicable SOC Report), then Servicer shall obtain and provide to Navient (at the same time as when Servicer provides its SOC Reports to Navient) each such Servicer Agent’s SOC Report(s) that satisfy the same requirements set forth in this Section 20.8(f) that are applicable to Servicer’s SOC Reports

(ii) Prior to Servicer engaging a third party to conduct the related audit, Navient and Servicer shall agree upon the division of controls for the SOC 1 Type 2 and SOC 2 Type 2 reports to be issued by Servicer based upon actual services provided by each Party during the scope period of the audits for calendar years 2024 and 2025.

(g) Navient shall cooperate with Servicer and such auditor to determine scope and control objective requirements for the SOC Reports which will not be inconsistent with the requirements set forth in Section 20.8(f).

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(h) Upon Navient’s request, Servicer shall, at the option of Navient, either (i) deliver to Navient a certificate from an appropriate officer or representative of Servicer, in form and substance reasonably satisfactory to Navient, updating the SOC Reports to the date of the request or end of the then-current year by certifying that Servicer is in compliance in all material respects with its obligations with respect to the Servicer Controls, including a certification that no changes have been made to the Servicer Controls without the approval of Navient or (ii) obtain an update of such SOC Reports to the date of the request or the end of the year. Servicer shall deliver backup certificates relating to its Services under the Agreement in a form to be agreed to support the Navient Entities in their filing of their applicable certifications with the SEC or other Governmental Authority.

(i) Servicer shall be responsible for the costs and expenses associated with the preparation of each SOC Report.

(j) If a form of independently audited certification other than a SOC Report is sufficient to satisfy the Navient Entities’ obligations and becomes a generally accepted standard, Servicer shall, at the request of Navient, perform its obligations relating to the issuance of an audit report with respect to such new certification. Navient shall be responsible for its proportional share of Servicer’s costs and expenses associated with the preparation of such new certification (which share may be 100% if the new certification is not a multi-tenant or multi-client certification) only to the extent such share of the costs and expenses exceed the aggregate compounded annual CPI adjustments (as further described in Exhibit C) since the Effective Date.

(k) Without obtaining Servicer’s prior consent, Navient may provide copies of the SOC Reports or any other information of Servicer or Servicer Agents (including copies of the Agreement or any ancillary materials) reasonably requested by Navient or any of the Navient Entities regarding Servicer’s security measures and data protection undertakings to (i) any of the Navient Entities or any of its or their internal or external auditors, advisors or insurers, (ii) any company or advisor (A) in connection with a potential or actual merger, acquisition, divestiture or other activity that may result in a Change in Control of Navient or any Navient Entity, (B) in connection with obtaining any financing or investment or (C) as otherwise permitted and (iii) any clients or prospective clients where any of the Navient Entities are or may be providing services to such clients or prospective clients by virtue of a contractual relationship and Servicer or a Servicer Agent is a sub-service provider, provided that, in the case of this clause (iii), such clients or prospective clients is bound by confidentiality obligations no less restrictive than those that the applicable Navient Entity requires of such clients or prospective clients for its own confidential information.

(l) If Servicer breaches its obligations contained in this Section 20.8, Servicer shall be deemed to be in material breach of the Agreement. Nothing in this Section 20.8 shall be construed to limit Navient’s right to conduct its own audit(s) pursuant to this Article 20 as it may deem necessary or advisable.

(m) In addition to Servicer’s other obligations hereunder, and, subject to Section 20.16, as part of the Services, Servicer shall review and respond to quarterly and other inquiries regarding compliance with the Navient Controls and, as requested by the applicable Navient Entity, certify compliance with such controls.

20.9 Security Audits and Privacy Audits. Servicer shall provide Navient with the results of a security audit and privacy audit to be performed no less than annually by independent third party holding nationally recognized certifications for penetration testing. This audit shall be at no expense to any of the Navient Entities. The audit shall include network and application penetration tests and shall test Servicer’s compliance with the security and privacy controls, standards and procedures described in the Agreement (including compliance with the requirements regarding Personal Information set forth in the Agreement). Navient, as deemed necessary but no more than once per year and subject to Section 20.16, shall have the ability to bring in a third party or use its own staff for an independent audit or to review issues and exceptions identified and test remediation plans and controls. Servicer shall also provide the security and/or privacy groups within the Navient Entities, or their designee(s), access to all Systems used by Servicer to perform the Services and facilities or services used to provide or support the Systems, to validate or expand upon those audits, subject to agreed-upon security controls necessary to protect the confidential information of Servicer and its other customers.

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20.10 Record Retention. Servicer shall maintain in accordance with the reasonable record retention directions and policies of the Navient Entities and, upon Navient’s request, provide to Navient or its designee access to the records, documents and other information created or maintained by Servicer or Servicer Agents. Servicer shall maintain (a) financial records relating to the Agreement in accordance with generally accepted accounting principles applied on a consistent basis, (b) records substantiating Servicer’s invoices (c) records pertaining to Servicer’s compliance with the Service Levels, including root cause analyses, (d) records regarding Servicer’s information security program and practices, including a log of security incidents, and (e) such other operational records pertaining to performance of the Services as Servicer keeps in the ordinary course of its business. During the Master Term and any Termination Assistance Period, before destroying or otherwise disposing of such records (to the extent not considered Navient Confidential Information or Navient Data), Servicer shall provide Navient with 60 days prior notice and offer Navient the opportunity to request Servicer to deliver the records to Navient. Upon expiration or termination of the Agreement, Servicer shall make available to Navient or its designee all records, documentation and information relating to any of the Navient Entities in the Agreement so Navient can decide if such records, documentation and information need to be sent to Navient or destroyed. Notwithstanding the foregoing, Servicer shall obtain Navient’s consent before destroying any records, documents or information containing Navient Confidential Information or Navient Data.

20.11 Legal Discovery

20.12. The Navient Entities from time to time may be required to preserve and produce electronic data in support of its legal discovery obligations, as they may arise, for investigations and/or litigation. As part of the Services, Servicer shall cooperate with any legal discovery requests made by the Navient Entities, including the dissemination of preservation requests, collection of data, imaging of systems, back up of electronic information and maintenance, retention and production of any such data. Servicer shall keep detailed records of its efforts to preserve data required for legal discovery. Any material costs of Servicer resulting directly from such a legal discovery request shall be the obligation of Navient subject to the Change Control Procedures, provided that Navient shall not be responsible for Servicer’s costs related to (a) de minimis legal discovery requests by any Navient Entity or any third party; (b) legal discovery requests made by any Navient Entity in the normal course of business; (c) legal discovery requests with which Servicer would be required to comply even if Servicer were not servicing Navient’s Loans; and (d) legal discovery requests to the extent initiated due to a failure of Servicer to comply with the terms of the Agreement or due to a degradation in the performance of the Services.

20.12 ISO Compliance. Servicer shall comply with and maintain ISO compliance or other commercially reasonable compliance standards as reasonably necessary and relevant to servicing Navient’s Loans and approved by Navient in advance and in writing.

20.13 Audit Follow-Up.

(a) At the conclusion of an audit or examination and prior to issuing the final audit report, Navient may conduct, or request auditors or examiners of any of the Navient Entities to conduct, an exit conference with Servicer to obtain additional information about issues identified in the review. Servicer shall participate in such conferences as requested by Navient.

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(b) Servicer and Navient shall meet, in person or virtually, to review each audit report promptly after the issuance thereof and to discuss the appropriate manner in which to respond to the changes suggested by the audit report as well as appropriate remediation actions as proposed and approved by Navient. If any audit results in Servicer being notified that Servicer is not in compliance with the terms of the Agreement, Servicer’s shall remediate such non-compliance (i) prior to the deadline imposed by the Governmental Authority or (ii) within a reasonable time frame agreed upon by Navient (not to exceed 180 days) if no such deadline was imposed by a Governmental Authority. Servicer shall bear the expense of any such response, any remedial actions and any associated fines, penalties or damages to the extent that Servicer was not in compliance with the terms of the Agreement.

20.14 HEA Compliance and Reporting. Servicer will comply with all audit activities required under the HEA and HEA Regulations and will permit and assist any Guaranty Agency or Governmental Authority, during Servicer’s regular business hours, to examine and audit the books and records of Servicer applicable to the FFELP Loans and to inspect the facilities, operations and operating procedures used or available for use to service the FFELP Loans. On or before March 31st of each calendar year, commencing in the year following the Service Start Date, Servicer will provide to Navient and each third-party holder of FFELP Loans (a “Third-Party Holder”) one electronic copy of its independent auditor’s annual Report on Management’s Assertions on Compliance with Specified Federal Education Loan Program Requirements (“Servicer Audit”) covering each time period for which Servicer serviced FFELP Loans for such Third-Party Holder and the related Eligible Lender Trustee. In the event (a) Servicer does not provide the Third-Party Holder with a copy of the Servicer Audit by or before March 31st of each of the aforesaid calendar years, (b) the Servicer Audit provided to Navient and the applicable Third-Party Holder identifies any matters that such Third-Party Holder reasonably believes necessitate a further audit by a Third-Party Auditor (as such term is defined in this Section 20.14) or (c) the Third-Party Holder reasonably believes that an audit by a Third-Party Auditor is reasonably necessary in order to determine whether Servicer is in full compliance with the terms and conditions of the related Servicing Agreement, then, Servicer will permit and assist Navient and the applicable Third-Party Holder, through its designated representative, or any third-party auditor selected jointly by Servicer, Navient and the applicable Third-Party Holder (a “Third-Party Auditor”), during Servicer’s regular business hours, to examine and audit the books and records of Servicer applicable to the FFELP Loans and to inspect the facilities, operations and operating procedures used or available for use to service the Loans. To arrange an examination or audit, the applicable Third-Party Holder or its designated agent must give Servicer reasonable advanced notice and schedule the examination or audit during normal business hours. If and so long as Servicer produces SOC Reports, Servicer will make a copy of such report available to Navient and the applicable Third-Party Holder for inspection. Navient agrees to pay for its proportional share of Servicer’s cost to hire a Third-Party Auditor to conduct the audit described under this Section 20.14.

20.15 Regulation AB Compliance

(a) Intent of the Parties. Navient and Servicer each acknowledge and agree that the purpose of this Section 20.15 is to facilitate compliance by an issuer of asset-backed securities (each an “Issuer”) with the provisions of Regulation AB and related rules and regulations of the SEC, to the extent such compliance is applicable. Neither Navient nor Servicer shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the SEC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by Navient, as administrator on behalf of the applicable Issuer, in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection therewith, Servicer shall cooperate fully with Navient, as administrator on behalf of the applicable Issuer, to deliver to Navient, as administrator on behalf of the applicable Issuer (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Navient, as administrator on behalf of the applicable Issuer, to permit Navient, as administrator on behalf of the applicable Issuer, to comply with the provisions of Regulation AB, together with such disclosures relating to Servicer and/or any subservicer, subcontractor or other party “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (a “PPSF”), or the servicing of the related Loans, reasonably believed by Navient, as administrator on behalf of the applicable Issuer, to be necessary in order to effect such compliance. Navient, as administrator on behalf of the applicable Issuer (including any of its assignees or designees), shall cooperate with Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in such Issuer’s reasonable judgment, to comply with Regulation AB.

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(b) Reporting Requirements.

(i) If so requested by Navient, for the purpose of satisfying the reporting obligation of any Issuer under the Exchange Act with respect to any class of securities, Servicer shall (or shall cause each PPSF to) (A) notify Navient (and Navient will notify the applicable Issuers) in writing of any material litigation or governmental proceedings pending against Servicer and any such PPSF and (B) provide to Navient a description of such proceedings, affiliations or relationships.

(ii) As a condition to the succession to Servicer by any Person (A) into which Servicer may be merged or consolidated, or (B) which may be appointed as a successor to Servicer, Servicer shall provide to Navient (and Navient will provide to each applicable Issuer), at least 15 Business Days prior to the effective date of such succession or appointment, (1) written notice to Navient (and Navient will provide to each applicable Issuer) of such succession or appointment and (2) in writing and in form and substance reasonably satisfactory to Navient acting as administrator on behalf of the applicable Issuer, all information reasonably requested by Navient, acting as administrator on behalf of the applicable Issuer, in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of securities of such Issuer.

(iii) In addition to such information as Servicer is obligated to provide pursuant to other provisions of the Agreement, if so requested by the Navient, as administrator on behalf of an Issuer, Servicer and any PPSF, shall provide such information regarding the performance or servicing of the applicable Loans as is reasonably required to facilitate preparation of monthly distribution reports in accordance with Item 1121 of Regulation AB.

(c) Servicer Compliance Statement. On or before March 1st of each calendar year, commencing the year following the Service Start Date, Servicer shall deliver to Navient (and Navient shall deliver to each applicable Issuer) a statement of compliance addressed to each applicable Issuer and signed by an authorized officer of Servicer, to the effect that (i) a review of Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof and shall facilitate the delivery of any required statement of compliance by each PPSF. Navient agrees to reimburse Servicer for the third-party audit fees in connection with the statement of compliance described in this Section 20.15(c).

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(d) Report on the Assessment of Compliance and Attestation.

(i) On or before March 31st of each calendar year, commencing the year following the Service Start Date, Servicer shall: (A) deliver to Navient (and Navient shall deliver to each applicable Issuer) a report (in form and substance reasonably satisfactory to Navient) regarding Servicer’s assessment of compliance with the servicing criteria (as set forth in Item 1122(d) of Regulation AB) (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended, during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the applicable Issuer and signed by an authorized officer of Servicer, and shall address each of the Servicing Criteria specified on a certification in form and substance reasonably satisfactory to Navient; (B) deliver to the Issuer and the Administrator a report of a registered public accounting firm reasonably acceptable to Navient, as administrator on behalf of the applicable Issuer, and at Navient’s expense, that attests to, and reports on, the assessment of compliance made by Servicer and delivered pursuant to Section 20.15(c). Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; (C) cause each PPSF, to deliver to Navient, as administrator on behalf of the applicable Issuer, an assessment of compliance and accountants’ attestation as and when provided in clauses (i) and (ii) of this Section 20.15(d); and (D) if requested by Navient, as administrator on behalf of the applicable Issuer, not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the applicable Issuer, the Administrator and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15(d) 14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes Oxley Act of 2002) (the “Sarbanes Certification”) on behalf of an Issuer with respect to the related securitization transaction the annual certification in form and substance reasonably satisfactory to Navient. Servicer acknowledges that the parties identified in clause (D) of this Section 20.15(d)(i) may rely on any certification provided by Servicer or any PPSF pursuant to such clause in signing a Sarbanes Certification and filing such with the SEC. Navient, as administrator on behalf of the applicable Issuer, will not request delivery of the reports, attestations or certifications, as applicable under clause (D) of this Section 20.15(d)(i) unless an annual report on Form 10-K is required under the Exchange Act to be filed with respect to an Issuer.

(ii) Each assessment of compliance provided by a subservicer shall address each of the Servicing Criteria specified on a certification to be delivered to Servicer, the applicable Issuer, and Navient, as administrator on behalf of the applicable Issuer, on or prior to the date of such appointment. An assessment of compliance provided by a PPSF need not address any elements of the Servicing Criteria other than those specified by Servicer and the applicable Issuer on the date of such appointment.

20.16 Audit Costs.

(a) For the avoidance of doubt, and subject to Section 20.16(b), the use of Servicer Sites and resources for the performance of audits, and Servicer’s reasonable audit cooperation with and responses to reasonable information requests (including requests from personnel and outside auditors of the Navient Entities) are included as part of the Services (including participation from accountants and other Servicer Personnel) and shall not be counted against resource utilization and shall be provided at no charge to the Navient Entities. Servicer shall respond to inquiries and audit requests made by Navient or Navient Auditors within the time periods specified by Navient (provided that Navient is reasonable when specifying such time periods, taking into account any security or other risk problems, if applicable).

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(b) Servicer will provide up to 250 hours annually for Chargeable Audit Support at no cost to Navient; Chargeable Audit Support in excess of the 250-hour limit will be billed to Navient per the rate card in Exhibit C.

21. COMPLIANCE

21.1 Notice of Financial Information. Within 60 days following the end of each calendar quarter during the Master Term, Servicer shall provide to Navient Servicer’s financial statements (balance sheet and income statement) for such calendar quarter and year to date. Such financial statements shall be un-audited except for the year-end financial statements, which shall be audited and which shall be provided within 120 days after year-end. Notwithstanding the foregoing, Servicer shall not be required to provide financial statements or any such certification within the time indicated if Servicer or any of its Affiliates advises that doing so could cause Servicer or any of its Affiliates to violate Law, in which case Servicer shall provide such financial statements and such certification as soon as reasonably practicable thereafter upon advice of counsel that such disclosure is legally permissible.

21.2 Notice of Claims. To the extent legally able, Servicer shall promptly notify Navient in writing of any claims, that materially affect, or would, if adversely determined (provided that Servicer believes such adverse determination is likely) materially affect, any Services provided under the Agreement including any pending notices from investors in Servicer or Governmental Authorities. In addition, at Navient’s request, Servicer shall provide Navient with reasonably adequate assurance of Servicer’s ability to perform under the Agreement.

21.3 Notice of Significant Events. During the Master Term and any Termination Assistance Period, to the extent that it is legally able, Servicer shall promptly notify Navient in writing of the occurrence of any of the following:

(a) any change in Servicer’s name or its principal business address and/or its main telephone number;

(b) any Change in Control of Servicer;

(c) any material change in Servicer’s financial or operational condition which, in Servicer’s reasonable opinion, will materially adversely impact its ability to perform its obligations under the Agreement;

(d) a written description of any event that will have a material adverse effect on Servicer’s ability to perform its obligations under the Agreement;

(e) entry of court judgment or regulatory order in which Servicer is required to pay a claim or claims which, in Servicer’s opinion, shall have a material adverse effect on Servicer’s ability to perform its obligations under the Agreement;

(f) a judgment or consent order is entered in a court of Law where Servicer admits to committing, or is found to have committed, or Servicer otherwise settles a claim alleging, a material violation of any Law or order relating to its servicing operation that would have a material adverse effect on Servicer’s ability to perform its obligations under the Agreement;

(g) to the extent notification is not prohibited by Law, the initiation of any investigations, audits, examinations or reviews of Servicer by any state or federal agency which would reasonably be expected to have a material adverse effect on Servicer’s ability to perform its obligations under the Agreement, with the exception of normally scheduled audits or examinations by any of the foregoing agencies;

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(h) if any debt, deposit, short term or any other operational or performance rating of Servicer is downgraded two or more levels below the level in effect as of the Effective Date by one or more of DBRS Morningstar, Fitch Ratings, Moody’s Investors Service, Inc., or Standard & Poor’s Ratings Services or any successor to any of them (each, a “Rating Agency”);

(i) any disqualification or suspension of Servicer by a Governmental Authority, or any written notice from a Governmental Authority that any disqualification or suspension is pending; and

(j) any change in corporate existence or structure resulting from a change in Law or an action taken by a Governmental Authority.

21.4 Servicer Laws.

(a) Servicer is responsible for monitoring and, subject to the following sentences in this Section 21.4(a), complying with all Laws, including all Laws that pertain to the Services and Laws that pertain to the operation of the business of Servicer (including Laws relating to the employment or engagement of Servicer Personnel, employee tax withholding applicable to Servicer Personnel and environmental and health and safety Laws relating to Servicer Personnel) (“Servicer Laws”). In accordance with Section 27.3, Servicer shall be liable for the failure of Servicer Agents and Servicer Personnel to comply with Servicer Laws in connection with the Services. Except as otherwise set forth in the Agreement, Servicer is responsible for the personnel and asset costs associated with implementing changes to comply with Servicer Laws and changes to such Laws after the Effective Date. Servicer shall comply with all interpretive guidance provided by Navient with respect to compliance with Servicer Laws; provided, however, that if such requested changes are not required in order to comply with such Servicer Laws, any such non-mandatory changes will be subject to the Change Control Procedures.

(b) Servicer shall be responsible for any fines or penalties imposed on Servicer or Navient resulting from Servicer’s failure to comply with Servicer Laws. Servicer shall work expeditiously to remedy any such noncompliance.

(c) Navient shall provide reasonable assistance to Servicer in connection with Servicer’s obligation to comply with Servicer Laws as requested by Servicer.

21.5 License and Permits.

(a) Servicer shall obtain and maintain, or cause Servicer Agents to obtain and maintain, all Governmental Approvals that are required of Servicer or Servicer Agents in order to provide the Services or relating to Servicer Sites. Servicer shall have financial responsibility for all fees and taxes associated with obtaining and maintaining Servicer’s Governmental Approvals.

(b) If Servicer fails to obtain or maintain a Governmental Approval pursuant to Section 21.5(a), then Servicer shall develop and at Servicer’s expense, implement a suitable workaround (provided that any workaround that imposes costs, fees or incremental risk on Navient shall be subject to Navient’s approval). If such suitable workaround is not available and the failure to obtain or provide such Governmental Approval results in a material adverse impact on the provision or receipt of the Services, then Navient shall have the right to terminate for cause the portion of the Services that is affected by Servicer’s failure to obtain or maintain a Governmental Approval. To the extent that the termination in the preceding sentence would significantly and adversely impact other portions of the Services, Navient may also terminate those Services that are so affected upon notice to Servicer.

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(c) Navient shall obtain and maintain all Governmental Approvals that are required of Navient to operate its business in the ordinary course. Navient shall have financial responsibility for all fees and taxes associated with obtaining and maintaining Navient’s Governmental Approvals.

21.6 Change in Law.

(a) Servicer shall notify Navient of any changes to Laws applicable to the Services that either (i) materially impact the Services or (ii) could result in an increase in cost or risk to Navient. Servicer shall help Navient identify the impact of changes on Navient’s receipt of such Services.

(b) Servicer shall be responsible for implementing any necessary modifications to the Services (i) prior to the deadline imposed by the Governmental Authority having jurisdiction for such requirement or change or (ii) within a reasonable time frame agreed upon by Navient for other changes required by Laws. Servicer shall not make any changes pursuant to this Section 21.6(b) without complying with the Change Control Procedures (to the extent applicable and reasonably possible with any deviation from the Change Control Procedures agreed to by Navient); provided, that, for the avoidance of doubt, except as otherwise expressly provided in the Agreement as Navient having responsibility for the cost, Servicer shall be responsible for the costs of implementing modifications to the Services. Navient’s agreement pursuant to various provisions of this Section 21.6 shall not be unreasonably withheld.

21.7 Import and Export. Both Parties (a) acknowledge that certain software and technical data to be provided hereunder and certain transactions hereunder may be subject to import and export controls under the Laws of the United States and other countries and (b) shall monitor all such Laws to the extent applicable to each Party’s obligations under the Agreement. Servicer shall not import or export or re-export any such items or any direct product thereof or undertake any action in violation of any Laws.

21.8 Settlements/Consent Orders. Servicer shall comply with the Navient Compliance Directives and all other reasonable written instructions provided in the Program Manual arising from Settlement/Consent Orders; provided, that, for any reasonable written instructions arising from any Settlement/Consent Orders after the Effective Date or any amendment to an existing Settlement/Consent Order after the Effective Date, which require a Change in order for Servicer to comply, then such Change shall be subject to the Change Control Procedures, and if such Change results in a material increase in costs to Servicer, such Change shall be implemented at Navient’s expense. For clarity, Servicer shall comply with all reasonable written instructions provided by Navient arising from Settlement/Consent Orders prior to the Effective Date at no cost to Navient.Servicer shall provide support for Settlement/Consent Orders to the extent Navient has provided copies of such Settlement/Consent Orders to Servicer or otherwise notifies Servicer in writing of the applicable requirements therefrom to which Servicer must comply. To the extent practicable, Navient shall coordinate with Servicer regarding commitments made in, or obligations pursuant to, Settlement/Consent Orders (or any amendments thereto) entered into after the Effective Date in accordance with this Section 21.8.

21.9 Servicer Compliance Officer. As part of the Services, Servicer shall assign, for the purposes of the Agreement, an individual or individuals who shall serve as chief compliance officer whose duties shall include monitoring Servicer’s compliance with Laws and supporting Servicer’s responsibilities under the Agreement (the “Servicer Compliance Officer”). The Servicer Compliance Officer shall be deemed a Key Servicer Personnel, and shall, among other things, be available to Navient to consult on and address any compliance issues that arise with respect to the Services, and proactively address other potential issues and questions with respect to compliance. The Servicer Compliance Officer shall have sufficient authority and resources to effectively manage Servicer’s compliance obligations under the Agreement, including oversight of Servicer Agents. Servicer shall provide the Servicer Compliance Officer with sufficient authority to correct identified deficiencies and violations of Laws. For purposes of clarity, Servicer shall be able to designate two or more individuals to serve as to various aspects of the Servicer Compliance Officer role.

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21.10 Oversight of Third-Party Agreements and Services. Servicer shall develop and implement an effective third-party oversight program based on the principles set forth in Third-Party Risk Guidance for Managing Third-Party Risk, (FIL 29-2023, issued June 6, 2023) and any subsequent updates or replacements.

21.11 Regulatory Inquiry and/or Investigation. To the extent permitted by applicable Law, Navient shall provide Servicer with notice of any material regulatory inquiry and/or investigation related to Servicer’s obligations under the Agreement that Navient becomes aware of.

22. REPRESENTATIONS, WARRANTIES AND COVENANTS

22.1 By Servicer. Servicer represents and warrants to Navient, as of the Effective Date and throughout the Master Term and Termination Assistance Period(s) that:

(a) Servicer is duly organized, validly existing and in good standing under the Laws of the State of Missouri (“State”). It is a body politic and corporate and public instrumentality of the State and was created and organized by state statutes Sections 173.350 to 173.445 of the Missouri Revised Statutes. Servicer has the legal power and all licenses, permits, authorizations and approvals (governmental, corporate and otherwise) necessary to carry on its business and perform its obligations under the Agreement. Servicer is in compliance with all Laws, which, if compliance with such Laws were not maintained, would have a material adverse impact on Servicer’s ability to perform its obligations under the Agreement, including (i) being duly licensed to service and collect student loans (“Loans”) in each state in which such license is required for the provision of the Services, and (ii) being eligible under the U.S. Higher Education Act of 1965, as amended (“HEA”), and the rules, regulations, interpretations, instructions and procedures issued thereunder and in effect from time to time (“HEA Regulations”) to service any loans originated under the Health Education Assistance Loan (HEAL) and Federal Family Education Loan Programs (“FFELP Loans”). The execution and performance of the Agreement and each transaction contemplated hereby has been duly authorized by all corporate action and does not and will not contravene any provision of Laws applicable to Servicer. The execution or performance of the Agreement by Servicer shall not violate Servicer’s organizational statutes or its by-laws or any material contract or other instrument to which it is a party or by which it is bound and shall not violate any outstanding judgment, order, writ, injunction or Laws to which it is subject.

(b) The person executing the Agreement on Servicer’s behalf is duly authorized to do so, and the Agreement is a legal, valid and binding agreement, enforceable against Servicer in accordance with its terms, and subject, as to enforceability, to (i) bankruptcy, insolvency and other similar Laws of general applicability relating to or affecting creditors’ rights now or hereafter in effect and (ii) general principles of equity.

(c) No trade secrets, confidential or proprietary information, software, patents, trademarks, trade names, domain names, service marks, copyrights or Servicer registrations used to deliver any of the Services contemplated by the Agreement are being or shall be used in material violation of any Laws, or any written agreement to which Servicer is a party.

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(d) No authorizations or other consents, approvals or notices of or to any person are required in connection with (i) the performance by Servicer of its obligations under the Agreement; (ii) the development and implementation of the systems necessary to perform the Services in accordance with the applicable provisions of the Agreement and in compliance with Laws; (iii) the validity and enforceability of the Agreement; or (iv) the execution, delivery and performance by Servicer of the Agreement.

(e) There are no actions, suits, judgments, orders, writs, injunctions, rules, regulations, official interpretations or guidelines of any arbitrator or Governmental Authority having jurisdiction over Servicer, or proceedings of any kind now pending or, to the best of Servicer’s knowledge after diligent inquiry, threatened against Servicer, which, if adversely decided, would impair Servicer’s ability to carry out its obligations under the Agreement.

(f) The Services shall conform to the Program Manual, Laws, the Navient Compliance Directives and the Service Levels, respectively.

(g) Except as may be expressly agreed otherwise in a Project Schedule, no Deliverable shall contain Open Source Software, nor shall any Navient Confidential Information be incorporated into or used with the Services by Servicer in manner that will render such Navient Confidential Information Open Source Software.

(h) Servicer is, and shall cause all Servicer Agents to be, in compliance with all Laws applicable to Servicer and the Servicer Agents under the Agreement. The Services, the Servicer Technology and performance by Servicer, Servicer Agents and Servicer Personnel under the Agreement do and shall comply with all Laws.

(i) Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Agreement that is Servicer’s responsibility.

(j) As of the Effective Date or as of the Service Start Date, Servicer shall have, and thereafter during the Master Term and Termination Assistance Period at all times shall maintain, all Governmental Approvals that are required to perform the Services, including eligibility under the HEA and the HEA Regulations to service any FFELP Loans, and Servicer has not received any notice that revocation is being considered with respect to any such Governmental Approvals.

(k) Servicer shall render the Services with promptness and diligence and shall execute them in a professional, competent and workmanlike manner, conforming to generally accepted standards applicable to services provided by nationally recognized firms specializing in the Services that Servicer is rendering under the Agreement, in accordance with the terms of the Agreement, and each of the Servicer Personnel assigned to provide any Services under the Agreement and each of its Affiliates and Permitted Subcontractors that it uses to provide and perform the Services under the Agreement shall have the proper knowledge, skill, training, experience, resources, qualifications and background to perform and provide the Services.

(l) Servicer shall efficiently administer, manage, operate and use the resources and services necessary to provide the Services and it shall perform the Services in the most cost-efficient manner consistent with the required level of quality and performance.

(m) Servicer and Servicer Personnel shall perform the Services and their responsibilities under the Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of the Intellectual Property Rights of a third party. The Services and the Servicer Intellectual Property and Navient New Intellectual Property, and the resources, materials, work products, services, Deliverables, Software, Equipment or other assets used or provided by Servicer, Servicer Personnel or any Servicer Agent, do not infringe or misappropriate the Intellectual Property Rights of a third party. No third party has asserted any claims that any Servicer Intellectual Property that is (i) embedded in or integrated with any of the Deliverables or Navient New Intellectual Property; (ii) used by Servicer or Servicer Agents in connection with the provision of the Services; or (iii) otherwise licensed to the Navient Entities under the Agreement, infringes or misappropriates any third-party Intellectual Property Rights.

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(n) Servicer shall prevent (i) the introduction or proliferation of any viruses or other Malicious Code into Navient Systems or any other Systems used in connection with the provision of the Services; or (ii) damage or loss of any System or Navient Data. Without limiting Servicer’s other obligations under the Agreement, Servicer covenants that if there is any damage or loss to Navient Systems or Navient Data caused by Servicer or Servicer Agents or caused or introduced by viruses or Malicious Code or in or passed through Servicer Software or Servicer Equipment or other resources provided by Servicer or Servicer Agents, then Servicer shall, at no additional charge, mitigate (including restoration of Navient Data and Navient Systems) the cause and effects of such damage, loss, viruses or Malicious Code (including restoring or recovering any data or results at no charge to the Navient Entities within a commercially reasonable time).

(o) Without the prior written consent of Navient, it shall not insert into Software code any code or other devices that would have the effect of disabling or otherwise shutting down all or a portion of the Services, and with respect to disabling code that may be part of Software, it shall not invoke the disabling code at any time.

22.2 By Navient. Navient represents and warrants to Servicer, as of the Effective Date and throughout the Master Term and Termination Assistance Period(s) that:

(a) Navient is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Navient has the limited liability company power and all licenses, permits, authorizations and approvals (governmental, corporate and otherwise) necessary to carry on its business and perform its obligations under the Agreement. Navient is in compliance with all Laws, which, if compliance with such Laws were not maintained, would have a material adverse impact on Navient’s ability to perform its obligations under the Agreement. The execution and performance of the Agreement and each transaction contemplated hereby has been duly authorized by all limited liability company action and does not and will not contravene any provision of Laws applicable to Navient. The execution or performance of the Agreement by Navient shall not violate the Navient articles of formation or its by-laws or any material contract or other instrument to which it is a party or by which it is bound and shall not violate any outstanding judgment, order, writ, injunction or Laws to which it is subject.

(b) The person executing the Agreement on Navient’s behalf is duly authorized to do so, and the Agreement is a legal, valid and binding agreement, enforceable against Navient in accordance with its terms, and subject, as to enforceability, to (i) bankruptcy, insolvency and other similar Laws of general applicability relating to or affecting creditors’ rights now or hereafter in effect, and (ii) general principles of equity.

(c) There are no actions, suits, judgments, orders, writs, injunctions rules, regulations, official interpretations or guidelines of any arbitrator or Governmental Authority having jurisdiction over Navient, or proceedings of any kind now pending or, to the best of Navient’s knowledge after diligent inquiry, threatened against Navient, which, if adversely decided would, impair Navient’s ability to carry out its obligations under the Agreement.

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23. CONFIDENTIALITY

23.1 Confidential Information.

(a) In addition to its other obligations under the Agreement, Servicer shall use reasonable methods, at least as substantial as the methods it uses to protect its own confidential information, data and materials of a similar nature, to maintain and cause its employees to maintain the confidentiality of Navient Confidential Information. Servicer shall not disclose, publish, release, transfer or otherwise make available Navient Confidential Information in any form to, or for the use or benefit of, any person or entity without Navient’s consent. Notwithstanding the foregoing, Servicer shall be permitted to disclose relevant aspects of the Navient Confidential Information to its Affiliates and its and their respective officers, directors, members, auditors, professional advisors, Permitted Subcontractors and employees, only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations, or exercise of its rights, under the Agreement; provided, that, Servicer shall take all reasonable measures to ensure that Navient Confidential Information is not further disclosed or duplicated in contravention of the provisions of the Agreement by such officers, directors, members, auditors, professional advisors, Permitted Subcontractors and employees. For the avoidance of doubt, any documentation, materials or other information in the possession of or that is known by a Navient Transitioned Employee prior to the Transfer Date shall remain Navient Confidential Information.

(b) Navient shall use reasonable methods, at least as substantial as the methods it uses to protect its own confidential information, data and materials of a similar nature, to maintain and cause its employees to maintain the confidentiality of Servicer Confidential Information. Navient shall not disclose, publish, release, transfer or otherwise make available Servicer Confidential Information in any form to, or for the use or benefit of, any person or entity without Servicer’s consent. Notwithstanding the foregoing, Navient shall be permitted to disclose relevant aspects of the Servicer Confidential Information to its Affiliates and its and their respective officers, directors, agents, auditors, professional advisors, service providers, subcontractors and employees, only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations or in connection with the receipt of the Services, or exercise of its rights, under the Agreement; provided, that, Navient shall take reasonable measures so that Servicer Confidential Information is not further disclosed or duplicated in contravention of the provisions of the Agreement by such officers, directors, agents, auditors, professional advisors, service providers, subcontractors and employees.

(c) The obligations in this Section 23.1 shall not restrict any disclosure required pursuant to any Law (including the rules of an applicable stock exchange); provided that (i) each the receiving Party shall, to the extent permitted by Law, give reasonable and prompt advance notice of such disclosure requirement to the disclosing Party and give the disclosing Party the reasonable opportunity to object to and contest such disclosure; and (ii) the receiving Party shall use reasonable efforts to secure confidential treatment of any such information that is required to be disclosed and limit any disclosure to the minimum required by Law.

23.2 No Breach by Exercise of License Rights. Nothing contained in this Article 23 is intended nor anything herein shall be construed as restricting either Party from exercising the rights and licenses granted to such Party under the Agreement, and any such use, copying or disclosure made by a Party in exercise of such Party’s license rights, subject to the restrictions applicable to the license, shall not be considered a breach of this Article 23.

23.3 Public Statements. Servicer shall not issue (and shall not allow its Affiliates or the Servicer Agents to issue) any press release or make any other public announcement (including any written materials or prepared remarks to be delivered to the investment community about the Parties’ respective roles in the Agreement and the financial effects of the Agreement on the Parties) without adequate advance notice, coordination and prior review and approval of Navient.

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23.4 Non-Disclosure of Terms of the Agreement. Confidential Information shall also include the Agreement and both Parties, including their officers, employees, agents, consultants and attorneys, will maintain in confidence and not disclose to any third party (other than to such Party’s Affiliates and its and their respective officers, employees, agents, consultants, accountants, financial advisors and attorneys who are bound by applicable obligations of confidentiality at least as restrictive as those herein) the specific terms of the Agreement unless specifically authorized to do so in writing by the other Party or as otherwise required by Law (including the rules of an applicable stock exchange). Notwithstanding the foregoing, (a) Navient may disclose the Agreement (or relevant portions hereof) to its Affiliates or its or their respective regulators, ratings agencies, lenders, Third Party Loan Holders and as otherwise set forth in the Agreement, (b) Navient may disclose the Agreement to other service providers in connection with re-sourcing or outsourcing the Services to other service providers and (c) Navient may disclose the Agreement (or relevant provisions thereof) to a third party in connection with (i) any audit or (ii) a potential or actual merger, acquisition, divestiture or other activity that may result in a Change in Control of Navient. In addition, Servicer may disclose the Agreement (or relevant parts thereof) to its Affiliates, or regulators, rating agencies and lenders.

24. DATA SAFEGUARDS

24.1 Navient Data. All Navient Data is, or upon its creation shall be, and shall remain the property of Navient and shall be deemed Navient Confidential Information. Without Navient’s approval (in its sole discretion), the Navient Data shall not be (a) used by Servicer other than is necessary for Servicer’s performance under the Agreement and solely in connection with providing the Services and the performance of Servicer’s obligations under the Agreement, (b) disclosed, sold, assigned, leased or otherwise provided to third parties by Servicer or (c) commercially exploited by or on behalf of Servicer. Servicer shall not possess or assert liens, security interest, other encumbrances or any other rights in or to the Navient Data or permit any liens, security interest or any other encumbrances to arise or exist thereon. Servicer hereby irrevocably and perpetually assigns, transfers and conveys to Navient without further consideration all of its right, title and interest in and to the Navient Data, in each case as and from its creation. Upon request by Navient, Servicer shall execute and deliver any financing statements or other documents that may be necessary or desirable under any Law to preserve, or enable Navient or the applicable party designated by Navient to enforce, its rights hereunder with respect to the Navient Data.

24.2 Correction of Errors. Servicer shall correct, at no additional charge or cost to the Navient Entities (including reprocessing of invoices, payments, reports and filings as necessary), any errors or inaccuracies caused by Servicer, Servicer Personnel or Servicer Agents in the Navient Data, and the reports delivered and Services performed under the Agreement, promptly following discovery of such errors or inaccuracies.

24.3 Return and Backup of Data.

(a) As part of the Services, Servicer shall deliver or cause to be delivered to Navient or its designee all Navient Data (including documents prepared for Navient under the terms of the Agreement) in the possession or in the control of Servicer or Servicer Agents upon Navient’s demand or upon termination or completion of the Services, in whole or in part, under the Agreement. Servicer shall deliver such Navient Data in the format and on the media reasonably requested by Navient. Delivery of data will be on reasonable advanced notice.

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(b) As part of the Services, Servicer shall assist the Navient Entities as reasonably requested by Navient in meeting Navient’s and the Navient Entities’ legal obligations with respect to the retention of records in Servicer’s control. Upon request by Navient at any time during the Master Term and upon expiration or termination of the Agreement (or at the end of the last Termination Assistance Period if directed by Navient), Servicer shall at no charge to the Navient Entities) (i) promptly return to Navient, in the format and on the media requested by Navient, all or any part of the Navient Data and (ii) erase or destroy all or any part of the Navient Data in Servicer’s possession, in each case to the extent so requested by Navient. Servicer shall be permitted to retain a copy of Navient Data only to the extent required by Law or in automatic electronic archiving where destruction of Navient Data is not practicable; provided that all such Navient Data shall remain subject to the confidentiality and data security terms of the Agreement. Any archival media, including tapes and disk units, containing Navient Data shall be used by Servicer solely for back up purposes and exclusively contain Navient Data. Storage of such media shall be in a manner approved by Navient. Delivery of data will be on reasonable advance notice.

24.4 Reconstruction. Servicer shall be responsible for developing and maintaining procedures for the restoration of lost Navient Data with respect to such data under Servicer’s possession or under Servicer’s control; provided, however, if the standards, policies and procedures set forth in Exhibit F contain procedures for the restoration of such data, Servicer shall abide by such standards, policies and procedures set forth in Exhibit F. Servicer shall correct, at Navient’s request and sole discretion and at no charge to the Navient Entities, any destruction, loss or alteration of any Navient Data caused by Servicer, Servicer Agents or any Servicer Personnel, in the possession of or under the control of Servicer, Servicer Agents or Servicer Personnel or resulting from a non-compliance with the terms of the Agreement. Without limiting the foregoing, if any Navient Data or data relating to the Services is scanned into or stored on Servicer Systems, Servicer shall be responsible for reconstructing and restoring such data.

24.5 Data Safeguards Generally.

(a) Servicer shall establish and maintain safeguards against the disclosure, destruction, loss or alteration of Navient Data in the possession of Servicer, Servicer Agents or Servicer Personnel that are no less rigorous than those set forth in Exhibit F, and that are no less rigorous than those maintained by Servicer for its own information of a similar nature or for other student loan servicing customers of Servicer. Servicer Personnel shall not attempt to access, and shall not access or allow access to, Navient Data to which it is not entitled or beyond that which is required for the performance of the Services by Servicer Personnel. Servicer shall institute industry “best practices” systems security measures to guard against the unauthorized access, alteration, destruction or loss of Navient Data.

(b) Servicer shall implement a data security plan (which shall include both physical and electronic measures) designed to impose the industry standards for security on all parts of Servicer’s organization that are exposed to, or have access to, the Navient Entities or Navient Data. Servicer shall provide a copy of the data security plan for Navient’s review and approval during Transition in accordance with the Transition Plan.

(c) The data security plan shall provide for all items in Exhibit F, including: (i) security systems, computers and technologies, including firewalls and encryption, (ii) physical security procedures, including security guards and regular monitoring of all work areas, (iii) background checks on Servicer Personnel, (iv) restriction of use and copying of Navient Data on a “need to know” basis and only at authorized locations, (v) regular monitoring of the transport and storage of the Navient Data, (vi) regular monitoring of password procedures and (vii) regular and random monitoring of Servicer Personnel providing Services or working on Navient’s or the Navient Entities’ systems and programs.

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(d) Servicer represents and warrants that it shall only transmit, transport and transfer (including Servicer transfers that occur beyond the internal firewalls of Servicer) Navient Data in a secure and confidential manner, including, at a minimum, encrypting the data as required by Law, including encrypting as necessary to avail the Navient Entities of any exceptions or safe harbor with respect to notice and liability if certain encryption technologies are used, and with no less than encryption at the level directed by Navient or through establishing a virtual private network (VPN) with the Navient Entities. Servicer shall comply with the security requirements listed in the Agreement (including Exhibit F) and all additional security requirements provided to Servicer by the Navient Entities in writing from time to time. Servicer shall provide to Navient for its approval a mapping of where Navient Data (by data type if applicable) is located and from where Servicer shall access or transfer such Navient Data in connection with the performance of the Services. Any changes in such mapping shall be subject to Navient’s approval.

(e) Servicer shall encrypt all (i) backup tapes generated by Servicer Equipment or which Servicer is responsible for creating using Navient Equipment and (ii) other portable and/or removable media that is Servicer Equipment or used by Servicer Personnel containing Navient Data generated by Servicer Equipment or which Servicer is responsible for creating using Navient Equipment. Servicer shall comply with and implement all requirements necessary to comply with all Laws regarding the import and export and use of encryption technologies, including technologies necessary to avail Navient and any Navient Entity of any exceptions or safe harbor with respect to notice and liability if certain encryption technologies are used.

(f) Servicer shall maintain security controls that are consistent with NIST 800-53 (currently rev 5, with adoption of succeeding versions within one year of final publication) Moderate baseline, unless instructed otherwise by Navient. Servicer may revise such security controls from time to time upon approval from Navient.

(g) Servicer and Servicer Agents shall use a Navient-approved real-time intrusion detection system on all Servicer Systems. Servicer shall actively monitor the intrusion detection system for activities that correspond to attempts at breaking the security of the Services provided. Along with the deployment of such system, Servicer and Servicer Agents shall adopt and follow operational procedures to disable the source of any perceived attack and escalation procedures to notify Navient and Servicer security groups for follow-up action.

(h) Servicer shall not delete, damage or destroy, and shall cause all Servicer Agents not to delete, damage or destroy, any Navient Data or media on which the Navient Data resides without prior authorization from Navient. In the event any Navient Data is lost or destroyed due to any act or omission of Servicer, Servicer Agents or Servicer Personnel, including any breach of the security procedures described in the Agreement, Servicer shall be responsible for the prompt regeneration or replacement of such Navient Data. Servicer shall prioritize this effort so that the loss of the Navient Data shall not have an adverse effect upon the Navient Entities’ business. Navient agrees to cooperate with Servicer to provide any available information, files or raw data needed for the regeneration of the Navient Data. If Servicer fails to regenerate the lost or destroyed Navient Data within the time reasonably set by Navient, then Navient may obtain data reconstruction services from a third party, and Servicer shall cooperate with such third party as requested by Navient. In addition to any other damages incurred by the Navient Entities, Servicer shall be responsible for the actual costs incurred by the Navient Entities for the reconstruction of the Navient Data by a third party to the extent caused by Servicer, Servicer Agents or Servicer Personnel. In the event it is determined that the Navient Data has been lost or destroyed as a result of the willful misconduct of Servicer, Servicer Agents or Servicer Personnel, Navient may terminate the Agreement for cause and pursue any civil and criminal actions available to it.

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(i) Servicer and Servicer Agents shall comply with the following physical and logical standards:

(i) Physical Safeguards – all of the following shall be implemented and maintained in all areas in which Navient Confidential Information is located: (A) security standards are defined for areas with Navient Confidential Information to prevent unauthorized access, damage and interference to Services: (1) physical security perimeter – use of security guards and video surveillance; (2) physical entry controls – use of access control doors, access-card or biometrically controlled door locks and identity badges that permit access monitoring; (3) clear desk and clear screen policy enforced; and (4) require all persons to visibly display a photo-ID badge at all times; (B) security standards are defined for all Equipment to prevent loss, damage or compromise of assets, including Personal Information, and minimize interruption to business activities: (1) staff are trained on the use of fire extinguishers and other emergency/safety equipment; (2) emergency evacuation procedures are established and tested periodically; and (3) Equipment is audited, appropriately maintained, and securely disposed of at the end of its life cycle.

(ii) Logical Safeguards – all of the following shall be implemented and maintained for all Systems containing Navient Data (without limiting any of the foregoing requirements):

(A) Access control standards reflecting business requirements are implemented to limit access to Navient Data and prevent unauthorized modification and misuse of such Navient Data. These safeguards include: (1) documented access control policy; (2) user registration; (3) privilege management; (4) user password management; (5) deactivation of accounts when no longer needed; and (6) periodic review/audit of user access rights.

(B) System access controls are implemented to detect unauthorized activities: (1) event logging and system use and alert monitoring; (2) clock synchronization; and (3) a comprehensive security information and event management (SIEM) solution, where all relevant log information is collected, analyzed and correlated and securely stored.

(C) Computer system and Equipment access controls are implemented to prevent unauthorized computer and application access: (1) user identification and authentication; (2) password management system; and (3) terminal time-outs.

(D) Application access controls are implemented to prevent unauthorized access to information held in computer Systems: (1) information access restriction; need-to-know basis and need-to-restrict basis only; (2) limited use of system utilities; (3) access control to program source library; and (4) sensitive system isolation (based on established data classification).

(E) Servicer and Servicer Agents may not store Personal Information on any portable computer devices or media (including laptop computers, removable hard disks or flash drives, hand-held devices or computer tapes) unless the Navient Data is encrypted or the hard drive that contains the Personal Information on the portable computer device or media is fully encrypted utilizing Navient-approved encryption technology and methods set forth in Exhibit F, as may be changed by Navient.

(j) Servicer shall install Navient-approved security tools, either Software or hardware, on Systems or networks that are used to provide or support the Services or contain or process the Navient Data. These tools may be used to monitor either the activity on or configuration of Systems and Services.

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(k) NPPI about Customers or customer prospects (“Customer NPPI”), which is disclosed to or obtained by Servicer, Servicer Agents or any Servicer Personnel under the Agreement, shall be used by Servicer and Servicer Agents only to effect the transaction for which the NPPI was disclosed or obtained and pursuant to all Laws, including Section 502(b)(2) of the Gramm-Leach-Bliley Act (15 U.S.C. Section 6802(b)(2)) (“GLBA”) as amended from time to time. Servicer agrees to maintain the confidentiality of this NPPI and to use and redisclose it only in accordance with the Agreement and as required by Laws. Servicer’s contracts with applicable third parties relating to the Agreement shall provide for the protection of such NPPI in accordance with Title V of the GLBA. The language in these agreements is intended to satisfy the requirement of a “contractual agreement” under Section 502(b)(2) of the GLBA.

24.6 Data Safeguards – Personal Information

(a) Servicer shall have implemented and shall maintain appropriate operational, technical and organizational measures to protect Personal Information against accidental or unlawful destruction, alteration or unauthorized disclosure or access, but in no event using less than a reasonable standard of care. Servicer shall regularly test or otherwise monitor the effectiveness of the safeguards’ controls, systems and procedures. Servicer periodically shall identify reasonably foreseeable internal and external risks to the security, confidentiality and integrity of the Personal Information, and implement safeguards to control those risks. Servicer shall monitor all Servicer Personnel for compliance with the security and privacy program and policy requirements of the Agreement.

(b) At appropriate intervals or as otherwise requested by Navient, Servicer shall provide a copy of its written privacy and information security policies and procedures to Navient. Navient may review and provide comments to Servicer’s policies and procedures used to maintain the security and confidentiality of Personal Information, including auditing Servicer concerning such policies and procedures. Servicer will consider Navient’s suggestions in good faith and use commercially reasonable efforts to implement them subject to reasonable compensation if changes impose substantial cost to Servicer, unless such suggestions are required for Servicer to comply with applicable Law in which case Servicer shall incorporate Navient’s comments into such policies and procedures at no cost to Navient. Servicer shall not disclose, transmit or make available the Personal Information to third parties (including Servicer Agents) unless such disclosure, transmission or making available has been explicitly authorized by Navient in writing.

(c) Servicer shall conduct appropriate background investigations of Servicer Personnel, as provided Exhibit F. No Servicer Personnel shall be given access to the Personal Information until such investigation is complete and the results are acceptable. Additionally, Servicer shall conduct reasonable privacy and information security training, as appropriate and inclusive of any Navient-provided materials and/or content, for those Servicer Personnel who Process or access the Personal Information.

(d) If the Processing involves the transmission of Personal Information over a network, Servicer shall implement appropriate supplementary measures to protect the Personal Information against the specific, foreseeable risks presented by the Processing. Personal Information may only be transmitted by Servicer and Servicer Agents in an encrypted format or via encrypted medium or networks, such as a VPN, that meet Navient security standards set forth in Exhibit F as may be changed by Navient. Servicer shall not transfer the Personal Information across any national borders or permit remote access to the Personal Information from any employee, Affiliate, contractor, service provider or other third party unless such transfer or remote access is specifically permitted in the Processing instructions provided to it by Navient or it has the prior written consent of Navient for such transfer or access. Navient’s approval of a Servicer Site for the scope of Services to be provided from such Servicer Site constitutes consent for the remote access of Personal Information from such Servicer Site solely as necessary for the provision of the scope of Services expressly permitted to be provided from such Servicer Site and subject to the requirements of the Agreement (including all security and data safeguard requirements).

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(e) At Navient’s request and subject to Section 20.16, Servicer shall submit all data processing facilities where the Services are performed for audit, which shall be carried out by Navient (or by an independent inspection company designated by Navient). Servicer shall fully cooperate with any such audit. In the event that any such audit reveals material gaps or weaknesses in Servicer’s security and/or privacy program, Servicer shall be deemed in breach and Navient (i) may suspend transmission of Personal Information to Servicer and Servicer’s Processing of such Personal Information until such issues are resolved, (ii) may terminate the affected Services or the Agreement for cause if there is unauthorized disclosure or access of Navient Data or Navient Intellectual Property, (iii) may terminate the affected Services or the Agreement if the breach has not been cured within 15 Business Days (unless the Parties agree to a longer cure period) following receipt by Servicer of written notice of such breach and/or (iv) pursue any other legal and equitable remedies.

(f) Servicer shall promptly and thoroughly investigate allegations of any unauthorized use or disclosure of Personal Information of which Servicer is aware, and shall promptly notify Navient in writing thereof. Servicer shall notify Navient immediately upon discovery of any unauthorized access to or disclosure of Personal Information. Servicer shall (i) bear all reasonable costs associated with resolving a security and/or privacy breach to the extent caused by Servicer, Servicer Agents or Servicer Personnel, in the possession of or under the control of Servicer, Servicer Agents or Servicer Personnel or resulting from a noncompliance with the terms of the Agreement and (ii) undertake such resolutions at Navient’s direction and in the form and substance approved by Navient in advance, including (A) conducting an investigation and notifying consumers and others as required by either or both Law and the Payment Card Industry Data Security Standard (as may be amended), (B) providing consumers with one year of credit monitoring or as otherwise required or recommended by a Governmental Authority, and (C) responding to consumer, regulator and media inquiries.

(g) With regard to all Personal Information in Servicer’s possession or control, upon expiration or termination of the Agreement or any of the Servicing Agreements pursuant to which the Personal Information is being Processed, Servicer shall (at Navient’s election) either (i) return the Personal Information (and all media containing copies of the Personal Information) to Navient or (ii) purge, delete or destroy the Personal Information. Electronic media containing Personal Information shall be disposed of in a secure manner compliant with Navient’s media disposal policies and as required by Section 501(b) of the GLBA (15 U.S.C. Section 6801(b)), and the Fair Credit Reporting Act (15 U.S.C. Section 1681 et seq.). Upon request, Servicer shall provide Navient with an officer’s certificate to certify its compliance with this provision. If legislation imposed does not permit the destruction of all or part of the Personal Information, Servicer shall return all Personal Information to Navient and shall not thereafter actively Process the Personal Information.

(h) Servicer acknowledges that the Navient Data may contain Personal Information, the use of and access to which is subject to various privacy laws, including EU Directives, member state, federal and international Laws, and state, federal and national or international government agency orders and decrees to which Navient may be subject (“Privacy Laws”), as well as Navient’s privacy statement and certain restrictions imposed on the Navient Data by the data subjects, credit card issuers or other third-party data providers. Servicer agrees to strictly abide by all such restrictions pertaining to the Navient Data, as they are promulgated and applied, currently and in the future, and to implement appropriate mechanisms to comply therewith. Furthermore, Servicer shall in good faith (i) execute any and all agreements or documents that Navient is required to have Servicer execute in order for Navient to comply with any Privacy Laws and (ii) execute, implement or obtain any agreements, documents, notices or consents that are required for Servicer to comply with Privacy Laws. If Servicer’s use (whether directly or indirectly) of the Navient Data is contrary to any Privacy Law or any of the restrictions set forth in the Agreement, Navient shall have the right to terminate the Agreement for cause if such breach has not been cured within five days of receipt by Servicer of written notice and/or pursue any other legal and equitable remedies. At Navient’s request, Servicer shall demonstrate the adequacy and validity of all mechanisms in place to implement compliance with Privacy Laws. As between Navient and Servicer (itself and not its Affiliates and Servicer Agents) with regard to Navient Data, Navient shall be the “data controller” and Servicer shall be the “data processor” as those terms are defined and used in applicable Privacy Laws. As between Servicer and its Affiliates and other Servicer Agents with respect to Navient Data that is controlled, Processed, transferred or accessed by Servicer or its Affiliates and other Servicer Agents, Servicer shall comply with, and be responsible for the compliance with, all Privacy Laws.

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(i) Servicer shall not disclose or make any Personal Information available to third parties (including Servicer Agents) without entering into an agreement in writing with the party/subcontractor whereby the party/subcontractor agrees to comply with, and treat Personal Information in accordance with, the Agreement. Servicer shall be responsible for all breaches of the terms of the Agreement by Servicer Personnel and employees, representatives and agents of Servicer and Servicer Agents. In no event may Servicer provide Personal Information to a sub-vendor or sub-processor unless that entity has been approved by Navient as a Servicer Agent and has agreed in writing to the terms contained herein, including the provisions regarding security and Navient audit rights. Servicer shall make the Personal Information available only to Servicer Personnel who have a need to access the Personal Information in order to perform the Services. Servicer shall inform and train its employees having access to Personal Information of the privacy, confidentiality and security requirements set out in the Agreement. Servicer Personnel may handle Personal Information only if they have been appropriately trained and are bound by legally enforceable and sound confidentiality obligations. Upon request, Servicer shall provide to Navient a list of all Servicer Personnel (including former Servicer Personnel) who have access to the Personal Information.

(j) In providing Services to Navient, Servicer confirms that it has on file a current Report on Compliance, evidencing that it is in compliance with the payment card industry (“PCI”) data security standard (“DSS”). In addition to the foregoing, Servicer, Servicer Agents and Servicer Personnel will comply with and adhere to the PCI DSS in effect from time to time. These requirements are applicable to all infrastructure and systems processing or storing any cardholder information as defined by the PCI DSS. Any change in PCI compliance status shall be promptly communicated to Navient in writing. In addition, to the extent applicable, Servicer, Servicer Agents and Servicer Personnel shall comply with the National Automated Clearinghouse (“NACHA”) Operating Rules.

(k) The provisions of this Section 24.6 are in addition to, and shall not be construed to limit, any other confidentiality obligations under, the Agreement. Any exclusion from the definition of Navient Confidential Information contained in the Agreement shall not apply to Personal Information. Servicer shall require any Servicer Personnel who Process or access the Personal Information to sign, and annually affirm in writing, an enforceable confidentiality agreement that includes requirements to keep the Personal Information confidential.

24.7 Backup Security. Navient shall have the right to establish backup security for Navient Data and to keep backup copies of the Navient Data in the Navient Entities’ possession at Navient’s expense if Navient so chooses.

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24.8 Media. No media, including tape or disk units, on which Navient Data is stored may be used or reused to store data of any other customer of Servicer or to deliver data to a third party, including another Servicer customer, unless securely erased in a manner approved by Navient.

24.9 Security Incidents. In the event Servicer or Servicer Agents discover or are notified of a confirmed or suspected Security Incident, Servicer shall (a) immediately notify Navient by telephone number 1-844-628-2677 (1-844-NAV-COPS) and by email to SOC@navient.com (with a follow-up written notification sent immediately via overnight mail to Navient, Attention: Chief Information Security Officer, 11100 USA Parkway, Suite 3100, Fishers, Indiana 46037) and promptly thereafter furnish full details of such confirmed or suspected Security Incident to the Navient Account Executive and Navient’s Chief Information Security Officer, including the nature and impact thereof; actions already taken by Servicer; Servicer’s assessment of immediate risk; and corrective measures to be taken, evaluation of alternatives and next steps, (b) if the applicable Navient Data was in the possession of or under the control of Servicer or Servicer Agents at the time of such confirmed or suspected Security Incident, (i) investigate and remediate the effects of the confirmed or suspected Security Incident and (ii) provide Navient with assurance satisfactory that such confirmed or suspected Security Incident shall not reoccur and (c) cooperate with the Navient Entities in any litigation against and investigation of third parties deemed reasonably necessary by Navient to protect the proprietary rights of the Navient Entities. Servicer shall continue providing (A) appropriate status reports to Navient regarding the resolution of the confirmed or suspected Security Incident and prevention of future such confirmed or suspected Security Incidents and (B) cooperation, as reasonably requested by Navient, in order to further investigate and resolve the confirmed or suspected Security Incident. Navient may require that the Services provided by Servicer to Navient be suspended, connectivity with Servicer be terminated, or that other appropriate action be taken pending such resolution. Navient shall have the right to participate in any security investigation relating to the Services, Navient Data or Navient Systems. Without limiting the foregoing, in all events, Servicer shall, and shall cause Servicer Agents and Affiliates of Servicer to, cooperate fully in resolving any actual or suspected unauthorized access or acquisition or misuse of Navient Data. Navient reserves the right to instruct Servicer to not remediate the cause of a confirmed or suspected Security Incident for the purposes of ongoing investigation, such as cooperation with law enforcement or a need to identify the extent of said confirmed or suspected Security Incident and/or identify the offending parties.

24.10 Personnel Procedures. Servicer shall propose, for Navient review and approval, policies and procedures for informing Servicer Agents and Servicer Personnel of restrictions regarding access to and use of Navient Data and for monitoring compliance with such restrictions. Navient will not unreasonably withhold approval.

25. DEFAULT AND TERMINATION

25.1 Termination for Cause by Navient. Navient, by notice in writing to Servicer, may, in addition to whatever rights Navient may have at Law or in equity to damages, including injunctive relief and specific performance, terminate the Agreement for cause upon any of the following events:

(a) failure on the part of Servicer duly to observe or perform in any material respect any of the covenants, representations, warranties or other obligations on the part of Servicer set forth in the Agreement which continues unremedied for a period of 30 days (subject to the proviso at the end of this Section 25.1(a)) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Navient; provided, that (i) there shall be no opportunity to cure if the default is not capable of cure within the specified cure period and (ii) the number of days to cure shall be 15 in the case of a failure to pay any premium for any insurance policy required to be maintained under the Agreement;

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(b) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any involuntary insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days;

(c) Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all of its property;

(d) Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(e) entry of court judgment or regulatory order in which Servicer is required to pay a claim or claims which shall have a material adverse effect on Servicer’s ability to perform its obligations under the Agreement;

(f) a judgment or consent order is entered in a court of law where Servicer admits to committing, or is found to have committed, a material violation of any Law or order relating to its operations that would have a material adverse effect on Servicer’s ability to perform its obligations under the Agreement or on Servicer’s ability to continue its operations;

(g) if Navient receives a written directive or instruction, from any Governmental Authority with jurisdiction over Navient or its Affiliates to terminate the Agreement or that deems the Services or activities contemplated by the Agreement to be unsafe or unsound; or

(h) if Servicer ceases all or substantially all of its efforts to provide Services.

25.2 Termination by Servicer. Servicer may terminate the Agreement only if (a) Navient fails to pay undisputed servicing fees to Servicer for three consecutive months or three months within a six-month period, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Navient by Servicer; (b) Navient fails to pay undisputed indemnified amounts pursuant to its obligations under the Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Navient by Servicer; (c) a court of competent jurisdiction has ordered Servicer to terminate the Agreement due to Navient’s violation of Law.

25.3 Reserved.

25.4 Change in Control of Servicer. In the event (a) of the public announcement of a Change in Control of Servicer or (b) Servicer executes a definitive agreement that would if effected result in a Change in Control of Servicer (“Change in Control Trigger”), Navient may terminate the Agreement upon notice to Servicer (or the successor entity); provided that Navient delivers such notice within 90 days of Servicer’s notice to Navient of the occurrence of a Change in Control Trigger. In the event of a termination by Navient pursuant to this Section 25.4:

(a) Servicer shall provide the Termination Assistance Services as requested by Navient at no cost to Navient and no “System Deconversion” Fees specified in Exhibit C or other fees shall apply or be payable. Notwithstanding anything in the Agreement to the contrary, the Termination Assistance Period shall commence as of the date that Navient provides notice of termination of the Agreement as set forth in this Section 25.4.

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(b) In no event may Servicer or, if applicable, the successor entity, disclose Navient Confidential Information to or allow or enable the use of Navient Confidential Information by any persons or entities that were not providing the Services prior to the Change of Control Trigger. Servicer or, if applicable, the successor entity, shall implement processes and procedures (including screening mechanisms) that ensure that Navient Confidential Information (including Customer data and lists) is not disclosed to or used by any persons or entities that were not providing the Services prior to the Change of Control Trigger. Notwithstanding the foregoing, Servicer shall not be prohibited from performing day to day management of, or financial reporting relating to, the Services.

25.5 Cross-Termination. Navient may terminate the Agreement if Navient terminates any Servicing Agreement for cause.

25.6 Termination for Loss of Approval. In the event that a Governmental Authority terminates an approval of Servicer that is necessary for Servicer to service any Loans serviced hereunder, Servicer shall provide notice of such event to Navient within two Business Days of such termination. If such approval is not reinstated within 90 days (or such lesser period specified under the Applicable Requirements) after the approval was terminated, Navient may terminate the Agreement as to the affected Loans only by providing notice to Servicer, and the termination of the Agreement as to such Loans shall become effective after the end of such 90-day period if the approval is not reinstated by then. Servicer acknowledges that the Applicable Requirements may require immediate termination of the Agreement as to certain Loans, and Servicer shall cooperate and do all acts as Navient may deem necessary or advisable to facilitate a transfer of the servicing obligations of the Loans back to Navient and/or Navient’s designee.

25.7 Effect of Termination.

(a) Upon (i) termination of the Agreement by either Party, (ii) expiration of the Agreement, or (iii) at any time upon Navient’s request, as to any or all of the Loans, Servicer, in accordance with Navient’s instructions, shall deliver to Navient or its designee all Loan Documents, including all originals and copies, and servicing data contained on the Servicer Systems, related records and other instruments for the Loans for which the servicing has been terminated.

(b) In the event of any termination of the Agreement, to the extent not otherwise provided for in the Agreement, Navient shall pay to Servicer (i) the undisputed accrued and unpaid Fees and (ii) all undisputed amounts reimbursable by Navient to Servicer under the Agreement.

25.8 Periodic Transfers of Servicing. Notwithstanding anything to the contrary herein, Navient may from time to time be required to remove Loans from the Services due to a lack or loss of consent from a servicing client of Navient to service Loans, subject to payment of “System Deconversion” Fees specified in Exhibit C.

26. TERMINATION ASSISTANCE

26.1 Termination Assistance. Commencing 180 days prior to the expiration of the Agreement, or commencing upon any notice of termination or of nonrenewal of the Agreement (including notice based on default by Navient), and continuing for 30 months after the effective date of expiration or termination, plus, if applicable, any extension as agreed to by the Parties (the “Termination Assistance Period”), Servicer shall provide to Navient the Services and such other reasonable cooperation requested by Navient necessary to transition the Services to Navient or its designee (collectively, “Successor”) (such other cooperation and assistance, collectively, the “Termination Assistance Services”; the Termination Assistance Services and the Services, collectively, the “Termination Services”). The Termination Services shall allow the Services to continue without interruption or adverse effect and facilitate the orderly transfer of the Services to Successor. During the Termination Assistance Period, both Parties shall continue to comply with the Agreement, except as otherwise specifically set forth herein. Servicer shall adjust the volume of Services upon Navient’s request. Servicer’s quality and performance during the Termination Assistance Period shall be at a level commensurate with its provision of the Services as required under the Agreement, and Servicer shall continue to perform all of its obligations under the Agreement and provide the Services in accordance with the terms of the Agreement during any Termination Assistance Period.

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26.2 Termination Services. The Termination Assistance Services shall include, as reasonably requested by Navient, and to the extent permitted under Law, any reasonable cooperation of Servicer required to complete the transfer of the Services to Successor in an orderly fashion and without interruption of the Services (including those being provided to Customers), including assistance with, if necessary, transitioning and formatting data. In consideration for the Termination Services, Navient shall continue to pay (a) the fees for the Services based on the rates set forth in Exhibit C, (b) as applicable, the “System Deconversion” Fees specified in Exhibit C and (c) reimburse Servicer for its reasonable out-of-pocket third party expenses incurred by Servicer in connection with Servicer’s provision of Termination Services hereunder that are not related to the deconversion of the Loans; provided that, if termination is by Navient, in whole or in part, pursuant to Section 25.1 or Section 25.4, Navient shall only be responsible for costs associated with the ongoing provision of the Services and shall not be responsible for the “System Deconversion” Fees specified in Exhibit C or any other costs for other Termination Services provided by Servicer. Except as set forth in this Section 26.2, no other fees are due for the Termination Services.

26.3 Obligations Upon Termination.

(a) Upon the later of (i) the termination or expiration of the Agreement, in whole or in part, and (ii) the expiration of the Termination Assistance Period (if applicable), each Party shall (A) immediately discontinue any use of the name, logotype, trademarks, trade names, service marks, service names or slogans and other marks of the other Party (with respect to Navient Marks, subject to and in accordance with Article 10), (B) discontinue all representations or statements from which it might be inferred that any relationship continues to exist between the Parties, and (C) comply with the provisions of Sections 8.15 and 24.3, unless with respect to each of subsection (A), subsection (B) and subsection (C) of this Section 26.3(a), Servicer is otherwise directed by Navient. Upon written request from Successor, at any time, Servicer shall prepare, execute and deliver to a Successor any and all documents and other instruments, place in such Successor’s possession all Loan Documents, including all originals and copies, servicing data contained on Servicer Systems and related records and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including the transfer of the servicing of the Loans and related documents to Successor at Servicer’s sole expense. Servicer agrees to cooperate with Successor in effecting the termination of Servicer’s responsibilities and rights hereunder.

(b) Upon expiration or termination of the Agreement, Navient shall direct Servicer to either (i) continue providing the Services during the Termination Assistance Period until otherwise directed by Navient or (ii) cease all or part of the Services. Servicer shall turn over the associated documents and information to Successor, including as described in Section 26.3(a), as directed by Navient.

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26.4 Servicer Not to Assign or Resign. Notwithstanding the right of Navient and Servicer to terminate the Agreement as set forth in Article 25, with respect to the retention of Servicer to provide Services hereunder, Servicer acknowledges that Navient has acted in reliance upon Servicer’s independent status, the adequacy of its facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Article 26, Servicer shall not assign the Agreement (except as may be specifically permitted herein) or resign from the obligations and duties hereby imposed on it (except in connection with a termination of the Agreement by Servicer as permitted herein after the completion of the applicable Termination Assistance Period).

26.5 Exit Rights. Upon the later of the expiration, termination or partial termination of the Agreement and the last day of the applicable Termination Assistance Period:

(a) The rights granted to Servicer to use the Navient Intellectual Property, including any Navient Data, shall immediately terminate and Servicer shall, and shall cause Servicer Personnel to, (i) deliver to Navient or its designees, at no charge to Navient, a current copy of the Navient Intellectual Property in the possession of Servicer or any Servicer Agent in the form then in use and (ii) destroy or erase all other copies of the Navient Intellectual Property in Servicer’s or any Servicer Personnel’s possession. Servicer shall, upon Navient’s request, certify to Navient compliance by Servicer and the Servicer Agents with the foregoing.

(b) The rights granted to Navient to use the Servicer Systems, Servicer Hosted Sites and other Servicer Intellectual Property shall immediately terminate, except as otherwise expressly set forth in the Agreement.

(c) Servicer agrees that time is of the essence in the provision of Termination Services (subject to equitable adjustment for delays caused by Navient) and shall perform the Termination Services accordingly.

(d) Servicer shall provide Termination Services to Navient regardless of the reason for termination.

(e) Successor shall be permitted but not obligated, without interference from Servicer, to hire any Navient Transitioned Employees that are performing the Services as of the date Servicer receives notice of termination or, in the case of expiration, within the 12-month period (or longer period requested by Navient) prior to expiration. Servicer shall provide Successor with reasonable access to these employees, shall not interfere with Successor’s efforts to hire such employees (e.g., by making counteroffers) and shall waive any noncompetition or other restrictive provisions in the employees’ employment contracts (if applicable); provided, however, that Servicer shall notify Navient if Servicer believes that it shall not be able to meet specific Service Levels without any particular Servicer Personnel. Upon agreement of the Parties to the Service Level relief and upon hiring of such Servicer Personnel by Successor, Navient shall relieve Servicer from meeting the specified Service Levels. Navient’s rights under this Section 26.5 shall take precedence over any Navient Transitioned Employee’s employment contract or covenant that may otherwise limit such employee’s right to accept employment with Successor.

26.6 Injunctive Relief. If Servicer breaches (or attempts or threatens to breach) its obligations to provide Navient with Termination Services, Navient may be irreparably harmed and may proceed directly to court. If a court should find that Servicer has breached (or attempted or threatened to breach) any such obligations, Servicer agrees that without any additional findings of irreparable injury or other conditions to injunctive relief, it shall not oppose the entry of an order compelling performance by Servicer and restraining it from any further breaches (or attempted or threatened breaches).

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27. INDEMNIFICATION

27.1 Intellectual Property Rights Indemnity. Servicer hereby agrees to defend, indemnify and hold harmless, all at Servicer’s expense, Navient, Navient Personnel and the Navient Entities and each of their respective officers, directors, managers, members, employees, agents, successors and assigns (the “Navient Indemnified Parties”) from and against any and all Losses and threatened Losses alleged, incurred, imposed, or levied by or awarded to any third party for, or arising out of, actual or alleged infringement or misappropriation of any Intellectual Property Right based on (a) the Services; (b) the resources, materials, work products, services, Deliverables, Software, Equipment or other assets used or provided by Servicer, Servicer Personnel or Servicer Agents; (c) the Servicer Software; and (d) the Servicer Intellectual Property (“Servicer Indemnified Items”). Notwithstanding the foregoing, Servicer shall not have any liability for any such infringement to the extent any such infringement is caused by: (i) modifications to the Servicer Indemnified Items made by Navient, Navient Personnel or Navient Agents that by virtue of such modification, makes the items infringing; or (ii) failure of Navient, Navient Personnel, or Navient Agents to use Servicer-provided corrections or modifications that would remedy the infringement and that offer equivalent features and functionality to the infringing items.

27.2 Infringement Remedies. In the event that a claim as described in Section 27.1 is asserted, or if Servicer reasonably believes that a claim is likely to be made, Servicer, in its sole option and cost, shall: (a) modify the applicable infringing item or service so that it becomes non-infringing but functionally equivalent; (b) replace the infringing item or services with an item or services that is non-infringing but functionally equivalent; or (c) obtain for Navient the right to continue to use, as applicable, the infringing item or service.

27.3 General Indemnification. Servicer hereby agrees to defend, indemnify and hold harmless, all at Servicer’s expense, the Navient Indemnified Parties from and against any and all Losses and threatened Losses for, or arising out of:

(a) any breach by Servicer, Servicer Agents or Servicer Personnel of Servicer’s representations, warranties, covenants or obligations as set forth in the Agreement;

(b) gross negligence, willful misconduct or fraud of Servicer, Servicer Agents or Servicer Personnel arising in connection with the Agreement;

(c) any personal injury or death to persons, or physical damage to tangible or real property, arising from the negligence or willful misconduct of Servicer, Servicer Agents or Servicer Personnel in connection with the Agreement;

(d) breach by Servicer, Servicer Agents or Servicer Personnel of any confidentiality or data protection obligations under the Agreement or the unauthorized disclosure or misappropriation by Servicer, Servicer Agents or Servicer Personnel of any Navient Confidential Information, including NPPI;

(e) any claim or action by, or on behalf of, any Servicer Personnel or any other prospective, then-current or former employees of Servicer or Servicer Agents arising with respect to their employment or prospective employment with Servicer or Servicer Agents including (i) any claims that such individual is an employee of Navient or a Navient Entity (or that Navient or any Navient Entity is a joint employer, single employer, agent or alter ego of Servicer or Servicer Agents), (ii) any claims arising from or relating to such alleged employment or the termination of such alleged employment, including claims relating to hiring policies and decisions, claims for payment of wages or benefits, claims relating to occupational safety and health, workers’ compensation, ERISA, unemployment compensation, or other Law, (iii) any claims relating to the handling and processing of any and all immigration issues and requirements (whether located in the United States or elsewhere), (iv) any claims for harassment, discrimination, or retaliation or wrongful termination of any kind and (v) hiring practices and decisions of Servicer or Servicer Personnel relating to the hiring of the Servicer Personnel;

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(f) the failure by Servicer, any Servicer Agents or Servicer Personnel to obtain, maintain or comply with any Governmental Approvals or consents that are its or their responsibility under the Agreement or fulfill its or their obligations with respect to Laws (including all applicable Servicer Laws) as set forth in the Agreement;

(g) claims by Governmental Authorities for fines, penalties, sanctions, late charges or other remedies arising from the failure by Servicer, Servicer Agents or Servicer Personnel to perform its or their obligations under the Agreement;

(h) any claim initiated by a potential or actual Servicer Agent (including Affiliates of Servicer) asserting rights in connection with or arising under the Agreement;

(i) any amounts assessed against Navient or a Navient Entity, including taxes, penalties and interest, that are the obligation of Servicer or any Servicer Agent or Servicer Personnel under the Agreement;

(j) any claim arising out of or related to the failure of Servicer, Servicer Personnel or Servicer Agents to observe or perform obligations to be observed or performed on or after the Effective Date under any third-party contract for which Servicer has assumed operational, administrative, management, support or financial responsibility or with which Servicer is required to comply pursuant to the Agreement, including licenses for Software to which Servicer and Servicer Agents have access or use rights and Third Party Contracts; and

(k) any claim arising out of or related to the failure of Servicer, Servicer Personnel or Servicer Agents to observe or perform obligations to be observed or performed on or after the Effective Date under any lease or sublease agreement between Servicer and any Navient Entity.

27.4 Navient Indemnification. Navient hereby agrees to defend, indemnify and hold harmless, all at Navient’s expense, Servicer, Servicer Personnel and Servicer’s Affiliates and each of their respective officers, directors, managers, members, employees, agents, successors and assigns (“Servicer Indemnified Parties”) from and against any and all Losses and threatened Losses for, or arising out of a third party claim, to the extent that the third party claim arises out of or results from:

(a) Navient’s servicing of the Loans prior to the Service Start Date

(b) breach by Navient or Navient’s employees of any confidentiality obligations under the Agreement;

(c) any claim by a Navient Transitioned Employee relating to such Navient Transitioned Employee’s employment with Navient prior to the Transfer Date except to the extent that such a claim arises (i) from the supervision or direction of a Navient employee by Servicer prior to the Transfer Date or (ii) the offer of employment (including employee benefits) made to a Navient Transitioned Employee by Servicer; and

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(d) the infringement of any patent, trade secret or copyright alleged to have occurred from the use by Servicer of any Navient Pre-Existing Intellectual Property (excluding the Shared Assets) in connection with the provision of the Services, as permitted hereunder; provided, however, Navient shall not have any liability for any such infringement to the extent any such infringement is caused by: (i) the failure of Servicer, Servicer Personnel or Servicer Agents to comply with the requirements of the Agreement; (ii) modifications made by Servicer, Servicer Personnel or Servicer Agents that by virtue of such modification, makes the items infringing; (iii) combination by Servicer, Servicer Personnel or Servicer Agents of items provided by Servicer, Servicer Personnel or Servicer Agents, that by virtue of such combination, makes the items infringing; (iv) failure of Servicer, Servicer Personnel or Servicer Agents to use Navient-provided corrections or modifications that would remedy the infringement and that offer equivalent features and functionality to the infringing items or cease use of or access to the alleging infringing item once directed to do so by Navient; or (v) use of the Navient Pre-Existing Intellectual Property other than as intended or in accordance with the any applicable specifications.

27.5 Government Claims. In the event that a Governmental Authority brings a claim against Navient or any Navient Indemnified Party that Servicer is obligated to indemnify for hereunder, then Navient shall have the right to assume control of the defense of any such claim; provided that Servicer shall reimburse Navient or the Navient Indemnified Parties for all reasonable costs of defense in accordance with this Article 27. Servicer may participate in such defense at its sole cost and expense. Servicer shall cooperate, at its own cost, in all reasonable respects with Navient and its attorneys in the investigation, trial and defense of such claim and any appeal arising therefrom. Prior to finalizing any settlement for monetary amounts, Navient shall consult with Servicer and, subject to the remaining provisions of this Section 27.5, obtain Servicer’s consent, which shall not be unreasonably withheld. Navient shall manage the defense of any such claim, including the amount of any settlement, with the same degree of concern for the expense thereof as it would a claim for Navient’s own account. If Servicer disputes the amount of such settlement for monetary amounts as being excessive or otherwise does not consent to the proposed settlement, then Servicer shall submit the matter to dispute resolution; provided, that Navient may settle the matter with the Governmental Authority, subject to a dispute with Servicer regarding reimbursement. Subject to the foregoing, Servicer shall be responsible for paying or reimbursing Navient or the Navient Indemnified Parties for any monetary fines, penalties, sanctions, late charges or other amounts resulting from any claims by a Governmental Authority covered above.

27.6 Procedures. Subject to Section 27.5, if any third-party claim is alleged or asserted against a party entitled to indemnification under this Article 27 (the “Indemnified Party”), notice thereof shall be given to the party from whom indemnification is sought (the “Indemnifying Party”) as promptly as practicable. If, after such notice, the Indemnifying Party acknowledges that the terms of the Agreement apply with respect to such claim, then the Indemnifying Party shall be entitled, if it so elects, in a notice promptly delivered to the Indemnified Party, but in no event less than 10 days prior to the date on which a response to such claim is due, to immediately take control of the defense and investigation of such claim and to employ and engage attorneys reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party’s sole cost and expense. The Indemnifying Party shall assign separate counsel to itself and the Indemnified Party, at the Indemnifying Party’s sole cost and expense, in the event that the Indemnified Party considers there to be a conflict between the interests of the Indemnified Party and the Indemnifying Party. Counsel assigned to the Indemnified Party shall be counsel of the Indemnified Party’s choosing. No settlement of a claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party, which consent shall not be unreasonably withheld. After notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with the defense of that claim. The Indemnified Party shall reasonably cooperate, at the cost of the Indemnifying Party, in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such claim and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense (except as otherwise would be the responsibility of the Indemnifying Party hereunder), participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising therefrom. If the Indemnifying Party does not assume control over the defense of a claim subject to such defense as provided in this Section 27.6, the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.

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28. LIMITATIONS OF LIABILITY

28.1 Disclaimer. EXCEPT AS SET FORTH IN SECTION 28.2, IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY), SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS OR PUNITIVE, EXEMPLARY, SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES (“INDIRECT DAMAGES”) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

28.2 Exceptions. Notwithstanding anything to the contrary herein, Losses arising from the following shall not in any event be subject to the waivers or exclusions of Indirect Damages:

(a) Damages awarded with respect to any third-party claim which claim gives rise to the indemnifications set forth in the Agreement;

(b) Losses resulting from the gross negligence, fraud or willful misconduct of either Party, Servicer Agents, Servicer Personnel, Navient Agents or Navient Personnel;

(c) breach by (i) Servicer, Servicer Agents or Servicer Personnel of its or their compliance with Laws (including all Servicer Laws) obligations under the Agreement or (ii) Navient or Navient Personnel of its or their compliance with Law obligations under the Agreement;

(d) breach of the confidentiality or data protection obligations under the Agreement or the unauthorized disclosure or misappropriation by (i) Servicer, Servicer Agents or Servicer Personnel of any Navient Confidential Information or (ii) Navient, Navient Agents or Navient Personnel of any Servicer Confidential Information;

(e) Servicer’s willful and wrongful termination of the Agreement or willful refusal to provide Termination Services;

(f) Bodily injury, including death;

(g) Damage to real and tangible personal property;

(h) Servicer errors that result in (i) loss of guarantee and (ii) interest lost due to Servicer error; and.

(i) Breach of Section 3.17 by Servicer, Servicer Agents or Servicer Personnel.

28.3 Additional Exceptions. In addition, the following shall not be subject to any exclusion or cap (including the liability exclusions set forth in Section 28.1): Service Level Credits, and costs associated with the re-performance of any Services by Servicer.

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28.4 Security Incidents. Notwithstanding any other provision of the Agreement, Servicer shall reimburse Navient on demand for the following reasonable and customary out of pocket costs and expenses incurred by Navient or a Navient Entity to the extent attributable to any violation of Servicer’s duties hereunder with respect to safekeeping of Navient Data or Personal Information (“Reasonable and Customary Costs”): (a) preparation and mailing or other transmission of legally required notifications; (b) preparation and mailing or other transmission of communications to customers, agents or others required by Law or required or recommended by a Governmental Authority or agreed to by the Parties as a reasonable mechanism for mitigating the breach; (c) establishment of a call center or other communications procedures in response to such violation (e.g., customer service FAQs, talking points and training) not to exceed 60 days or such longer time required by Law or required or recommended by a Governmental Authority or agreed to by the Parties as a reasonable mechanism for mitigating the breach; (d) public relations and other similar crisis management services, (e) reasonable legal and accounting fees and expenses associated with Navient’s investigation of and response to such event; (f) costs for commercially reasonable credit reporting services not to exceed 24 months or such longer time required by Law or required or recommended by a Governmental Authority or agreed to by the Parties as a reasonable mechanism for mitigating the breach; and (g) all claims for government fines, penalties and interest imposed by a Governmental Authority.

28.5 Certain Damages Deemed Direct Damages. For the purposes of determining Servicer’s liability under the Agreement, the following shall be considered direct damages and shall not be considered Indirect Damages:

(a) costs of restoring, reloading, recreating data and any of Navient’s or a Navient Entity’s information lost or damaged (including journals and logs) as required by the Navient Entities to the extent consistent with the provisions of the Agreement;

(b) costs of rerunning or remediating reports or processes or correcting errors as a result of an error or problem relating to the Services or caused by Servicer or Servicer Agents;

(c) costs of implementing a workaround in respect of a failure to provide the Services;

(d) costs of replacing lost or damaged Equipment, Software and other similar materials;

(e) costs and expenses incurred to correct errors in Software maintenance and enhancements provided as part of the Services;

(f) cost of cover, including costs and expenses incurred to procure the Services from an alternate source; and

(g) incremental compensation incurred by the Navient Entities for full-time and temporary personnel, and any required travel expenses, telecommunication charges, and similar charges, reasonably incurred by the Navient Entities in mitigating the effects of the failure of Servicer to provide the Services (including during the Termination Assistance Period(s)) or incurred in connection with (a) through (f) of this Section 28.5.

28.6 Losses of Navient Entities and Agents. Losses suffered by the Navient Entities or any Navient Agent shall be deemed Losses suffered by Navient and, to the extent such Losses are direct damages, shall be treated as direct damages for the purposes of determining Servicer’s liability and other rights and obligations hereunder.

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28.7 Duty to Mitigate. Each Party (and its respective Affiliates) shall have a duty to mitigate Losses for which the other Party is responsible.

29. FORCE MAJEURE

29.1 Force Majeure.

(a) If and to the extent that a Party’s (an “Affected Party”) performance of any of its obligations pursuant to the Agreement is prevented, hindered or delayed by flood, earthquake, epidemics, quarantines, elements of nature, acts of God or any other similar cause beyond the reasonable control of the Affected Party (excluding, for the avoidance of doubt, labor disputes or strikes) (each, a “Force Majeure Event”), and such nonperformance, hindrance or delay could not have been prevented by reasonable precautions, then the Affected Party shall be excused for such hindrance, delay or nonperformance, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and the Affected Party continues to use commercially reasonable efforts to recommence performance whenever and to whatever extent reasonably possible without delay, including through the use of alternate sources, workaround plans or other means; provided, however, that the use of such alternate sources, workaround plans or other means shall cease upon the cessation of the Force Majeure Event. For so long as a Force Majeure Event continues, the non-Affected Party shall, upon the Affected Party’s reasonable request, cooperate with the Affected Party. The Affected Party shall immediately notify the other Party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event. The occurrence of a Force Majeure Event does not excuse, limit or otherwise affect Servicer’s obligation to implement the Business Continuity Plans and restore the Services in accordance therewith.

(b) If, and for so long as, any Force Majeure Event prevents, hinders or delays performance or receipt of any Services for the periods set forth in Exhibit J, Navient, at its option, may take such other action as is reasonably necessary to restore such Services, including engaging a third-party service provider. If the Force Majeure Event prevents Servicer from implementing any of the Business Continuity Plans or if the Force Majeure Event continues for more than 30 days and the implementation of the Business Continuity Plans results in the provision by Servicer of Services not substantially in conformance with the requirements of the Agreement (as if the Force Majeure Event provisions did not apply), Navient may terminate the applicable Servicing Agreement or the Agreement without payment of any termination fees, wind-down costs or any other charges or expenses (including any “System Deconversion” Fees specified in Exhibit C).

29.2 No Payment for Unperformed Services. If Servicer fails to provide the Services due to a Force Majeure Event, the Fees (or other charges) under the Agreement shall be adjusted in a manner such that Navient is not responsible for the payment of Fees (or other charges) for Services that Servicer fails to provide.

29.3 Allocation of Resources. Whenever a Force Majeure Event or other business interruption causes Servicer to allocate limited resources between or among Servicer’s customers, Servicer shall not provide to any other customers of Servicer priority over Navient.

30. DISPUTE RESOLUTION

30.1 Informal Dispute Resolution Process.

(a) Navient and Servicer will use the processes set forth in this Section 30.1 to attempt to resolve any controversy or claim between them that arises out of the Agreement or any Servicing Agreement or that relates to the Services or the subject matter of the Agreement or any Servicing Agreement, regardless of whether the controversy or claim is in contract, tort (including negligence), or otherwise (“Dispute”).

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(b) Navient and Servicer will each assign an employee to act as the manager of its relationship with the other (respectively, “Navient Representative”and “Servicer Representative”).At the written request of either Servicer or Navient, the Servicer Representative and the Navient Representative will meet and use good faith, reasonable efforts to resolve the Dispute without escalation (“Level One Resolution Process”).If the Level One Resolution Process does not resolve the Dispute, either Party may initiate the process set forth in Section 30.1(c).

(c) At the request of either the Servicer Representative or the Navient Representative, the Servicer Business Lead (or its equivalent successor position) and the Navient Business Lead (or its equivalent successor position) will meet and use good faith, reasonable efforts to resolve the Dispute (“Level Two Resolution Process”).These representatives will meet as often as the Parties reasonably deem necessary to resolve the Dispute without formal proceedings.

(d) Despite anything to the contrary in this Section 30.1, neither Party will be required to use this informal dispute resolution process: (i) before seeking equitable relief under the Agreement; (ii) if using the process would, in the Party’s judgment reasonably exercised, result in (A) the expiration of any applicable limitations period, or (B) the loss or impairment of the Party’s position or priority with respect to other creditors; or (iii) for a period of more than 30 days from the date on which the Party provides a written request to the other Party pursuant to Section 30.1(b).

30.2 Confidentiality of Settlement Materials. Any written or oral statements, summaries, position papers or offers of settlement made in the course of the dispute resolution process shall (a) be governed by the applicable Law(s) relating to compromise and offers to compromise, and (b) not constitute an admission or waiver of rights by either Party. Each Party shall promptly return to the other Party, upon request, any written statements, summaries, position papers or offers of settlement, including all copies thereof.

30.3 Other Remedies. The initiation of the dispute resolution process as described above shall not prevent any Party from exercising any of its other rights or remedies hereunder including the right to terminate the Agreement. Further, the foregoing provisions shall not prevent a Party from seeking immediate relief or, at any time, institute formal proceedings in the event of Disputes involving the compliance, confidentiality or data protection provisions of the Agreement or infringement of Intellectual Property Rights, in which case either Party shall be free to seek available remedies in a court of competent jurisdiction rather than pursuant to the dispute resolution process described herein, or in tandem with such dispute resolution process. A Party may also pursue redress or relief in a court of law prior to the commencement or completion of the dispute resolution process described herein if (a) such Party commenced the dispute resolution process as soon as reasonably practicable; (b) such Party pursues the dispute resolution process described herein in tandem with its pursuit of redress or relief in a court of law; and (c) waiting for up to 60 days for the conclusion of the dispute resolution process before pursuing redress or relief in a court of law relief would or could jeopardize that Party’s legal position or options in such action (e.g., statute of limitations, in order to preserve a superior position with respect to other creditors).

30.4 Continuity of Services. Servicer acknowledges that the timely and complete performance of its obligations pursuant to the Agreement is critical to the business and operations of Navient. Accordingly, in the event of a Dispute between Navient and Servicer, Servicer shall continue to so perform its obligations in accordance with the Agreement in good faith during the resolution of such Dispute unless and until the Agreement is terminated in accordance with the provisions hereof (or after the expiration of any Termination Assistance Period if later).

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30.5 Limited Waiver of Sovereign Immunity. To the extent that Servicer may in any jurisdiction claim for itself or its Affiliates immunity from suit or liability (whether before judgment or otherwise) or immunity from any other form of legal process, in each case arising out of or in connection with the Agreement, Servicer hereby irrevocably and unconditionally waives all such immunity to the fullest extent permitted by any applicable Laws and covenants that it shall not in litigating any claims by Navient, a Navient Entity or a Navient Indemnified Party arising out of or in connection with the Agreement assert sovereign immunity as a defense either to jurisdiction or to any enforcement measures that are available in any such jurisdiction, including enforcement measures that are available for a judgment rendered in a legal proceeding conducted in another jurisdiction. For avoidance of doubt, these provisions shall not prevent Servicer from asserting immunity as a defense in any litigation against parties other than Navient, a Navient Entity or a Navient Indemnified Party, including any borrowers on a Loan.

31. INSURANCE AND RISK OF LOSS

Servicer shall provide, as of the Effective Date, and annually thereafter at Navient’s request, evidence of insurance coverage as set forth in Exhibit P.

32. LIFE OF LOAN SERVICING TERMS

32.1 Servicing Agreement Term. Except as provided in Section 32.2, with respect to specific Loans, the term of each Servicing Agreement commences as of the Effective Date (as defined in the applicable Servicing Agreement), and shall continue in full force and effect for so long as any of the Loans remain outstanding, unless sooner terminated in accordance with its terms.

32.2 Termination as to Specific Loans. Each Servicing Agreement shall terminate as to a specific Loan upon (a) write-off of such Loan pursuant to Navient’s policies and procedures, (b) the payment in full of all principal and interest by or on behalf of the applicable borrower, or, in the case of a FFELP Loan, the Secretary or the applicable Guarantor, or (c) the sale, transfer or assignment of such Loan by Navient or the Affiliate of Navient or a special purpose securitization or financing vehicle sponsored by Navient that owns such Loan (an “Affiliated Owner”) on a servicing-released basis, in which such Loan is not sold or transferred to Navient or an Affiliated Owner and not serviced under such Servicing Agreement, or (d) the sale, transfer or assignment of such Loan by Navient or an Affiliated Owner on a servicing-retained basis to a Person that is not Navient or an Affiliated Owner, in which case such Loan will be serviced by Servicer under another Servicing Agreement having substantially the same terms. Each sale pursuant to clause (c) or (d) of this Section 32.2 shall be subject to Section 32.7 and Section 6.3. Whether or not any Servicing Agreement is terminated with respect to specific Loans pursuant to any of clause (a), (b), (c) or (d) of this Section 32.2, it shall remain in full force and effect with respect to all other Loans.

32.3 Procedures for Deconversion of Loans. Within thirty days after delivery of a proper notice of termination of any Servicing Agreement for the reasons described in Section 32.6 or as a result of a Servicing Agreement Default or a Force Majeure Event occurring with respect to Servicer, a schedule and procedure for the orderly deconversion of Loans will be agreed to by Servicer and Navient. The Parties will cooperate with each other to resolve problems that arise during or as a result of the deconversion process. In all cases of deconversions of Loans (except deconversions pursuant to a Servicing Agreement Default, deconversions in connection with a loan sale (which are separately addressed in Section 32.7) and deconversions as a result of a Force Majeure Event occurring with respect to Servicer pursuant to Section 29.1(b)), Navient will pay the Fees for “System Deconversion” specified in Exhibit C.

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32.4 Notice of Sale, Assignment or Transfer. Navient shall provide Servicer not less than five Business Days prior written notice of any sale, assignment or transfer of a Loan to an Affiliated Owner, and in each case including any subsequent transfers.

32.5 Material Breach. In the event of a Material Breach (as hereinafter defined), Servicer shall cure the breach or purchase (or arrange for its designee to purchase) the affected Loan(s) as soon as practicable but not later than 60 days following the date of discovery of such Material Breach. The purchase price hereunder will be the sum of the unpaid principal amount of such Loan plus unpaid interest with respect to such Loan, accrued through the date such Loan is purchased by Servicer from Navient (to the extent not already included in the purchase price). For purposes of this Article 32, a “Material Breach” is a servicing breach that has a material adverse effect on the interest of the applicable Loan owner. In consideration of the purchase of any such Loan pursuant to this Section 32.5, if such Loan is the subject of a securitization or financing, Servicer shall remit the purchase price in the manner and at the time specified in applicable securitization or financing documents.

32.6 Servicer Default. If any one of the following events (a “Servicing Agreement Default”) shall occur and be continuing:

(a) an Insolvency Event with respect to Servicer; or

(b) material default in the performance of any material covenant, agreement or condition on the part of Servicer in such Servicing Agreement, and such material default shall not have been cured or remedied within the period of time provided for in such Servicing Agreement (which for a monetary breach, shall be a period of two Business Days; and for a non-monetary breach shall be a reasonable period of time, which shall mean not more than 60 days or such shorter period as set forth in the applicable Servicing Agreement;

then, and in each and every case, so long as the Servicing Agreement Default shall not have been remedied, Navient may terminate such Servicing Agreement upon 30 days’ written notice to Servicer (or in the case of an Insolvency Event immediately upon written notice) and may initiate the transfer process pursuant to the applicable termination and transfer provisions of the Servicing Agreement.

32.7 Reimbursement for Costs following Servicing Sale by Navient. In the event Navient or any Affiliated Owner sells any of the Loans subject to a Servicing Agreement:

(a) if Navient sells the Loans on a servicing-retained basis to an entity that is not an Affiliated Owner and remains Master Servicer for such Loans, then either Navient or the buyer of the Loans will pay Servicer the “Loan Sale” Fee specified on Exhibit C;

(b) if Navient sells the Loans on a servicing-released basis and the new Master Servicer and Servicer mutually agree to engage Servicer as sub-servicer on substantially similar terms as the Servicing Agreement, then (i) either Navient or the buyer of the Loans will pay Servicer the “Loan Sale” Fee specified on Exhibit C and (ii) either Navient or the buyer of the Loans will pay Servicer Pass-Through Expenses for rebranding and profile updates;

(c) if Navient sells the Loans on a servicing-released basis and the new “Master Servicer” either does not agree to retain Servicer as sub-servicer or does not offer to engage Servicer as sub-servicer on substantially similar terms and conditions as the Servicing Agreements, then (i) either Navient or the buyer of the Loans will pay Servicer’s Fees for “System Deconversion” specified on the Exhibit C, and (ii) Navient will pay Servicer a prorated portion of the unamortized Startup Costs, pursuant to Section 7.2 of Exhibit C; and

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(d) if Navient sells the Loans on a servicing-released basis and Servicer elects not to remain as sub-servicer for a new “Master Servicer” after being offered substantially similar terms and conditions as the Servicing Agreements, then either Navient or the buyer will pay Servicer’s Pass-Through Expenses related to deconversion of the Loans.

For the avoidance of doubt, except as specified above in Sections 32.7(a) through (d), Servicer will not be entitled to any other fees or expenses in connection with a sale of Loans subject to the Servicing Agreements.

33. MISCELLANEOUS

33.1 Cooperation

.The Parties acknowledge that the success of their efforts under the Agreement depends on their cooperation. Accordingly, each of the Parties shall use good faith efforts and confer in good faith in an attempt to agree upon any matter hereunder which requires such agreement, and to implement the Loan servicing contemplated by the Agreement as soon as possible.

33.2 Relationship of the Parties

. Servicer shall act as an agent for Navient only for the purposes of performing the duties and obligations as set forth in the applicable Servicing Agreement. For all other purposes, the relationship between the Parties is solely that of independent contractors, and nothing in the Agreement is to be construed to constitute the Parties as employer/employee, franchiser/franchisee, agent/principal, partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking. Employees of one Party are not entitled to benefits of any nature whatsoever provided by the other Party to its employees. Except as otherwise expressly provided in the Agreement, neither Servicer nor Navient has any right, power or authority to act or create any obligation, express or implied, on behalf of the other.

33.3 Notices

. Except as otherwise provided in the Agreement, any notice under the Agreement must be in writing and may be sent by registered, certified or overnight mail or electronic mail. Any notice to be given or document to be delivered to a Party pursuant to the Agreement shall be deemed effective when received in person or at the following addresses, or such other address as a Party may subsequently designate in writing:

If to Navient:

Navient Solutions, LLC
13865 Sunrise Valley Drive
Herndon, Virginia 20171
Attention: Troy Standish
Email: troy.standish@navient.com

With a copy to:

Navient Solutions, LLC
13865 Sunrise Valley Drive
Herndon, Virginia 20171
Attention: Legal Department
Email: legal@navient.com

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If to Servicer:

Higher Education Loan Authority of the State of Missouri
633 Spirit Drive
Chesterfield, MO 63005
Attention: Ginny Burns, Director of FFELP, Private and Specialty Servicing
E-mail: Ginny.Burns@MOHELA.com

With a copy to:

Higher Education Loan Authority of the State of Missouri
633 Spirit Drive
Chesterfield, MO 63005
Attention: Scott Lause, General Counsel
E-mail: legal@mohela.com

Any notice shall be deemed received on the actual date of delivery of the notice to the address of the Party as evidenced by the registered or certified mail return or electronic mail received receipt or indication.

33.4 Assignment.

(a) By Servicer.

(i) Without the prior written consent of Navient, Servicer shall not have the right to transfer or assign the Agreement in whole or in part.

(ii) Notwithstanding Section 33.4(a)(i), Servicer may assign the Agreement in whole or in part to a wholly-owned subsidiary of Servicer or have Servicer’s obligations performed by a wholly-owned subsidiary of Servicer or a nonprofit corporation as to which Servicer is the controlling member (provided that Servicer itself does not undergo a Change in Control) that (A) has the same or better financial strength as Servicer, (B) assumes primary responsibility for the private student loan servicing business and operation of Servicer and has the capability to continue to provide the Services in the same manner and at the same quality and (C) has its corporate headquarters and the majority of its business operations in the United States. Nothing in the Agreement shall prevent Servicer from operating under a new business name, fictitious name, or DBA, provided that any change pursuant to the foregoing shall be at no cost to the Navient Entities.

(b) By Navient. Navient shall have the right in its sole discretion to transfer or assign its rights and obligations under the Agreement, in whole or in part, upon prompt notice to Servicer, to: (i) one or more Affiliates of Navient; (ii) a purchaser or acquirer of all or substantially all of the capital stock or other equity interests or assets of Navient or any assignee thereof; (iii) an entity with which Navient or any assignee thereof under the Agreement consolidates or merges; or (iv) otherwise pursuant to a Change in Control of Navient.

(c) Generally. Any transfer or assignment in contravention of this Section 33.4 shall be void and of no effect. The Agreement shall be enforceable by each Party and its successors and permitted assigns against the other Party and its successors and assigns.

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33.5 Choice of Law and Venue. The Agreement and any Disputes hereunder shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York. Each Party agrees that, unless otherwise agreed to by the Parties in writing, it (a) consents to submit to the exclusive jurisdiction of any state or federal court sitting in the city of New York, New York and county of New York, New York in any action or Dispute arising out of the Agreement, (b) agrees that all claims in respect of such action or Dispute may be heard and determined only in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees that such Party shall not bring any action relating to the Agreement in any other court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 33.3. Nothing in this Section 33.5, however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by Law.

33.6 Trial By Jury. NAVIENT AND SERVICER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THE AGREEMENT, ANY RELATED DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THE AGREEMENT, AND AGREE THAT ANY SUCH ACTION, SUIT, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR NAVIENT AND SERVICER ENTERING INTO THE AGREEMENT.

33.7 Waiver of Compliance or Enforcement. The failure of either Party hereto to insist upon or enforce strict performance by the other Party of any provision of the Agreement or to exercise any right under the Agreement shall not be construed as a waiver or relinquishment to any extent of such Party’s right to assert or rely upon any such provision or right in that or any other instance; rather the same shall be and remain in full force and effect.

33.8 Further Assurances. The Parties agree that each shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such amendments and supplements hereto and such further instruments as may be reasonably required or appropriate to further express the intention of the Parties, or to facilitate the performance of the Agreement.

33.9 Counterparts. The Agreement may be executed in any number of counterparts. Each counterpart so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. The Agreement may be executed by facsimile signature.

33.10 No Waivers. The waiver of any breach of the Agreement shall not be construed to be a waiver of any other or subsequent breach.

33.11 Binding Effect. The Agreement shall inure to the benefit of and be binding upon the Parties hereto and, except as otherwise limited herein, their respective successors and assigns.

33.12 Benefit of Parties Only; No Third Party Beneficiaries. The Agreement is made for the sole benefit of the Parties hereto and of their permitted successors and assigns, except as required by Law. Nothing herein shall create, or be deemed to create, a relationship between the Parties hereto, or either of them and any third person in the nature of a third party beneficiary, equitable lien or fiduciary relationship.

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33.13 Limitation on Liability of Directors, Members, Officers, Employees and Agents of Parties

33.14. No director, member, officer, employee or agent of a Party shall be individually liable for any obligation of any sort hereunder or for the taking of any action or omission to act under the Agreement. The Agreement is a corporate obligation and any liability arising hereunder shall be a corporate liability.

33.14 Severability. Any term or provision of the Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity and enforceability of the offending term or provision in any other situation or any in any other jurisdiction.

33.15 UCITA Not Applicable; Exclusion of UN Convention. To the maximum extent permitted under Law, the Agreement shall not be subject to the Uniform Computer Information Transactions Act (prepared by the National Conference of Commissioners on Uniform State Laws) as currently enacted or as may be codified or amended from time to time by any jurisdiction. The application of the United Nations Convention on Contracts for the International Sale of Goods is excluded.

33.16 Remedies Cumulative. Unless otherwise expressly stated herein, no right or remedy in the Agreement conferred upon or reserved to a Party to the Agreement is intended to be exclusive of any other right or remedy. Remedies provided for in the Agreement shall be cumulative and in addition to, and not in lieu of, any other remedies available to either Party at Law, in equity or otherwise.

33.17 Amendment and Modification of Agreement. No change, amendment or modification of any provision of the Agreement or waiver of any of its terms shall be valid unless set forth in writing and signed by both Parties.

33.18 Survival. The following provisions of the Master Provisions and the following Exhibits shall survive any expiration or termination of the Agreement for any reason: Sections 1.1, 1.2, 1.3, 1.5, 1.6, 1.7, 3.2, 3.10, 3.17, 4.12, 11.6, 11.7, 11.8, 13.4, 16.4, 16.5, 18.4, 19.4 and 25.7; Articles 8, 10, 20, 21, 22, 23, 24, 26, 27, 28, 30, 31, 32 and 33; and Exhibits A, F, L, M and P together with such other provisions and Exhibits that by their nature survive.

33.19 Entire Agreement. The Agreement, including all Exhibits hereto and all Project Schedules, constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. The Agreement supersedes any prior agreements or understandings between the Parties or any prior representations or statements made on behalf of any Party or their respective Affiliates, in each case whether written or oral, with respect to the subject matter hereof, and the Parties specifically disclaim reliance on any such prior agreements, understandings, representations or statements to the extent not embodied in the Agreement.

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IN WITNESS WHEREOF, each of Navient and Servicer has caused the Agreement to be executed by its duly authorized representative as set forth below.

NAVIENT SOLUTIONS, LLC		HIGHER EDUCATION LOAN AUTHORITY OF THE STATE OF MISSOURI

By:	/s/ Joe Fisher	By:	/s/ Scott Giles

Name:	Joe Fisher	Name:	Scott Giles

Title:	EVP, Chief Financial Officer & Principal Accounting Officer	Title:	Executive Director/CEO

Date:	05-06-2024	Date:	May 7, 2024

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[*]: THE IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT C

FEE SCHEDULE

under

MASTER TERMS AGREEMENT

by and between

NAVIENT SOLUTIONS, LLC

and

HIGHER EDUCATION LOAN AUTHORITY OF THE STATE OF MISSOURI

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FEE SCHEDULE

[*]

Fee Schedule.

The Fees are set forth in the schedule below (the “Fee Schedule”).

Fee Schedule
Servicing Fee Schedule	Per	Fee
One Time Setup Fees
Client Onboarding
Moving of Collateral for Storage of Physical Documents	[*]
Migration/ Integration of Systems, Telecom, Infrastructure, Licensing
Earnest Customer Portal (if needed)
Conversion Staff
Dedicated Project Manager for Servicing Implementation
Servicing Fees
New Loan Onboarding (new loans, after conversion)	Borrower/ Monthly	[*]
Welcome Packet
In-School/ Grace Status Servicing	Borrower/ Monthly	[*]
Activities prescribed in RFP requirements
Repayment (At EOM - less than 10 days delinquent for Private and less than 30 days delinquent for FFELP)	Borrower/ Monthly	[*]
Activities prescribed in RFP requirements
Repayment (10 or more days delinquent, at EOM) Private Repayment (30 or more days delinquent, at EOM) FFELP	Borrower/Monthly	[*]
Activities prescribed in RFP requirements
Hardship Program Administrations (ERP, RRP, SRP - Interest rate adjustments, term extension, approval and denial letters)	Borrower/ Monthly	[*]
Manual Claim Processing, including Default, Disability, Death and Bankruptcy	Borrower
Cure Fee for Prior Servicer Errors	Borrower/ Monthly	[*]
Quality Assurance Review and Reporting	Agent/ Monthly	[*]
Stamped PIF Agreement - State Law Notification	Loan	[*]
Accounting Services (including Special Allowance Reporting)	Quarterly	[*]
Annual Servicing Fees
1098/1099 Statements	Borrower/Yearly	[*]
Miscellaneous Servicing Fees
System Deconversion, if applicable	Borrower/ Occurrence	[*]
Reconversion to System, if applicable	Borrower/ Occurrence	[*]
Lender Servicing Review, due diligence, or site visit	Day/After 5-day occurrence in a 12-month term	[*]
Loan Sale (between owner/lender in region)	Loan	[*]
Privacy Policy (Distributed to Borrower and Cosigner)	Per Borrower or Cosigner / Occurrence	[*]
Rate Card
Chargeable Audit Support	Hourly	[*]
Technology Support (for New Services or technology changes agreed through the Change Control Procedures or in a Project Schedule)	Hourly	[*]

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